Exhibit 99.4

Solicitation Version

IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
EV Energy Partners, L.P., et al.,[1]	)	Case No. 18-_____ (___)
)
Debtors.	)	(Joint Administration Pending)
)

DIsclosure statement for the
Joint PREPACKAGED chapter 11 Plan of reorganization of
ev energy partners, l.p. and its debtor affiliates

Joshua A. Sussberg (pro hac vice admission pending)	Laura Davis Jones (Del. Bar 2436)
Jeremy David Evans (pro hac vice admission pending)	PACHULSKI STANG ZIEHL & JONES LLP
KIRKLAND & ELLIS LLP	919 North Market Street, 17th Floor
KIRKLAND & ELLIS INTERNATIONAL LLP	Wilmington, DE 19801
601 Lexington Avenue	Telephone: (302) 652-4100
New York, New York 10022	Facsimile: (302) 652-4400
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

-and-

James H.M. Sprayregen, P.C. (pro hac vice admission pending) Brad Weiland (pro hac vice admission pending) Travis M. Bayer (pro hac vice admission pending)
Kirkland & Ellis LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: EV Energy Partners, L.P. (5690); EV Properties, L.P. (5543); EV Properties GP, LLC (3943); Enervest Production Partners, Ltd. (8619); EVPP GP, LLC (8340); CGAS Properties, L.P. (7277); EVCG GP, LLC (7274); Enervest Monroe Marketing, Ltd. (7606); Enervest Monroe Gathering, Ltd. (7608); EV Energy GP, LP (5646); EV Management, LLC (5594); EV Energy Finance Corp. (3405); Belden & Blake, LLC (6642); and EnerVest Mesa, LLC (1725). The Debtors’ service address is: 1001 Fannin Suite 800, Houston, TX, 77002.

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126, 11 U.S.C. §§ 1125, 1126. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS INTEND TO SUBMIT THIS DISCLOSURE STATEMENT TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING COMMENCEMENT OF SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

important information regarding this disclosure statement

DISCLOSURE STATEMENT, DATED March 14, 2018

Solicitation of Votes on
the joint prepackaged Chapter 11 Plan of REORGANIZATION
FOR ev energy partners, l.p. AND ITS DEBTOR AFFILIATES PURSUANT TO
CHAPTER 11 OF THE BANKRUPTCY CODE From the Holders of Outstanding:

Voting Class	Name of Class Under the Plan
Class 3	rbl facility claims
Class 4	Senior notes claims

If you are in CLASS 3 or CLASS 4 You are receiving this document and the accompanying materials because you are entitled to vote on the plan

DELIVERY OF BALLOTS

Ballots must be actually received by the Solicitation Agent by the Voting
Deadline, which is 5:00 p.m. (prevailing eastern Time) on March 30, 2018, via THE
ENCLOSED PRE-PAID, PRE-ADDRESSED RETURN ENVELOPE

or

at the following addresses:

via first-class mail, overnight courier, or hand delivery to:

ev energy partners, l.p., et al.

c/o PRIME CLERK, LLC

sOLICITATION GROUP

830 third avenue, 3rd floor
NEW YORK, NEW YORK 10022

or

via e-mail to:

EVEPBALLOTS@PRIMECLERK.COM

please choose only one method to return your ballot

ii

BALLOTS RECEIVED VIA FACSIMILE WILL NOT BE COUNTED

If you have any questions on the procedure for voting on the Plan, please call the SOLICITATION AGENT at:

(347) 505-7138 OR (877) 755-4210 (toll free)

This disclosure statement (this “Disclosure Statement”) provides information regarding the Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”),2 which the Debtors are seeking to have confirmed by the Bankruptcy Court. A copy of the Plan is attached hereto as Exhibit A. The Debtors are providing the information in this Disclosure Statement to certain holders of Claims for purposes of soliciting votes to accept or reject the Plan.

Pursuant to the RSA, the Plan is currently supported by the Debtors, Consenting RBL Lenders holding approximately 94 percent of the amount of RBL Facility Claims, Senior Noteholders holding approximately 70 percent of the amount of Senior Notes Claims, and the EnerVest Parties.

The consummation and effectiveness of the Plan are subject to certain material conditions precedent described herein and set forth in Article IX of the Plan. There is no assurance that the Bankruptcy Court will confirm the Plan or, if the Bankruptcy Court does confirm the Plan, that the conditions necessary for the Plan to become effective will be satisfied or in the alternative waived.

The Debtors urge each holder of a Claim or Interest to consult with its own advisors with respect to any legal, financial, securities, tax, or business advice in reviewing this Disclosure Statement, the Plan, and each proposed transaction contemplated by the Plan.

The Debtors strongly encourage holders of Claims in Class 3 and Class 4, to read this Disclosure Statement (including the Risk Factors described in Article VIi hereof) and the Plan in their entirety before voting to accept or reject the Plan. Assuming the requisite acceptances to the Plan are obtained, the Debtors will seek the Bankruptcy Court’s approval of the Plan at the Confirmation Hearing.

RECOMMENDATION BY THE DEBTORs

Each Debtor’S board of directors, member, or manager, as applicable, has approved the transactions contemplated by the Plan AND DESCRIBED IN THIS DISCLOSURE STATEMENT, AND each DEBTOR BELIEVES THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF each of THE DEBTOr’s ESTATES, AND PROVIDE THE BEST RECOVERY TO CLAIM and Interest HOLDERS. AT THIS TIME, each DEBTOR BELIEVEs THAT THE PLAN AND RELATED TRANSACTIONS REPRESENT THE BEST ALTERNATIVE FOR ACCOMPLISHING THE DEBTORS’ overall RESTRUCTURING OBJECTIVES. each of the DEBTORS THEREFORE STRONGLY recommends that all holders of claims whose votes are being solicited submit Ballots to accept the Plan by returning their ballots so as to be actually received by the Solicitation Agent no later than March 30, 2018 at 5:00 p.m. (prevailing EASTERN Time) pursuant to the instructions set forth herein and on the ballots.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan.

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SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

The Bankruptcy Court has not reviewed this Disclosure Statement or the Plan, and the securities to be issued on or after the Effective Date will not have been the subject of a registration statement filed with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933 as amended (the “Securities Act”) or any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”). The Plan has not been approved or disapproved by the SEC or any state regulatory authority and neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of the information contained in this Disclosure Statement or the Plan. Any representation to the contrary is a criminal offense. The Debtors are relying on section 4(a)(2) and/or Regulation D of the Securities Act, and similar Blue Sky Laws provisions, to exempt from registration under the Securities Act and Blue Sky Laws the offer to certain holders of Senior Notes Claims in Class 4 that are “accredited investors” as defined in Rule 501 of the Securities Act (“Accredited Investors”), respectively, of new securities prior to the Petition Date, including in connection with the solicitation of votes to accept or reject the Plan (the “Solicitation”).

After the Petition Date, the Debtors will rely on section 1145(a) of the Bankruptcy Code to exempt from registration under the Securities Act and Blue Sky Laws the offer, issuance, and distribution of New Common Stock and New Warrants under the Plan, and the shares of New Common Stock issuable upon exercise of the New Warrants. Neither the Solicitation nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

Except to the extent publicly available, this Disclosure Statement, the Plan, and the information set forth herein and therein are confidential. This Disclosure Statement and the Plan contain material non-public information concerning the Debtors, their subsidiaries, and their respective debt and Securities. Each recipient hereby acknowledges that it (a) is aware that the federal securities laws of the United States prohibit any person who has material non-public information about a company, which is obtained from the company or its representatives, from purchasing or selling Securities of such company or from communicating the information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such Securities and (b) is familiar with the United States Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and the rules and regulations promulgated thereunder, and agrees that it will not use or communicate to any Person or Entity, under circumstances where it is reasonably likely that such Person or Entity is likely to use or cause any Person or Entity to use, any confidential information in contravention of the Securities Exchange Act or any of its rules and regulations, including Rule 10b-5.

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DISCLAIMER

This Disclosure Statement contains summaries of certain provisions of the Plan and certain other documents and financial information. The information included in this Disclosure Statement is provided solely for the purpose of soliciting acceptances of the Plan and should not be relied upon for any purpose other than to determine whether and how to vote on the Plan. All holders of Claims entitled to vote to accept or reject the Plan are advised and encouraged to read this Disclosure Statement and the Plan in their entirety before voting to accept or reject the Plan. The Debtors believe that these summaries are fair and accurate. The summaries of the financial information and the documents that are attached to, or incorporated by reference in, this Disclosure Statement are qualified in their entirety by reference to such information and documents. In the event of any inconsistency or discrepancy between a description in this Disclosure Statement, on the one hand, and the terms and provisions of the Plan or the financial information and documents incorporated in this Disclosure Statement by reference, on the other hand, the Plan or the financial information and documents, as applicable, shall govern for all purposes.

Except as otherwise provided in the Plan or in accordance with applicable law, the Debtors are under no duty to update or supplement this Disclosure Statement. The Bankruptcy Court’s approval of this Disclosure Statement does not constitute a guarantee of the accuracy or completeness of the information contained herein or the Bankruptcy Court’s endorsement of the merits of the Plan. The statements and financial information contained in this Disclosure Statement have been made as of the date hereof unless otherwise specified. Holders of Claims or Interests reviewing the Disclosure Statement should not assume at the time of such review that there have been no changes in the facts set forth in this Disclosure Statement since the date of this Disclosure Statement. No holder of a Claim or Interest should rely on any information, representations, or inducements that are not contained in or are inconsistent with the information contained in this Disclosure Statement, the documents attached to this Disclosure Statement, and the Plan. This Disclosure Statement does not constitute legal, business, financial, or tax advice. Any Person or Entity desiring any such advice should consult with their own advisors. Additionally, this Disclosure Statement has not been approved or disapproved by the Bankruptcy Court, the SEC, or any securities regulatory authority of any state under Blue Sky Laws. The Debtors are soliciting acceptances to the Plan prior to commencing any cases under chapter 11 of the Bankruptcy Code.

The financial information contained in or incorporated by reference into this Disclosure Statement has not been audited, except as specifically indicated otherwise.  The Debtors’ management, in consultation with the Debtors’ advisors, has prepared the financial projections attached hereto as Exhibit E and described in this Disclosure Statement (the “Financial Projections”).  The Financial Projections, while presented with numerical specificity, necessarily were based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of the Debtors’ management.  Important factors that may affect actual results and cause the management forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to the Debtors’ businesses (including their ability to achieve strategic goals, objectives, and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors.  The Debtors caution that no representations can be made as to the accuracy of these projections or to their ultimate performance compared to the information contained in the forecasts or that the forecasted results will be achieved.  Therefore, the Financial Projections may not be relied upon as a guarantee or other assurance that the actual results will occur.

Regarding contested matters, adversary proceedings, and other pending, threatened, or potential litigation or other actions, this Disclosure Statement does not constitute, and may not be construed as, an admission of fact, liability, stipulation, or waiver by the Debtors or any other party, but rather as a statement made in the context of settlement negotiations in accordance with Rule 408 of the Federal Rules of Evidence and any analogous state or foreign laws or rules. As such, this Disclosure Statement shall not be admissible in any non-bankruptcy proceeding involving the Debtors or any other party in interest, nor shall it be construed to be conclusive advice on the tax, securities, financial or other effects of the Plan to holders of Claims against or Interests in, the Debtors or any other party in interest. Please refer to Article VII of this Disclosure Statement, entitled “Risk Factors” for a discussion of certain risk factors that holders of Claims voting on the Plan should consider.

Except as otherwise expressly set forth herein, all information, representations, or statements contained herein have been provided by the Debtors. No person is authorized by the Debtors in connection with this Disclosure Statement, the Plan, or the Solicitation to give any information or to make any representation or statement regarding this Disclosure Statement, the Plan, or the Solicitation, in each case, other than as contained in this Disclosure Statement and the exhibits attached hereto or as otherwise incorporated herein by reference or referred to herein. If any such information, representation, or statement is given or made, it may not be relied upon as having been authorized by the Debtors.

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This Disclosure Statement contains certain forward-looking statements, all of which are based on various estimates and assumptions. Such forward-looking statements are subject to inherent uncertainties and to a wide variety of significant business, economic, and competitive risks, including, but not limited to, those summarized herein. When used in this Disclosure Statement, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” and “expect” and similar expressions generally identify forward-looking statements. Although the Debtors believe that their plans, intentions, and expectations reflected in the forward-looking statements are reasonable, they cannot be sure that they will be achieved. These statements are only predictions and are not guarantees of future performance or results. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. All forward-looking statements attributable to the Debtors or Persons or Entities acting on their behalf are expressly qualified in their entirety by the cautionary statements set forth in this Disclosure Statement. Forward-looking statements speak only as of the date on which they are made. Except as required by law, the Debtors expressly disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

[Remainder of Page Intentionally Left Blank]

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TABLE OF CONTENTS

I. INTRODUCTION		1

II. the plan		2
A.	Treatment of Claims and Interests	2
B.	New Capital Structure	2
C.	Unclassified Claims	4
D.	Classified Claims and Interests	5
E.	Liquidation Analysis	11
F.	Valuation Analysis	11
G.	Financial Information and Projections	11

III. SOlICITATION AND VOTING PROCEDURES		12
A.	Classes Entitled to Vote on the Plan	12
B.	Votes Required for Acceptance by a Class	12
C.	Certain Factors to Be Considered Prior to Voting	12
D.	Classes Not Entitled To Vote on the Plan	13
E.	Solicitation Procedures	13
F.	Voting Procedures	14

IV. THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW		15
A.	The Debtors’ Corporate History	15
B.	The Debtors’ Assets and Operations	15
C.	Shared Services and JOAs	17
D.	Hedging and Trading Activities	18
E.	Prepetition Capital Structure	19

V. eVENTS LEADING TO THE CHAPTER 11 CASES		19
A.	Market Downturn	20
B.	Response to Market Conditions	20
C.	Organizational Changes	22
D.	The RSA	22

VI. other key aspects of the plan		22
A.	Provisions for Implementation of the Plan	22
B.	Treatment of Executory Contracts and Unexpired Leases	25
C.	Provisions Governing Distributions	27
D.	Procedures for Resolving Disputed Claims and Interests	29
E.	Release, Injunction, and Related Provisions	31
F.	Modification, Revocation, or Withdrawal of the Plan	35
G.	Reservation of Rights	35
H.	Plan Supplement Exhibits	35
I.	Conditions Precedent to the Effective Date	35
J.	Waiver of Conditions Precedent	36
K.	Effect of Non-Occurrence of Conditions to Consummation	36

VII. RISK FACTORS		37
A.	General	37
B.	Risks Relating to the Plan and Other Bankruptcy Law Considerations	37
C.	Risks Relating to the Restructuring Transactions	42
D.	Risks Relating to the New Common Stock and New Warrants	45
E.	Risks Relating to the Debtors’ Business	46
F.	Certain Tax Implications of the Chapter 11 Cases	49
G.	Disclosure Statement Disclaimer	49

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VIII. CONFIRMATION PROCEDURES		52
A.	The Confirmation Hearing	52
B.	Confirmation Standards	52
C.	Best Interests Test / Liquidation Analysis	53
D.	Feasibility	54
E.	Confirmation Without Acceptance by All Impaired Classes	54
F.	Alternatives to Confirmation and Consummation of the Plan	55

IX. IMPORTANT securities law disclosure		55
A.	New Common Stock and New Warrants	55
B.	Issuance and Resale of New Common Stock and New Warrants	55
C.	Resales of New Common Stock and New Warrants; Definition of Underwriter	55
D.	New Common Stock & Management Incentive Plan	57

X. Certain U.S. Federal Income Tax Consequences		57
A.	Introduction	57
B.	Certain U.S. Federal Income Tax Consequences to the Debtors and EVEP Limited Partners	58
C.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Certain Claims	61

XI. CONCLUSION AND RECOMMENDATION		67

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EXHIBITS

Exhibit A	Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and Its Debtor Affiliates

Exhibit B	RSA

Exhibit C	Liquidation Analysis

Exhibit D	Valuation Analysis

Exhibit E	Financial Projections

Exhibit F	New Warrant Term Sheet

Exhibit G	Governance Term Sheet

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I.	INTRODUCTION

The Debtors were founded in 2006 as an upstream master limited partnership with the goal of acquiring proven, lower-risk oil and gas properties in the United States in order to leverage their operating and development expertise. Over the years, the Debtors have grown their assets through aggressively searching for, evaluating, acquiring and developing lower-risk onshore oil and gas properties with relatively long reserve lives and low production decline rates. A more comprehensive discussion of the Debtors’ businesses is set forth in Article IV hereof.

The Debtors have outstanding funded debt obligations in the aggregate principal amount of approximately $612,348,000, consisting of the following:

•	approximately $269,000,000 under the RBL Facility, and

•	approximately $343,348,000 of principal owed on account of the Senior Notes.

In the months and years leading up to their decision to seek relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Debtors faced a number of economic hurdles. The difficulties faced by the Debtors are consistent with those impacting the oil and gas industry more broadly. Beginning in late 2014, the prices for oil, natural gas, and natural gas liquids (“NGLs”) sharply declined and have remained low relative to price levels prior to mid-2014.

The Debtors’ proposed restructuring, as contemplated by the RSA, enjoys the overwhelming support of the Senior Noteholders (holding approximately 94 percent in amount of Senior Notes Claims) and the Consenting RBL Lenders (holding approximately 70 percent in amount of RBL Facility Claims.

Given the overwhelming support for the Debtors’ restructuring by the RSA Parties, the Debtors elected to pursue a prepackaged restructuring in the weeks leading up to the solicitation period because the Debtors believe a prepackaged plan will maximize value by minimizing both the costs of restructuring and the impact on the Debtors’ businesses. Among other things, the Debtors intend to file motions to avoid the need to file schedules of assets and liabilities or statements of financial affairs, which will provide them with significant cost savings. In addition, the restructuring contemplated by the Plan in a “prepackaged” manner, will obviate the need for an unsecured creditors’ committee and the expenses associated therewith that would otherwise be paid by the Debtors’ estates. Thus, the Debtors believe that the Plan represents the most efficient route to effectuate their restructuring and will place the Debtors, their trade partners and other stakeholders in an optimal position going forward.

If confirmed and consummated, the Plan will: (a) significantly deleverage the Debtors’ balance sheet; (b) distribute New Common Stock and New Warrants to the holders of Senior Notes Claims and Existing EVEP Equity Interests, as applicable; (c) allow holders of General Unsecured Claims to remain Unimpaired; and (d) maximize recoveries for all key stakeholders.

The formulation of the RSA and Plan contemplated thereunder is a significant achievement for the Debtors in the face of their leverage and liquidity issues and current and projected oil, natural gas and NGL prices. Each of the Debtors strongly believes that the Plan is in the best interests of each of their estates and represents the best available alternative for all of their stakeholders. Given the Debtors’ asset base and experienced management and operating team and strategic business plan going-forward, the Debtors believe that they can implement the Plan’s balance sheet restructuring to ensure the Debtors’ long-term viability. Through this prepackaged chapter 11 plan of reorganization the Debtors intend to emerge from chapter 11 on an expedited timeline within approximately 75 days following the Petition Date on a schedule to be established by the Bankruptcy Court.3

[3]	The core terms of the RSA will be implemented through the Plan (described more fully in Article II of this Disclosure Statement, entitled “The Plan”).

1

II.	the plan

A.	Treatment of Claims and Interests

The Plan provides for the treatment of Claims against and Interests in the Debtors through, among other things: (1) the issuance of New Common Stock and the New Warrants; (2) the Unimpaired treatment of certain Claims and Interests; and (3) conversion of certain Claims into loans under the Exit Facilities. As more fully described herein and in the Plan:

•	holders of Allowed RBL Facility Claims that vote to accept the Plan shall receive (i) new revolving loans under the Amended RBL Credit Facility in an amount equal to the principal amount of the Allowed RBL Facility Claim held by such holder as of the Effective Date, (ii) Cash in an amount equal to the accrued and unpaid interest and letter of credit fees payable to such holder under the RBL Credit Agreement as of the Effective Date, and (iii) unfunded commitments and letter of credit participation under the Amended RBL Credit Facility equal to the unfunded commitments and letter of credit participation of such holder as of the Effective Date;

•	holders of Allowed RBL Facility Claims that (x) vote to reject the Plan or (y) fail to properly submit a ballot shall receive (i) new term loans under the Alternative Term Loan in an amount equal to the principal amount of the Allowed RBL Facility Claim held by such holder as of the Effective Date and (ii) Cash in an amount equal to the accrued and unpaid interest payable to such holder under the RBL Credit Agreement as of the Effective Date;

•	holders of Allowed Senior Notes Claims shall receive their Pro Rata share of 95 percent of the New Common Stock (subject to dilution by the MIP Shares and New Common Stock issued pursuant to the New Warrants);

•	holders of Allowed General Unsecured Claims shall remain Unimpaired and paid in the ordinary course of business;

•	all Existing EVEP Equity Interests will be canceled, released, and extinguished and will be of no further force or effect, and holders of Existing EVEP Equity Interests will not receive any distribution on account of such Interests. Notwithstanding the foregoing, on the Effective Date, holders of Existing EVEP Equity Interests shall receive their Pro Rata share of: (i) five percent of the New Common Stock (subject to dilution by the MIP Shares and New Common Stock issued pursuant to the New Warrants); and (ii) the New Warrants;

•	Intercompany Claims and Intercompany Interests shall be Reinstated as of the Effective Date or, at the Debtors’ (with the consent of the Required Consenting Noteholders, not to be unreasonably withheld) or the Reorganized Debtors’ option, be cancelled, and no distribution shall be made on account of such Claims;

•	Section 510(b) Claims shall be cancelled without any distribution and holders of Section 501(b) Claims shall receive no recovery; and

•	holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, Allowed Other Priority Claims, and Allowed Professional Claims will be (1) paid in full in Cash, (2) Reinstated, or (3) otherwise rendered Unimpaired, as applicable.

B.	New Capital Structure

On the Effective Date, the Debtors will effectuate the Restructuring Transactions by, among other things:  (1) entering into the Exit Facilities; (2) issuing the New Common Stock and New Warrants to the holders of Senior Notes Claims and Existing EVEP Equity Interests, as applicable, in accordance with Article III of the Plan; and (3) entering into all related documents to which the Reorganized Debtors are contemplated to be a party on the Effective Date.  All such documents shall become effective in accordance with their terms and the Plan.

2

(1)	Exit Facilities

(a)	Amended RBL Credit Facility

On the Effective Date the Debtors will amend and restate the RBL Credit Agreement (the “Amended RBL Credit Agreement”; and the revolving facility thereunder, the “Amended RBL Credit Facility”) on such terms and conditions set forth in the RBL Term Sheet attached to the RSA and acceptable to the Debtors, the Required Consenting Noteholders, the RBL Agent, and the Consenting RBL Lenders. The Amended RBL Credit Agreement will include, among other amendments, (i) an extension of the maturity date through 2021, (ii) a new borrowing base of $325 million (less any Alternative Term Loans) and a borrowing base redetermination holiday until April 1, 2019, (iii) certain covenant modifications reasonably acceptable to the Debtors, the Required Consenting Noteholders, the RBL Agent, and the Consenting RBL Lenders and (iv) such other terms and conditions acceptable to the Debtors, the Required Consenting Noteholders, the RBL Agent, and the Consenting RBL Lenders.

Each holder of an Allowed RBL Facility Claim that votes to accept the Plan shall receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Claim, its share of the Amended RBL Credit Facility equal to the principal amount of loans under the RBL Credit Agreement held by such holder as of the Effective Date. Letters of credit issued and outstanding under the RBL Credit Agreement shall be deemed issued under the Amended RBL Credit Agreement, and the Consenting RBL Lenders will hold participations in such letters of credit equal to their participations in letters of credit issued under the RBL Credit Agreement.

(b)	Alternative Term Loan

On the Effective Date, if applicable, the Debtors will issue the Alternative Term Loan (as defined below) under the Amended RBL Credit Agreement. Each holder of an Allowed RBL Facility Claim that (i) votes to reject the Plan or (ii) fails to properly submit a ballot, shall receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Claim, its share of new term loans under the Alternative Term Loan in an amount equal to the principal amount of loans under the RBL Credit Agreement held by such holder as of the Effective Date. The terms of the Alternative Term Loan shall be as set forth on the RBL Term Sheet and otherwise acceptable to the Required Consenting Noteholders, the Debtors, the Amended RBL Credit Facility Agent and the Required Consenting RBL Lenders.

Intercreditor arrangements in form and substance acceptable to the Amended RBL Credit Facility Agent, the Required Consenting RBL Lenders, the Debtors and the Required Consenting Noteholders shall be incorporated into the Amended RBL Credit Agreement or a separate intercreditor agreement as such parties may determine.

(2)	New Common Stock and New Warrants

On or as reasonably practicable after the Effective Date, EV NewCo Parent shall issue and distribute the New Common Stock and the New Warrants, to holders of Allowed Senior Notes Claims and Allowed Interests entitled to receive New Common Stock and New Warrants, pursuant to the Plan. The issuance of the New Common Stock, including the MIP Shares and the New Warrant Equity, and the New Warrants shall be authorized without the need for any further corporate action and without any further action by the Debtors, the Reorganized Debtors or EV NewCo Parent, or by holders of Allowed Senior Notes Claims or Allowed Interests. EV NewCo Parent’s New Organizational Documents shall authorize the issuance and distribution on the Effective Date of the New Common Stock and the New Warrants, to the applicable Distribution Agent for the benefit of holders of Allowed Claims and Allowed Interests in Class 4 and Class 6 (as applicable) in accordance with the terms of Article III of the Plan. All New Common Stock issued under the Plan, including the New Warrant Equity, shall be duly authorized, validly issued, fully paid, and non-assessable, and the holders of the New Warrants shall be deemed to be a party to, and bound by, the terms of the New Warrant Agreement (solely in their capacity as warrant holders of EV NewCo Parent), without further action or signature. Each of the Registration Rights Agreement and the New Warrant Agreement shall be effective as of the Effective Date and, as of such date, shall be deemed to be valid, binding, and enforceable in accordance with its terms.

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C.	Unclassified Claims

(1)	Unclassified Claims Summary

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in Article III of the Plan. The Claim recoveries for such unclassified Claims are set forth below:

Unclassified Claim	Plan Treatment	Estimated Allowed Claims	Estimated % Recovery Under the Plan	Estimated % Recovery Under Chapter 7[4]
Administrative Claims	Unimpaired	$3,323,000	100%	100%
Professional Claims	Unimpaired	$5,386,125	100%	100%
Priority Tax Claims	Unimpaired	$45,333	100%	100%

(2)	Unclassified Claims

(a)	Administrative Claims

Except with respect to Administrative Claims that are Professional Claims and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a holder of an Allowed Administrative Claim and the applicable Debtor(s) with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld) agree to less favorable treatment, each holder of an Allowed Administrative Claim shall be paid in full in Cash on the unpaid portion of its Allowed Administrative Claim on the latest of: (i) on or as soon as reasonably practicable after the Effective Date if such Administrative Claim is Allowed as of the Effective Date; (ii) on or as soon as reasonably practicable after the date such Administrative Claim is Allowed; and (iii) the date such Allowed Administrative Claim becomes due and payable, or as soon thereafter as is reasonably practicable; provided that Allowed Administrative Claims that arise in the ordinary course of the Debtors’ businesses shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order.

(b)	Professional Claims

As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish the Professional Fee Escrow Account. The Debtors shall fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be funded no later than the Effective Date and maintained in trust for the Professionals and shall not be considered property of the Debtors’ Estates; provided that the Reorganized Debtors shall have a reversionary interest in the excess, if any, of the amount of the Professional Fee Escrow Account over the aggregate Allowed Professional Claims to be paid from the Professional Fee Escrow Account

All final requests for payment of Professional Claims incurred during the period from the Petition Date through the Effective Date, shall be Filed no later than 60 days after the Effective Date. All Entities’ respective rights (if any) to object to allowance or payment of all or any portion of any Professional Claims shall be preserved. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules and prior Bankruptcy Court orders, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court. The amount of Professional Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account when such Claims are Allowed by a Final Order. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the Allowed amount of Professional Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of the Plan. After all Professional Claims have been either paid in full or Disallowed, the Final Order allowing such Professional Claims shall direct the escrow agent to return any excess amounts to the Reorganized Debtors.

[4]	The Debtors liquidation analysis (the “Liquidation Analysis”) is attached hereto as Exhibit C.

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(c)	Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim and the applicable Debtor(s) with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld) agree to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business. In the event an Allowed Priority Tax Claim is also a Secured Tax Claim, such Claim shall, to the extent it is Allowed, be treated as an Other Secured Claim if such Claim is not otherwise paid in full.

(d)	Statutory Fees

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

D.	Classified Claims and Interests

(1)	Classified Claims and Interests Summary

The Plan establishes a comprehensive classification of Claims and Interests. The table below summarizes the classification, treatment, voting rights, and estimated recoveries, estimated as of March 12, 2018, of the Claims and Interests, by Class, under the Plan. Amounts in the far right column under the heading “Liquidation Recovery” are estimates only and are based on certain assumptions described herein and set forth in greater detail in the Liquidation Analysis (as defined below) attached hereto as Exhibit C. Accordingly, recoveries actually received by holders of Claims and Interests in a liquidation scenario may materially differ from the projected liquidation recoveries listed in the table below.

Class	Classified Claims	Plan Treatment	Estimated Allowed Claims	Estimated % Recovery Under the Plan	Estimated % Recovery Under Chapter 7
1	Other Secured Claims	Unimpaired	$500,000	100%	100%
2	Other Priority Claims	Unimpaired	$0	100%	100%

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Class	Classified Claims	Plan Treatment	Estimated Allowed Claims		Estimated % Recovery Under the Plan	Estimated % Recovery Under Chapter 7
3	RBL Facility Claims	Impaired	$269,237,600		100%	100%
4	Senior Notes Claims	Impaired	$343,348,000		57.8%	23.3%–34.3%
5	General Unsecured Claims	Unimpaired	$600,000	[5]	100%	23.3%–34.3%
6	Existing EVEP Equity Interests	Impaired	N/A		0%	0%
7	Intercompany Claims	Unimpaired/Impaired	N/A		0–100%	0%
8	Intercompany Interests	Unimpaired/Impaired	N/A		0–100%	0%
9	Section 510(b) Claims	Impaired	$0		0%	0%

(2)	Classified Claims and Interests Details

Except to the extent that the Debtors, with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld) and a holder of an Allowed Claim or Allowed Interest, as applicable, agree to less favorable treatment, such holder shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such holder’s Allowed Claim or Allowed Interest. Unless otherwise indicated, the holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter, or, if payment is not due, in accordance with its terms in the ordinary course.

(a)	Class 1 — Other Secured Claims

i.              Classification: Class 1 consists of any Other Secured Claims against any Debtor.

ii.             Treatment: To the extent that any Allowed Other Secured Claims exist, on or as soon as practicable after the Effective Date, holders of such Other Secured Claims Allowed as of the Effective Date, if not paid previously, shall, at the option of the Debtors, with the consent of the Required Consenting Noteholders, either:

(a)       be satisfied by payment in full in Cash;

(b)       have their Other Secured Claims Reinstated pursuant to section 1124 of the Bankruptcy Code; or

[5]	The estimate of Claims in this table assumes that any Claims that may be subject to setoff will be netted and set off prior to the Effective Date. The Debtors reserve all rights with respect to whether any Claims are subject to setoff.

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(c)       receive such other recovery as is necessary to satisfy section 1129 of the Bankruptcy Code.

iii.            Voting: Class 1 is Unimpaired. Holders of Allowed Other Secured Claims in Class 1 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, each holder of an Allowed Other Secured Claim in Class 1 is not entitled to vote to accept or reject the Plan.

(b)	Class 2 — Other Priority Claims

i.              Classification: Class 2 consists of any Other Priority Claims against any Debtor.

ii.             Treatment: Each holder of an Allowed Other Priority Claim shall be paid in full in Cash of the unpaid portion of its Other Priority Claim on the Effective Date or as soon as reasonably practicable thereafter, or, if payment is not due, in accordance with its terms in the ordinary course, or otherwise receive treatment consistent with the provisions of Bankruptcy Code section 1129(a), in each case, as determined by the Debtors with the consent of the Required Consenting Noteholders, not to be unreasonably withheld.

iii.            Voting: Class 2 is Unimpaired. Holders of Allowed Other Priority Claims in Class 2 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, each holder of an Allowed Other Priority Claim in Class 2 is not entitled to vote to accept or reject the Plan.

(c)	Class 3 — RBL Facility Claims

i.              Classification: Class 3 consists of all RBL Facility Claims.

ii.             Allowance: On the Effective Date, the RBL Facility Claims shall be allowed in the aggregate principal amount of not less than $269,000,000, plus the principal amount of loans borrowed under the RBL Credit Agreement after March 13, 2018 (which shall include the face amount of any letters of credit drawn after the Petition Date), plus accrued and unpaid interest as of the Effective Date, plus the face amount of any letters of credit issued under the RBL Credit Agreement as of the Effective Date, plus all fees (including agency fees), expenses and other amounts that constitute Secured Obligations (as defined in the RBL Guarantee and Collateral Agreement), including any RBL Claims arising under Secured Swap Agreements (as defined in the RBL Guarantee and Collateral Agreement), and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaims, crossclaims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or entity.

iii.            Treatment: On the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for the RBL Facility Claims, each holder of an Allowed RBL Facility Claim (other than RBL Claims arising under Secured Swap Agreements (as defined in the RBL Guarantee and Collateral Agreement) shall receive either:

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(a)       if such holder of an Allowed RBL Facility Claim votes to accept the Plan, (i) new revolving loans under the Amended RBL Credit Facility in an amount equal to the principal amount of loans under the RBL Credit Agreement held by such holder as of the Effective Date, (ii) cash in an amount equal to the accrued but unpaid interest and letter of credit fees payable to such holder (including in its capacity as issuing bank of any letters of credit) under the RBL Credit Agreement as of the Effective Date and (iii) unfunded commitments and letter of credit participation under the Amended RBL Credit Agreement equal to the unfunded commitments (if any) and letter of credit participation of such Consenting RBL Lender as of the Effective Date (it being understood that the unfunded commitments and letter of credit participations of Non-Consenting RBL Lenders shall not be reallocated amongst the Consenting RBL Lenders and the Reorganized Debtors shall cash collateralize the letter of credit participations of such Non-Consenting RBL Lenders); or

(b)       if such holder of an Allowed RBL Facility Claim (x) votes to reject the Plan or (y) fails to properly submit a ballot, (i) Alternative Term Loans in an amount equal to the principal amount of loans under the RBL Credit Agreement held by such holder as of the Effective Date and (ii) cash in an amount equal to the accrued but unpaid interest payable to such Non-Consenting RBL Lender under the RBL Credit Agreement as of the Effective Date.

To the extent a Secured Swap Agreement is terminated and results in an RBL Facility claim, such RBL Facility claims will be paid in full in Cash on the Effective Date. All letters of credit issued and outstanding under the RBL Credit Agreement as of the Effective Date shall be deemed issued and outstanding under the Amended RBL Credit Agreement on and after the Effective Date.

iv.           Voting: Class 3 is Impaired. Holders of Allowed RBL Facility Claims in Class 3 are entitled to vote to accept or reject the Plan.

(d)	Class 4 — Senior Notes Claims

i.             Classification: Class 4 consists of all Senior Notes Claims.

ii.             Allowance: The Senior Notes Claims shall be Allowed in the aggregate principal amount of $343,348,000, plus accrued and unpaid interest as of the Petition Date.

iii.            Treatment: On the Effective Date, and following consummation of the Restructuring Transactions, in full and final satisfaction, settlement, release, and discharge of and in exchange for the Senior Notes Claims, each holder of an Allowed Senior Notes Claim will own its Pro Rata share of 95 percent of the New Common Stock (subject to dilution by the MIP Shares and shares of New Common Stock issued pursuant to the New Warrants); or

iv.            Voting: Class 4 is Impaired. Each holder of an Allowed Senior Notes Claim in Class 4 is entitled to vote to accept or reject the Plan.

(e)	Class 5 — General Unsecured Claims

i.             Classification: Class 5 consists of any General Unsecured Claims against any Debtor.

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ii.             Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a holder of an Allowed General Unsecured Claim has already been paid during the Chapter 11 Cases or such holder agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for its Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall receive, at the applicable Debtor’s option:

(a)       if such Allowed General Unsecured Claim is due and payable on or before the Effective Date, payment in full, in cash, of the unpaid portion of its Allowed General Unsecured Claim;

(b)       if such Allowed General Unsecured Claim is not due and payable before the Effective Date, payment in the ordinary course of business consistent with past practices; or

(c)       other treatment, as may be agreed upon by the Debtors, the Required Consenting Noteholders, and the holder of such Allowed General Unsecured Claim, such that the Allowed General Unsecured Claim shall be rendered Unimpaired pursuant to section 1124(1) of the Bankruptcy Code.

iii.            Voting: Class 5 is Unimpaired. Holders of Allowed General Unsecured Claims in Class 5 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, each holder of an Allowed General Unsecured Claim in Class 5 is not entitled to vote to accept or reject the Plan.

(f)	Class 6 — Existing EVEP Equity Interests

i.              Classification: Class 6 consists of all Existing EVEP Equity Interests.

ii.             Treatment: On the Effective Date, all Existing EVEP Equity Interests will be canceled, released, and extinguished and will be of no further force or effect, and holders of Existing EVEP Equity Interests will not receive any distribution on account of such Interests. Notwithstanding the foregoing, on the Effective Date, holders of Existing EVEP Equity Interests shall receive their Pro Rata (based on their ultimate economic interests at the EVEP level) share of: (i) five percent of the New Common Stock (subject to dilution by the MIP Shares and New Common Stock issued pursuant to the New Warrants); and (ii) the New Warrants.

iii.            Voting: Class 6 is Impaired. Each holder of an Existing EVEP Equity Interest will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of an Existing EVEP Equity Interest will not be entitled to vote to accept or reject the Plan.

(g)	Class 7— Intercompany Claims

i.             Classification: Class 7 consists of all Intercompany Claims.

ii.            Treatment: Intercompany Claims may be Reinstated as of the Effective Date or, at the Debtors’ (with the consent of the Required Consenting Noteholders, which consent shall not be unreasonably withheld) or the Reorganized Debtors’ option, be cancelled, and no distribution shall be made on account of such Claims.

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iii.            Voting: Class 7 is either Unimpaired, in which case the holders of Allowed Intercompany Claims in Class 7 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and not receiving any distribution under the Plan, in which case the holders of such Allowed Intercompany Claims in Class 7 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of an Allowed Intercompany Claim in Class 7 will not be entitled to vote to accept or reject the Plan.

(h)	Class 8 — Intercompany Interests

i.             Classification: Class 8 consists of any Intercompany Interests.

ii.             Treatment: Intercompany Interests may be Reinstated as of the Effective Date or, at the Debtors’ (with the consent of the Required Consenting Noteholders) or the Reorganized Debtors’ option, be cancelled, and no distribution shall be made on account of such Interests.

iii.            Voting: Class 8 is either Unimpaired, in which case the holders of Allowed Intercompany Interests in Class 8 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and not receiving any distribution under the Plan, in which case the holders of such Allowed Intercompany Interests in Class 8 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of an Allowed Intercompany Interest in Class 8 will not be entitled to vote to accept or reject the Plan.

(i)	Class 9 — Section 510(b) Claims

i.	Classification: Class 9 consists of all Section 510(b) Claims.

ii.	Treatment: On the Effective Date, each Section 510(b) Claim shall be cancelled without any distribution and such holders of Section 510(b) Claims will receive no recovery. The Debtors are not aware of any valid Section 510(b) Claims and believe that no such Section 510(b) Claims exist.

iii.	Voting: Class 9 is Impaired. Each holder of a 510(b) Claim will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of a 510(b) Claim will not be entitled to vote to accept or reject the Plan.

(3)	Special Provision Governing Unimpaired Claims

Except as otherwise specifically provided in the Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including, but not limited to, legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left Unimpaired or Reinstated by the Plan. Except as otherwise specifically provided in the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights with respect to any Reinstated Claim or Unimpaired Claim may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

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E.	Liquidation Analysis

The Debtors believe that the Plan provides the same or greater recovery for holders of Allowed Claims and Interests as would be achieved in the Debtors’ liquidation under chapter 7 of the Bankruptcy Code. This belief is based on a number of considerations, including: (1) the Debtors’ primary assets likely would have to be sold on a piecemeal basis in a chapter 7 liquidation; (2) the additional Administrative Claims generated by conversion to chapter 7 and any related costs in connection with a chapter 7 liquidation; and (3) the absence of a robust market for the liquidation of the Debtors’ assets and services.

The Debtors, with the assistance of Perella Wienberg Partners (“PWP”), the Debtors’ proposed investment banker, have prepared an unaudited liquidation analysis, which is attached hereto as Exhibit C (the “Liquidation Analysis”), to assist holders of Claims and Interests in evaluating the Plan. The Liquidation Analysis compares the projected recoveries that would result from the liquidation of the Debtors in hypothetical cases under chapter 7 of the Bankruptcy Code with the estimated distributions to holders of Allowed Claims and Interests under the Plan. The Liquidation Analysis is based on the value of the Debtors’ assets and liabilities as of a certain date and incorporates various estimates and assumptions, including a hypothetical conversion to chapter 7 as of a certain date. Further, the Liquidation Analysis is subject to potentially material changes, including with respect to economic and business conditions and legal rulings. Therefore, the actual liquidation value of the Debtors could vary materially from the estimate provided in the Liquidation Analysis.

F.	Valuation Analysis

The Plan provides for the distribution of the New Common Stock and New Warrants to holders of Allowed Senior Notes Claims and holders of Allowed Existing EVEP Equity Interests, as applicable, upon consummation of the Plan. Accordingly, PWP, at the request of the Debtors, has performed an analysis, which is attached hereto as Exhibit D, of the estimated implied value of the Debtors on a going-concern basis as of May 14, 2018 (the “Valuation Analysis”). Based on the Valuation Analysis, the Reorganized Debtors will have an implied equity value at emergence of approximately $220 million at the midpoint.

The Valuation Analysis, including the procedures followed, assumptions made, qualifications, and limitations on review undertaken described therein, should be read in conjunction with Article VII of this Disclosure Statement, entitled “Risk Factors.” The Valuation Analysis is based on data and information as of February 28, 2018. Perella makes no representations as to changes to such data and information that may have occurred since the date of the Valuation Analysis.

G.	Financial Information and Projections

In connection with the planning and development of the Plan, the Debtors, with the assistance of their advisors, prepared projections for the fiscal years 2018 and 2019, which are attached hereto as Exhibit E (the “Financial Projections”), including management’s assumptions related thereto. For purposes of the Financial Projections, the Debtors have assumed an Effective Date of May 14, 2018. The Financial Projections assume that the Plan will be implemented in accordance with its stated terms. The Debtors are unaware of any circumstances as of the date of this Disclosure Statement that would require the re-forecasting of the Financial Projections due to a material change in the Debtors’ prospects.

The Financial Projections are based on forecasts of key economic variables, such as production, realized price differentials relative to commodity price benchmarks, operating costs, production taxes, general and administrative expenses, and the level of capital expenditures and the resulting well performance, and may be significantly impacted by, among other factors, changes in commodity prices, regulatory changes, and/or a variety of other factors, including the factors listed in this Disclosure Statement. Accordingly, the estimates and assumptions underlying the Financial Projections are inherently uncertain and are subject to significant business, economic, and competitive uncertainties. Therefore, such projections, estimates, and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein. The Financial Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement and other financial information.

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III.	SOlICITATION AND VOTING PROCEDURES

A.	Classes Entitled to Vote on the Plan

The following Classes are entitled to vote to accept or reject the Plan (collectively, the “Voting Classes”):

Class	Claim or Interest	Status
3	RBL Facility Claims	Impaired
4	Senior Notes Claims	Impaired

If your Claim is not included in the Voting Classes, you are not entitled to vote and you will not receive a Solicitation Package (as defined below). If you are a holder of a Claim in one or more of the Voting Classes, you should read your ballot(s) and carefully follow the instructions included in the ballot(s). Please use only the ballot(s) that accompanies this Disclosure Statement or the ballot(s) that the Debtors, or the Solicitation Agent on behalf of the Debtors, otherwise provided to you. If you are a holder of a Claim in more than one of the Voting Classes, you will receive a ballot for each such Claim.

B.       Votes Required for Acceptance by a Class

Under the Bankruptcy Code, acceptance of a plan of reorganization by a class of claims is determined by calculating the amount and number of claims voting to accept, as a percentage of the allowed claims that have voted. Acceptance by a class of claims requires an affirmative vote of more than one-half in number of total allowed claims that have voted and an affirmative vote of at least two-thirds in dollar amount of the total allowed claims that have voted.

C.       Certain Factors to Be Considered Prior to Voting

There are a variety of factors that all holders of Claims entitled to vote on the Plan should consider prior to voting to accept or reject the Plan. These factors may impact recoveries under the Plan and include, among other things:

•	unless otherwise specifically indicated, the financial information contained in the Disclosure Statement has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and the Disclosure Statement;

•	although the Debtors believe that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors can neither assure such compliance nor that the Bankruptcy Court will confirm the Plan;

•	the Debtors will request Confirmation without the acceptance of all Impaired Classes in accordance with section 1129(b) of the Bankruptcy Code; and

•	any delays of either Confirmation or Consummation could result in, among other things, increased Administrative Claims and Professional Claims.

While these factors could affect distributions available to holders of Allowed Claims and Interests under the Plan, the occurrence or impact of such factors will not necessarily affect the validity of the vote of the Voting Classes or necessarily require a re-solicitation of the votes of holders of Claims in the Voting Classes.

For a further discussion of risk factors, please refer to “Risk Factors” described in Article VII of this Disclosure Statement.

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D.       Classes Not Entitled To Vote on the Plan

Under the Bankruptcy Code, holders of claims and interests are not entitled to vote if their contractual rights are unimpaired by the proposed plan or if they will receive no property under the plan. Accordingly, the following Classes of Claims against and Interests in the Debtors are not entitled to vote to accept or reject the Plan:

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
5	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
6	Existing EVEP Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)[6]
7	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
8	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
9	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

E.       Solicitation Procedures

(1)	Solicitation Agent

The Debtors have retained Prime Clerk LLC, to act, among other things, as the Solicitation Agent in connection with the solicitation of votes to accept or reject the Plan.

(2)	Solicitation Package

The following materials constitute the solicitation package (the “Solicitation Package”) distributed to holders of Claims in the Voting Classes:

•	the Debtors’ cover letter in support of the Plan;

•	a ballot and applicable voting instructions, together with a pre-paid, pre-addressed return envelope; and

•	this Disclosure Statement and all exhibits hereto, including the Plan and all exhibits thereto; provided that the Plan Supplement documents shall not be part of the Solicitation Package and, pursuant to the Plan, will be filed with the Bankruptcy Court no later than seven days prior to the Confirmation Hearing.

(3)	Distribution of the Solicitation Package and Plan Supplement

The Debtors are causing the Solicitation Agent to distribute the Solicitation Package to holders of Claims in the Voting Classes on March 14, 2018.

6	Although the holders of Existing EVEP Equity Interests are receiving property under the Plan, the votes of such holders are not being solicited because based upon the Valuation Analysis, the holders of Existing EVEP Equity Interests are not entitled to any recovery and, for administrative convenience, the Debtors are assuming Class 6 would vote to reject the Plan and will establish at the Confirmation Hearing that, with respect to Class 6, the requirements of 1129(b) are satisfied.

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The Solicitation Package (without ballots, unless you are an eligible voting party) may also be obtained from the Solicitation Agent by: (a) calling the Solicitation Agent at (347) 505-7138 or toll free at (877) 755-4210 and asking for the “Solicitation Group,” (b) emailing evepballots@primeclerk.com and referencing “EVEP” in the subject line, and/or (c) writing to the Solicitation Agent at Prime Clerk, LLC, 830 3rd Avenue, 3rd Floor, New York, New York 10022. After the Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings filed with the Bankruptcy Court for free by visiting the Debtors’ restructuring website, https://cases.primeclerk.com/evep, or for a fee via PACER at https://www.pacer.gov/. Holders should choose only one method to return their Ballot.

At least seven days before the Confirmation Hearing, the Debtors intend to file the Plan Supplement. If the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the Debtors’ restructuring website. The Debtors will not serve copies of the Plan Supplement; however, parties may obtain a copy of the Plan Supplement from the Solicitation Agent by: (a) calling the Solicitation Agent at the telephone number set forth above; (b) visiting the Debtors’ restructuring website, https://cases.primeclerk.com/evep; or (c) writing to the Solicitation Agent at Prime Clerk, LLC, 830 3rd Avenue, 3rd Floor, New York, New York 10022.

F.       Voting Procedures

March 12, 2018 (the “Voting Record Date”), is the date that was used for determining which holders of Claims are entitled to vote to accept or reject the Plan and receive the Solicitation Package in accordance with the solicitation procedures. Except as otherwise set forth herein, the Voting Record Date and all of the Debtors’ solicitation and voting procedures shall apply to all of the Debtors’ creditors and other parties in interest.

In order for the holder of a Claim in the Voting Classes to have its ballot counted as a vote to accept or reject the Plan, such holder’s ballot must be properly completed, executed, and delivered by (1) using the enclosed pre-paid, pre-addressed return envelope, (2) via first class mail, overnight courier, or hand delivery to EVEP Ballot Processing, c/o Prime Clerk LLC, 830 3rd Avenue, 3rd Floor, New York, NY 10022, or (3) via email (attaching a scanned PDF of the fully executed ballot) to evepballots@primeclerk.com and referencing “EVEP” in the subject line, so that such holder’s ballot is actually received by the Solicitation Agent on or before the Voting Deadline, i.e. March 30, 2018, at 5:00 p.m. (prevailing Eastern Time).

If you are a beneficial holder of a Senior Notes Claim in Class 4, you must certify that you are an Accredited Investor in order to vote on the Plan. Ballots received from any beneficial holder of a Senior Notes Claim that is not an Accredited Investor will not be counted.

If a holder of a Claim in a Voting Class transfers all of such Claim to one or more parties on or after the Voting Record Date and before the holder has cast its vote on the Plan, such Claim holder is automatically deemed to have provided a voting proxy to the purchaser(s) of the holder’s Claim, and such purchaser(s) shall be deemed to be the holder(s) thereof as of the Voting Record Date for purposes of voting on the Plan, provided that the transfer complies with the applicable requirements under the RSA, if applicable, and the purchaser and RBL Agent or Indenture Trustee, as applicable provide satisfactory confirmation of the transfer to the Solicitation Agent.

If you hold Claims in more than one Voting Class under the Plan, you should receive a separate Ballot for each Class of Claims, coded by Class number, and a set of solicitation materials. You may also receive more than one Ballot if you hold Claims through one or more affiliated funds, in which case the vote cast by each such affiliated fund will be counted separately. Separate Claims held by affiliated funds in a particular Class shall not be aggregated, and the vote of each such affiliated fund related to its Claims shall be treated as a separate vote to accept or reject the Plan (as applicable). If you hold any portion of a single Claim, you and all other holders of any portion of such Claim will be (1) treated as a single creditor for voting purposes and (2) required to vote every portion of such Claim collectively to either accept or reject the Plan.

IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED UNLESS THE DEBTORS DETERMINE OTHERWISE.

ANY BALLOT THAT IS PROPERLY EXECUTED BY THE HOLDER OF A CLAIM BUT THAT DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR ANY BALLOT THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN.

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EACH HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN MUST VOTE ALL OF ITS CLAIMS WITHIN A PARTICULAR CLASS EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT SUCH VOTES. BY SIGNING AND RETURNING A BALLOT, EACH HOLDER OF A CLAIM WILL CERTIFY TO THE BANKRUPTCY COURT AND THE DEBTORS THAT NO OTHER BALLOTS WITH RESPECT TO SUCH CLAIM HAVE BEEN CAST OR, IF ANY OTHER BALLOTS HAVE BEEN CAST WITH RESPECT TO SUCH CLASS OF CLAIMS, SUCH OTHER BALLOTS INDICATED THE SAME VOTE TO ACCEPT OR REJECT THE PLAN. IF A HOLDER CASTS MULTIPLE BALLOTS WITH RESPECT TO THE SAME CLAIM AND THOSE BALLOTS ARE IN CONFLICT WITH EACH OTHER, SUCH BALLOTS WILL NOT BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN.

IT IS IMPORTANT THAT THE HOLDER OF A CLAIM IN THE VOTING CLASSES FOLLOW THE SPECIFIC INSTRUCTIONS PROVIDED ON SUCH HOLDER’S BALLOT AND THE ACCOMPANYING INSTRUCTIONS. NO BALLOT VOTING TO ACCEPT THE PLAN MAY BE WITHDRAWN OR MODIFIED AFTER THE VOTING DEADLINE WITHOUT THE DEBTORS’ PRIOR CONSENT OR PERMISSION OF THE BANKRUPTCY COURT.

IV.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW

The Debtors are well-known leaders in the acquisition, efficient operation, and development of onshore oil and gas properties. The Debtors’ oil and gas properties span throughout the continental United States and include a portfolio of long-lived diverse assets. The Debtors specifically focus on oil and natural gas properties to generate cash flows and distributions for the long-term benefit of their unitholders and employees.

A.       The Debtors’ Corporate History

The Debtors were founded in 2006 and are headquartered in Houston, Texas. Over the years, the Debtors have grown their assets through aggressively searching for and evaluating lower-risk onshore acquisition opportunities. The Debtors firmly believe that these types of properties are the most likely to provide long-term cash flow with relatively low decline rates.

EVEP was founded in 2006 as a publicly held master limited partnership. Debtor EV Energy GP, L.P (“EV Energy GP”) is EVEP’s general partner and Debtor EV Management is the general partner of EV Energy GP. EV Management, in turn, is a wholly owned subsidiary of non-Debtor EnerVest, one of the 25 largest oil and natural gas companies in the United States. EnerVest and certain of its affiliates also have a significant interest in the Debtors through their 71.25 percent ownership of EV Energy GP, which, in turn, owns a two percent general partner interest in EVEP and all of its distribution rights.

B.       The Debtors’ Assets and Operations

The Debtors’ primary assets consist of producing and non-producing oil, natural gas, and NGL reserves (collectively, the “Debtor Reserves”), which are a mixture of full and partial working interests that provide the Debtors with the right to drill, produce, and maintain wells in specific geographic regions. Unlike many upstream companies with a focus on significant exploration and development drilling programs and high production growth, the Debtors focus on developing and managing more mature assets and drilling in known reservoirs. The Debtors do not serve as an operator for any of the Debtor Reserves. Instead, where the working interest entitles the Debtors or EnerVest- affiliated entities to control the appointment of an operator, non-Debtor affiliate EnerVest Operating, L.L.C. (“EVOC”) operates the property. Likewise, where a working interest does not entitle the Debtors to appoint an operator, other third-parties act as operator (the “Other Operators,” and collectively with EVOC, the “Operators”) The Operators design and manage the drilling and completion of the wells for the Debtor Reserves, while also managing the day-to-day operating and maintenance activities for the same.

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As of December 31, 2016, the Debtor Reserves consisted of either partial or full working interests in 21,493 gross operating oil and gas wells, and 13,800 net oil and gas wells. The Debtors own interests in approximately 1,407,331 net acres (approximately 899,601 developed and 507,730 undeveloped) and had estimated net proved reserves, as of December 31, 2016 of 854.2 billion cubic feet equivalent (“Bcfe”), consisting of approximately 12.6 million barrels of oil, 575.3 billion cubic feet (“Bcf”) of natural gas, and 33.4 million barrels of NGLs.

The Debtor Reserves are located in nine principal regions: (a) the Barnett Shale; (b) the San Juan Basin; (c) the Appalachian Basin (which includes the Utica Shale); (d) Michigan; (e) Central Texas (which includes the Austin Chalk area); (f) the Mid-Continent areas in Oklahoma, Texas, Arkansas, Kansas, and Louisiana; (g) the Permian Basin; (h) the Monroe Field in Northern Louisiana; and (i) Karnes County, Texas. Across these regions, the Debtors’ production for the nine months ended September 30, 2017 was approximately 46.5 Bcfe, consisting of approximately 1.0 million barrels of oil (“MMBbls”), 30.9 Bcf of natural gas, and 1.6 MMBbls of NGLs. For the first nine months ended September 30, 2017, the Debtors generated $34.3 million in net operating cash flows.

(1)	Barnett Shale

The Debtor Reserves in the Barnett Shale are primarily located in Denton, Montague, Parker, Tarrant, and Wise counties. The Debtors’ estimated net proved reserves as of December 31, 2016 were 367.8 Bcfe, 65 percent of which was natural gas. During 2016, the Debtors successfully drilled nine gross wells in the Barnett Shale. EVOC operates wells representing 98 percent of the Debtors’ estimated net proved reserves in this area. At year-end 2016, the Debtors owned an average 26 percent working interest in approximately 1,560 gross productive wells in the Barnett Shale.

(2)	San Juan Basin

The Debtors’ properties in the San Juan Basin are located primarily in Rio Arriba County, New Mexico and La Plata County, Colorado. The Debtors’ estimated net proved reserves as of December 31, 2016 were 144 Bcfe, 66 percent of which was natural gas. In 2016, the Debtors did not drill any new wells in the San Juan Basin. EVOC operates wells representing 97 percent of the Debtors’ estimated net proved reserves in the San Juan Basin. At year-end 2016, the Debtors owned an average 77 percent working interest in approximately 519 gross productive wells in the San Juan Basin.

(3)	Appalachian Basin (including the Utica Shale)

The Debtor Reserves in the Appalachian Basin are concentrated in the Ohio and West Virginia areas of the Appalachian Basin. The Debtors’ Ohio properties are producing primarily from the Knox and Clinton formations and other Devonian age sands in 40 counties in eastern Ohio and eight counties in western Pennsylvania. The Debtors’ West Virginia properties are producing primarily from the Balltown, Benson, and Big Injun formations in 22 counties in North Central West Virginia. The Debtors’ estimated net proved reserves in the Appalachian Basin as of December 31, 2016 were 136.4 Bcfe, 67 percent of which was natural gas. In 2016, the Debtors did not drill any new wells in the Appalachian Basin. EVOC operates wells representing 88 percent of the Debtors’ estimated net proved reserves in the Appalachian Basin. At year-end 2016, the Debtors owned an average 71 percent working interest in approximately 11,238 gross productive wells in the Appalachian Basin.

(4)	Michigan

The Debtor Reserves in Michigan are located in the Antrim Shale reservoir in Otsego and Montmorency counties. The Debtors’ estimated proved reserves in Michigan as of December 31, 2016 were 77.8 Bcfe, 96 percent of which was natural gas. In 2016, the Debtors did not drill any wells in Michigan. EVOC operates wells representing 99 percent of the Debtors’ estimated net proved reserves in Michigan. At year-end 2016, the Debtors owned an average 60 percent working interest in approximately 1,586 gross productive wells in Michigan.

(5)	Central Texas

The Debtor Reserves in Central Texas are located in 16 counties in Central Texas and produce primarily from the Austin Chalk formation. The Debtors’ estimated net proved reserves in Central Texas as of December 31, 2016 were 49.1 Bcfe, 42 percent of which was natural gas. In 2016, the Debtors did not drill any wells in Central Texas. EVOC operates wells representing 97 percent of the Debtors’ estimated net proved reserves in Central Texas. At year-end 2016, the Debtors owned an average 22 percent working interest in approximately 1,462 gross productive wells in Central Texas.

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(6)	Monroe Field

The Debtor Reserves in the Monroe Field are primarily located in two parishes in northeast Louisiana. The Debtors’ estimated net proved reserves in the Monroe Field as of December 31, 2016 were 27.9 Bcfe, 100 percent of which was natural gas. In 2016, the Debtors did not drill any wells in the Monroe Field. EVOC operates wells representing 100 percent of the Debtors’ estimated net proved reserves in the Monroe Field. At year-end 2016, the Debtors owned an average 100 percent working interest in approximately 3,244 gross productive wells in the Monroe Field.

(7)	Mid-Continent Areas

The Debtor Reserves in the Mid-Continent Areas are primarily located in 43 counties in Oklahoma, 22 counties in Texas, four parishes in north Louisiana, two counties in Kansas, and six counties in Arkansas. The Debtors’ estimated net proved reserves in the Mid Continent Areas as of December 31, 2016 were 27.8 Bcfe, 68 percent of which was natural gas. In 2016, the Debtors did not drill any wells in the Mid-Continent Areas. EVOC operates wells representing 16 percent of the Debtors’ estimated net proved reserves in the Mid-Continent Areas. At year-end 2016, the Debtors owned an average 24 percent working interest in approximately 1,748 gross productive wells in the Mid-Continent Areas.

(8)	Permian Basin

The Debtor Reserves in the Permian Basin are located in Yates, Seven Rivers, Queen, Morrow, Clear Fork, and Wichita Albany formations in four counties in New Mexico and Texas. The Debtors’ estimated net proved reserves in the Permian Basin as of December 31, 2016 were 20.4 Bcfe, 37 percent of which was natural gas. In 2016, the Debtors did not drill any wells in the Permian Basin. EVOC operates wells representing 99 percent of the Debtors’ estimated net proved reserves in the Permian Basin. At year-end 2016, the Debtors owned an average 96 percent working interests in approximately 136 gross productive wells in the Permian Basin.

(9)	Karnes County, Texas

On January 31, 2017, the Debtors acquired a 5.8 percent working interest in oil and gas properties located in Karnes County, Texas for $58.7 million (net of post-closing purchase price adjustments). The Debtors’ estimated net proved reserves in Karnes County as of January 31, 2017 were 34.8 Bcfe, 61 percent of which was crude oil. EVOC operates wells representing 94 percent of the Debtors’ estimated net proved reserves in Karnes County. The Debtors own an average six percent working interest in 127 gross productive wells in the area.

C.       Shared Services and JOAs

(1)	JOAs

As outlined above, the Debtors do not operate the Debtor Reserves and instead enter into Joint Operating Agreements (“JOAs”) with the Operators to operate their assets. Under the JOAs, the Debtors reimburse the Operators for: (a) direct expenses incurred in the operation of the Debtors’ wells and related gathering systems and production facilities; (b) the allocable share of the costs of the Operators’ employees who performed services with respect to the Debtor Reserves; and (c) the allocable share of royalties paid to landowners as a result of production generated at various working interests. For the nine months ended September 30, 2017, and for the full years of 2016 and 2015, the Debtors reimbursed EVOC approximately $14.0 million, $21.2 million, and $17.2 million, respectively for direct expenses incurred in the operation of the Debtors’ wells and related gathering systems and production facilities and for the allocable share of the costs of EVOC employees who performed services on the Debtors’ properties. As the vast majority of the expenses from EVOC are charged to the Debtors on an actual basis (i.e., no mark-up or subsidy is charged or received by EnerVest), the Debtors believe that the aforementioned services were provided at fair and reasonable rates relative to the prevailing market and are representative of the costs that would have been incurred on a standalone basis. These costs are included in lease operating expenses.

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(2)	Shared Services

(a)       Omnibus Agreement

The Debtors rely on non-Debtor EnerVest to provide certain general and administrative services for the Debtors’ business and employees. These services are provided by EnerVest pursuant to that certain Omnibus Agreement among EnerVest, EV Management, EV Energy GP, EV Energy Partners, LP, and EV Properties, L.P., dated as of September 29, 2006 (as amended from time to time, the “Omnibus Agreement”). Under the Omnibus Agreement, EnerVest provides the Debtors with services such as accounting, engineering, geology, land, human resources, office space, and other administrative services. Through the Omnibus Agreement, the Debtors benefit from the technical expertise of EnerVest, which would otherwise not be available to a company of the Debtors’ size.

The services provided through the Omnibus Agreement are paid on a monthly basis pursuant to an allocation of charges between EnerVest and the Debtors based on the estimated use of such services by each party. For the nine months ended September 30, 2017, and for the full years of 2016, and 2015, the Debtors paid EnerVest $10.5 million, $15.9 million, and $14.2 million, respectively, based on this allocation method. The Debtors believe that the allocation method employed under the Omnibus Agreement is reasonable and reflective of the estimated level of costs the Debtors would have incurred on a standalone basis. These fees are included in general and administrative expenses.

(b)       Other Shared Services

In addition to the general and administrative services provided under the Omnibus Agreement, many of the Debtors’ other operational functions are provided by non-Debtor affiliates. For instance, because the Debtors are treated as pass-through entities, certain of the Debtors’ taxes are paid directly by EnerVest, with the Debtors reimbursing EnerVest on a monthly basis for their allocable share of such obligations. Additionally, insurance for EnerVest and each of its direct and indirect subsidiaries is provided under various “master” policies, which the Debtors are added to as “additional insureds.” EVOC pays the premiums under these master policies each year in October, and the Debtors reimburse EVOC for their allocable share of insurance premiums each month. Four of the six individuals who work for the Debtors (the “Employees”) are actually employed by non-Debtor EnerVest Employee Services, LLC (“EES”), while the Debtors’ Chief Executive Officer and Chief Financial Officer are employed by Debtor EV Management LLC. Non-Debtor EES provides compensation and benefits to the Employees (including the Employees employed by EV Management LLC) on a bi-weekly basis, and the Debtors reimburse EES for the entirety of such costs each month.

D.       Hedging and Trading Activities

Much of the Debtors’ business is subject to exposure in the commodity markets, particularly with respect to fluctuations in oil, natural gas, and NGL prices. To counteract this volatility, the Debtors undertake a number of risk-reducing practices, including entering into: (1) interest rate swaps; (2) commodity hedges; and (3) commodity contracts for the sale of oil, natural gas, and NGLs over various periods of time.

(1)	Interest Rate Swaps

The Debtors’ RBL Facility is subject to floating interest rates, exposing the Debtors to potential downside risks with respect to their debt obligations. To counteract this risk, the Debtors enter into interest rate swaps (the “Swap Agreements”) to minimize the effects of fluctuations in interest rates. All of the Debtors’ Swap Agreements are with major financial institutions who are also lenders under the RBL Facility. As detailed more below, the Debtors have one outstanding Swap Agreement for a notional amount of $100 million, covering the period of January 2018 through September 2020. As of September 30, 2017, the net fair value of the Debtors’ Swap Agreements amount to an asset of approximately $78,000.

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(2)	Commodity Hedges

The Debtors’ revenue is entirely subject to existing market conditions, particularly the prevailing worldwide price for oil and regional spot prices for natural gas production. The Debtors protect themselves from fluctuations in such market conditions by entering into commodity derivatives (the “Commodity Hedges”). All of the Debtors’ Commodity Hedges are with major financial institutions who are also lenders under the RBL Facility. The Debtors enter into the Commodity Hedges purely as a mechanism to hedge against price volatility and never for speculative purposes. At present, the Debtors have entered into Commodity Hedges hedging approximately 44 percent of their anticipated production through March 2018. As of September 30, 2017, the net fair value of the Debtors’ Commodity Hedges amounted to an asset of approximately $272,000.

E.       Prepetition Capital Structure

The Debtors have approximately $612,585,600 of funded debt. This amount includes approximately $269,237,600 in principal and letters of credit currently outstanding under the RBL Facility and approximately $343,348,000 of principal owed on account of the Senior Notes.

(a)       RBL Facility

The Debtors maintain a reserve-based first lien credit facility (the “RBL Facility”) of $1,000,000,000 under that certain Second Amended and Restated Credit Agreement dated as of April 26, 2011, by and among EVEP, as parent, EV Properties, L.P. (“EV Properties”), as borrower, the remaining Debtors (other than EV Management, EV Energy GP, and EV Energy Finance Corp.), as guarantors (collectively, the “RBL Guarantors”), each of the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, BNP Paribas and Wells Fargo, National Association, as co-syndication agents, and BBVA Compass and Citibank, N.A., as co-documentation agents. The RBL Facility has been amended ten times, most recently in October, 2017.

Presently, there are approximately $269,237,600 of principal borrowings and letters of credit outstanding under the RBL Facility, as of the date of this Disclosure Statement. The RBL Facility bears interest at a floating rate, subject to a borrowing base utilization grid, and matures in February 2020. The RBL Facility is secured by mortgages on approximately 95 percent of the value of the Debtor Reserves, liens on certain other assets, and pledges of ownership interests in EVEP, EV Properties, and the RBL Guarantors.

(b)       Senior Notes

The Debtors have approximately $343,348,000 in outstanding unsecured 8.0% senior notes due April 19, 2019, under that certain indenture dated as of March 22, 2011, as supplemented pursuant to that certain First Supplemental Indenture dated as of January 5, 2018 by and among EV Energy Partners, L.P. and EV Energy Finance Corp., as issuers, the remaining Debtors (other than EV Energy GP and EV Management), as guarantors (collectively, the “Senior Notes Guarantors”), and Delaware Trust Company, as successor trustee.

(c)       Common Units

As previously discussed, EVEP is a publicly held master limited partnership (“MLP”). As a MLP, 98 percent of EVEP’s equity is owned by limited partners (the “Unitholders”) in the form of common units (the “Common Units”). The other two percent of EVEP’s equity is owned by Debtor EV Energy GP as EVEP’s general partner. As of the Petition Date, there are approximately 49,368,869 Common Units issued and outstanding.

V.	eVENTS LEADING TO THE CHAPTER 11 CASES

The Debtors intend to file the Chapter 11 Cases to implement a prepackaged chapter 11 plan of reorganization that provides for a comprehensive balance sheet restructuring of their funded debt obligations with the consent of the Consenting Senior Noteholders and the Consenting RBL Lenders. Given the events described in greater detail below and other considerations, the Debtors have concluded in the exercise of their business judgment and as fiduciaries for all of the Debtors’ stakeholders that the best path to maximize the value of their businesses is a strategic prepackaged chapter 11 filing to implement the Plan in accordance with the terms of the RSA.

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A.       Market Downturn

The difficulties faced by the Debtors are consistent with problems faced across the energy sector. Oil and gas companies have been challenged by low natural gas prices since late 2014, and prices remain below $3 per million British thermal units (“Btu”) today, down from approximately $6 per million Btu in early 2014. The price of NGLs, likewise, has undergone a steep decline. Oil prices have also remained depressed (approximately $62.77 per barrel for West Texas intermediate crude as of February 22, 2018, for example) compared to the historic highs reached in mid-2014 (more than $100 per barrel). These market conditions have affected oil and gas companies at every level of the industry, but upstream producers such as the Debtors have been especially hard-hit, as their revenues are generated from the sale of unrefined oil and natural gas. The current volatility in the commodity markets has made it especially difficult for some companies to identify and execute on any viable restructuring alternatives outside of the confines of chapter 11.

Despite these issues, however, the Debtors were able to maintain strong operations through the end of 2017, and the Debtors believe they have ample liquidity both to fund their Chapter 11 Cases and their post-emergence business plan. The Debtors’ current position results, in part, from key operational and financial responses to market volatility, as well as a proactive approach to addressing leverage concerns. Specifically, the Debtors determined that proactively pursuing a comprehensive balance sheet restructuring was preferable to attempting to wait out prevailing market conditions.

B.       Response to Market Conditions

(1)	Operational and Financial Responses to Market Downturn.

In response to deteriorating market conditions, the Debtors implemented a disciplined strategy in recent years to maximize the value of their enterprise while mitigating the effects of declining commodity prices.

(a)       Strategic Efforts

In 2016, the Debtors:

•	repurchased $82.7 million of their outstanding Senior Notes for $35 million;

•	reduced the amount of capital spending they dedicated to the development of the Debtor Reserves by approximately 75 percent;

•	reduced operating and capital costs;

•	amended the RBL Facility to, among other things, ease leverage covenants until 2018 (described more fully below);

•	continued to evaluate strategic divestitures such as the Barnett Shale divestiture (described more fully below) and acquisitions of long-life, producing oil and natural gas properties; and

•	reevaluated their Common Unit distribution policy and suspended Common Unit distributions to conserve excess cash.

In 2017, continuing these mitigation efforts, the Debtors:

•	managed and enhanced their base business through continued reductions in operating costs;

•	increased their capital spending budget to $30 to 45 million from $10.7 million in 2016, in an effort to maintain production levels;

•	maintained a sufficient liquidity position to manage through the current economic environment;

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•	continued to evaluate strategic acquisitions of long-life, producing oil and natural gas properties such as the Eagle Ford Acquisition (described below); and

•	continued to evaluate options to realize the value of their undeveloped acreage through either alternative sources of capital (including farmouts, production payments and joint ventures) or potential monetization of acreage.

(b)       RBL Credit Agreement Amendment

In April 2016, the Debtors amended the RBL Credit Agreement in order to ease leverage covenants and add an interest coverage ratio (the “Ninth RBL Amendment”). Specifically, the Ninth RBL Amendment:

•	decreased the borrowing base under the RBL Facility to $450 million;

•	changed the senior secured funded debt to EBITDAX ratio covenant in the RBL Facility to be no greater than (a) for the fiscal quarters ending March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, 3.0 to 1.0, (b) for the fiscal quarters ending March 31, 2017 and June 30, 2017, 3.5 to 1.0, and (c) for the fiscal quarter ending September 30, 2017 and December 31, 2017, 4.0 to 1.0;

•	changed the total funded debt to EBITDAX ratio covenant to be no greater than (a) for the fiscal quarters ending March 31, 2018, 5.50 to 1.0, (b) for the fiscal quarters ending June 30, 2018 and September 30, 2018, 5.25 to 1.0, and (c) for the fiscal quarter ending December 31, 2018 and thereafter, 4.25 to 1.0;

•	added an EBITDAX to cash interest expense ratio covenant to be no less than (a) for the fiscal quarters ending March 31, 2016, June 30, 2016 and September 30, 2016, 2.5 to 1.0, (b) for the fiscal quarters ending December 31, 2016, March 31, 2017 and June 30, 2017, 2.0 to 1.0, and (c) for the fiscal quarter ending September 30, 2017 and thereafter, 1.5 to 1.0;

•	allowed for up to $35 million of cash, reduced dollar for dollar by the amount of any quarterly distributions for the remainder of 2016, to be used for the redemption of the Senior Notes; and

•	limited cash held by the Debtors to the greater of 5 percent of the current borrowing base or $30 million.

In October 2017, the Debtors amended the RBL Credit Agreement further (the “Tenth RBL Amendment”) to allow the Debtors to pledge additional assets as collateral under the RBL Credit Agreement. Specifically, the Tenth RBL Amendment:

•	provided for additional pledges of collateral at each redetermination of the borrowing base under the RBL Facility in the event that the Debtors’ currently pledged assets do not represent at least 95% of the total values of the oil and gas properties evaluated in the Debtors’ most recent reserve report; and

•	provided for the execution of deposit control agreements for the Debtors’ then unencumbered deposit and securities accounts.

(c)       Asset Divestitures and Acquisitions

In December 2016, the Debtors sold a portion of their Debtor Reserves in the Barnett Shale for $52.1 million (before post-closing adjustments), which proceeds were then deposited with a qualified intermediary to facilitate a like-kind exchange transaction pursuant to Section 1031 of the Internal Revenue Code. On January, 31, 2017, the Debtors used these funds (along with an additional $6.6 million in borrowings under the RBL Facility) to acquire a 5.8 percent working interest in 9,151 gross acres (529 net acres) in Karnes County, TX for $58.7 million (before post-closing purchase price adjustments).

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C.       Organizational Changes

Anticipating the need for a potential restructuring in the near future given the Debtors’ liquidity constraints, on November 28, 2017, the Board of Directors (the “Board”) of Debtor EV Management, unanimously (1) approved an increase in the size of the Board from eight members to nine members, and (2) ratified and approved the appointment of Daniel J. Churay as an additional independent director of EV Management, to fill the newly created directorship. In addition, Mr. Churay was added to the Compensation Committee and the Conflicts Committee of the Board.

D.       The RSA

On March 13, 2018, the Debtors entered into the RSA with the Consenting Noteholders, the Consenting RBL Lenders and the Enervest Parties. Under the RSA (as implemented through the Plan), the Debtors will emerge from the Chapter 11 Cases as a standalone enterprise with equity value owned 95 percent by the Senior Noteholders and 5 percent by the holders of Existing EVEP Equity Interests (in each case subject to dilution by the MIP Shares and New Common Stock issued pursuant to the New Warrants). The holders of Existing EVEP Equity Interests will also receive New Warrants for 8 percent of the New Common Stock (subject to dilution by the MIP Shares). The RSA, is attached as Exhibit B hereto.

VI.	other key aspects of the plan

A.       Provisions for Implementation of the Plan

(1)	Restructuring Transactions

The following transactions (together with any other transactions described in, approved by, contemplated by, or necessary to effectuate the RSA and the Plan, the “Restructuring Transactions”) shall occur:

•	On the Effective Date: (a) the Contributing Noteholders will contribute all of their Contributed Senior Notes Claims to EV NewCo Parent, in exchange for New Common Stock representing in the aggregate all of the then outstanding New Common Stock (each Contributing Noteholder will receive its Pro Rata share of the New Common Stock); (b) EV Midstream, LP (which will make a “check the box” election to be taxed as a corporation subsequent to the transfer of its equity to EV NewCo Acquisition) will transfer $790,000 to EV NewCo Parent in exchange for 79 percent of New Class A Preferred; and (c) the remaining 21 percent of the New Class A Preferred will be distributed to one or more employees of the Reorganized Debtors (or EnerVest) and/or members of the New Board that do not own any Existing Equity Interests, as determined by the Debtors and the Required Consenting Noteholders. The New Class A Preferred is expected to be issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, under section 1145 of the Bankruptcy Code, or to the extent unavailable, another available exemption from registration.

•	In connection with the prior step, EV NewCo Parent will contribute to EV NewCo Acquisition (x) the Contributed Senior Notes Claims; (y) an amount of New Common Stock sufficient to satisfy the Allowed Senior Notes Claims, other than Contributed Senior Notes Claims, and Allowed Existing EVEP Equity Interests in accordance with the treatment section of the Plan; and (z) New Warrants, in exchange for common stock in EV NewCo Acquisition representing in the aggregate all of the then outstanding common stock of EV NewCo Acquisition.

•	On the Effective Date, EV NewCo Acquisition will acquire all of the assets of EVEP in exchange for (a) full and final satisfaction of the Contributed Senior Notes Claims, (b) the New Common Stock, and (c) the New Warrants.

•	On the Effective Date, in accordance with the treatment section of the Plan, EVEP will distribute to the Remaining Senior Noteholders New Common Stock in exchange for full and final satisfaction of the Senior Notes Claims held by the Remaining Senior Noteholders.

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•	On the Effective Date, in accordance with the treatment section of the Plan, EVEP will distribute the (x) New Common Stock and (y) New Warrants, in liquidation of all Existing EVEP Equity Interests.

•	After the Effective Date, EV NewCo Parent will grant equity-based awards based on New Common Stock (MIP Shares) in accordance with the Management Incentive Plan.

At the conclusion of the Restructuring Transactions, the Senior Noteholders will directly own 95 percent of the New Common Stock and the holders of Existing Equity Interests will own 5 percent of the New Common Stock, subject in each case to dilution by the MIP Shares and the New Common Stock issued in respect of the New Warrants.

On or about the Effective Date, the Debtors or the Reorganized Debtors, as applicable shall take all actions as may be necessary or appropriate to effectuate the Restructuring Transactions, including: (a) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including, but not limited to the documents comprising the Plan Supplement; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Entities agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (d) such other transactions that are required to effectuate the Restructuring Transactions in the most tax efficient manner, including any contributions, mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions or liquidations; (e) the execution, delivery, and filing, if applicable, of the Exit Facilities Documents, the New Warrant Agreement, and the Registration Rights Agreements; (f) the adoption of the Management Incentive Plan, the reservation of the MIP Shares, and the grant of the Initial MIP Allocation, in each case, on the terms and conditions set by the New Board as soon as practicable after the Effective Date consistent with the MIP Term Sheet; and (g) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

(2)	Sources of Consideration for Plan Distributions

The Reorganized Debtors shall fund distributions under the Plan as follows:

(a)       Cash on Hand

The Reorganized Debtors shall use Cash on hand to fund distributions to certain holders of Claims against the Debtors.

(b)       New Common Stock and New Warrants

On or as reasonably practicable after the Effective Date, EV NewCo Parent shall issue and distribute the New Common Stock and the New Warrants, to holders of Allowed Senior Notes Claims and Allowed Interests entitled to receive New Common Stock and New Warrants, pursuant to the Plan. The issuance of the New Common Stock, including the MIP Shares and the New Warrant Equity, and the New Warrants shall be authorized without the need for any further corporate action and without any further action by the Debtors, the Reorganized Debtors or EV NewCo Parent, or by holders of Allowed Senior Notes Claims or Allowed Interests. EV NewCo Parent’s New Organizational Documents shall authorize the issuance and distribution on the Effective Date of the New Common Stock and the New Warrants, to the applicable Distribution Agent for the benefit of holders of Allowed Claims and Allowed Interests in Class 4 and Class 6 (as applicable) in accordance with the terms of Article III of the Plan. All New Common Stock issued under the Plan, including the New Warrant Equity, shall be duly authorized, validly issued, fully paid, and non-assessable, and the holders of the New Warrants shall be deemed to be a party to, and bound by, the terms of the New Warrant Agreement (solely in their capacity as warrant holders of EV NewCo Parent) without further action or signature. The Registration Rights Agreement and the New Warrant Agreement shall be effective as of the Effective Date and, as of such date, shall be deemed to be valid, binding, and enforceable in accordance with its terms.

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(c)       Exit Facilities

On the Effective Date the Reorganized Debtors shall enter into the Exit Facilities, the terms of which, with respect to the Amended RBL Credit Facility, shall include an initial borrowing base of $325,000,000, less the amount of Alternative Term Loans, and the other terms of which will be set forth in the Exit Facilities Documents, as applicable. Confirmation of the Plan shall be deemed approval of the Exit Facilities and the Exit Facilities Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization of the Reorganized Debtors to enter into and execute the Exit Facilities Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Facilities. On the Effective Date, all of the Liens, mortgages and security interests securing the obligations under the RBL Credit Documents as of the Petition Date shall continue to secure the obligations arising under the Amended RBL Credit Agreement and the other Exit Facilities Documents and all such Liens, mortgages and security interests shall be unaltered (and not discharged) by the Plan and shall remain with the same force, priority and effect as existed prior to the Effective Date, provided the Amended RBL Credit Facility Agent may amend existing, or file new, mortgages. On the Effective Date, all such Liens, mortgages and security interests to be granted in accordance with the Exit Facilities Documents (1) shall be deemed to be granted, (2) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facilities Documents, (3) shall be deemed perfected on the Effective Date as first priority Liens, mortgages or security interests subject only to such Liens and security interests as may be permitted under the Exit Facilities Documents, and (4) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law, based on any facts existing as of the Effective Date. The Reorganized Debtors and the persons and Entities granted such Liens, mortgages and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens, mortgages and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

(d)       New Class A Preferred

The New Class A Preferred will: (1) have a cumulative initial face amount of $1,000,000.00; (2) be entitled to a semiannual dividend (which shall be in kind unless EV NewCo Parent elects otherwise) at the annual rate of 5 percent unless mutually agreed otherwise by the Debtors and Required Consenting Noteholders; (3) be entitled to vote to elect one director in the event that dividends with respect to such New Class A Preferred shall not have been paid for a period of two consecutive quarters (it being understood that payment of a dividend in kind shall not be a failure to pay such dividend); (4) shall not be able to be redeemed for a period of at least two years from the Effective Date; (5) shall be optionally redeemable by EV NewCo Parent (at any time after five years from the Effective Date); (6) shall be subject to redemption after 21 years from the Effective Date at the election of the holders; and (7) upon a sale, shall receive par plus any accrued dividends.

(3)	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, all Executory Contracts and Unexpired Leases assumed by any of the Debtors, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

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B.       Treatment of Executory Contracts and Unexpired Leases

(1)	Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed by the applicable Debtor, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (a) has been previously assumed or rejected; (b) previously expired or has been terminated pursuant to its own terms; (c) is the subject of a motion or notice to assume or assume and assign Filed on or before the Confirmation Date; or (d) is designated specifically, or by category, on the Schedule of Rejected Executory Contracts and Unexpired Leases. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

(2)	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary amounts by which any Executory Contract or Unexpired Lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Reorganized Debtors upon assumption thereof in the ordinary course of business. If the counterparty to an Executory Contract or Unexpired Lease that, after the Petition Date, received a notice of the Debtors’ intention to assume such Executory Contract or Unexpired Lease, believes any amounts are due as a result of the Debtors’ default under the obligations of such Executory Contract or Unexpired Lease, it shall assert a Cure Claim against the Debtors or Reorganized Debtors, as applicable, in the ordinary course of business, subject to all defenses the Debtors or Reorganized Debtors may have with respect to such Cure Claim. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the applicable Cure Claim; provided that nothing herein shall prevent the Reorganized Debtors from paying any Cure Claim despite the failure of the relevant counterparty to file such request for payment of such Cure Claim. The Debtors, with the consent of the Required Consenting Noteholders, or the Reorganized Debtors, as applicable, may settle any Cure Claims without any further notice to or action, order, or approval of the Bankruptcy Court.

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As set forth in the notice of the Debtors’ intention to assume Executory Contracts or Unexpired Leases, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan, including an objection regarding the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), must have been filed with the Bankruptcy Court by the deadline set by the Bankruptcy Court for objecting to Confirmation of the Plan, or such other deadline as may have been established by order of the Bankruptcy Court. To the extent any such objection was heard by the Bankruptcy Court at the Confirmation Hearing, such objection may be heard at a subsequent omnibus hearing. Any counterparty to an Executory Contract or Unexpired Lease that did not timely object to the proposed assumption of any Executory Contract or Unexpired Lease by the deadline established by the Bankruptcy Court will be deemed to have consented to such assumption.

In the event of a dispute regarding (a) the amount of any Cure Claim, (b) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (c) any other matter pertaining to assumption or the payment of Cure Claims required by section 365(b)(1) of the Bankruptcy Code, payment of a Cure Claim, if any, shall occur as soon as reasonably practicable after entry of a Final Order or Final Orders resolving such dispute and approving such assumption. The Debtors (with the consent of the Required Consenting Noteholders), or Reorganized Debtors, as applicable, reserve the right at any time to move to reject any Executory Contract or Unexpired Lease based upon the existence of any unresolved dispute or upon a resolution of such dispute that is unfavorable to the Debtors or Reorganized Debtors.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, and full payment of any applicable Cure Claims pursuant to Article V.B of the Plan, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the date that the Debtors assume such Executory Contract or Unexpired Lease. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

(3)	Rejection Damages Claims

Each Executory Contract and Unexpired Lease, if any, set forth on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be deemed rejected, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including the Effective Date.

Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B(5) of the Plan.

Except as otherwise provided herein or agreed to by the Debtors (with the consent of the Required Consenting Noteholders) and the applicable counterparty, each rejected Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

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(4)	Contracts and Leases After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed under section 365 of the Bankruptcy Code, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Such contracts and leases that are not rejected under the Plan shall survive and remain unaffected by entry of the Confirmation Order.

(5)	Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor or Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

C.       Provisions Governing Distributions

One of the key concepts under the Bankruptcy Code is that only claims and interests that are “allowed” may receive distributions under a chapter 11 plan. This term is used throughout the Plan and the descriptions below. In general, an Allowed Claim or Interest means that the Debtors agree, or if there is a dispute, the Bankruptcy Court determines, that the Claim or Interest, and the amount thereof, is in fact a valid obligation of or Interest in the Debtors.

(1)	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or, if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the full amount of the distributions that the Plan provides for Allowed Claims in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors shall distribute the New Common Stock pursuant to the terms set forth in the Plan.

(2)	Distributions to Be Made Under the Plan

Except as otherwise provided in the Plan, all distributions made under the Plan shall be made by the Reorganized Debtors on the Effective Date or as soon as reasonably practicable thereafter, except that distributions to holders of Allowed Claims or Allowed Interests governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement; provided that New Common Stock and New Warrants shall be distributed by a third-party disbursing agent designated by the Debtors. Distributions to holders of RBL Facility Claims shall only be made to the Holders as of the Distribution Record Date, as determined by the register of the RBL Agent.

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The Reorganized Debtors and any Servicer, to the extent it provides services related to distributions pursuant to the Plan, shall only be required to act and make distributions in accordance with the terms of the Plan and shall have no (x) liability for actions taken in accordance with the Plan or in reliance upon information provided to them in accordance with the Plan, or (y) obligation or liability for distributions under the Plan to any party who does not hold an Allowed Claim as of the Distribution Record Date or who does not otherwise comply with the terms of the Plan.

To the extent a Servicer provides services related to distributions pursuant to the Plan, it shall be entitled to reasonable and customary compensation from the Reorganization Debtors for such services and reimbursement for reasonable and customary expenses incurred in connection with such services.

(3)	Delivery of Distributions and Undeliverable or Unclaimed Distributions

(a)       Delivery of Distributions

i.       Delivery of Distributions to the RBL Agent

Except as otherwise provided in the Plan, all distributions to holders of RBL Facility Claims shall be governed by the RBL Credit Agreement and shall be deemed completed when made to the RBL Agent, which shall be deemed to be the holder of all RBL Facility Claims for purposes of distributions to be made hereunder. The RBL Agent shall hold or direct such distributions for the benefit of the holders of Allowed RBL Facility Claims, as applicable. As soon as practicable in accordance with the requirements set forth in Article VI of the Plan, the RBL Agent shall arrange to deliver such distributions to or on behalf of such holders of Allowed RBL Facility Claims.

ii.       Delivery of Distributions to the Indenture Trustee

Except as otherwise provided in the Plan, all distributions to holders of Senior Notes Claims shall be governed by the Indenture and shall be deemed completed when made to the Indenture Trustee, which shall be deemed to be the holder of all Senior Notes Claims for purposes of distributions to be made hereunder. The Indenture Trustee shall hold or direct such distributions for the benefit of the holders of Allowed Senior Notes Claims, as applicable. As soon as practicable in accordance with the requirements set forth in Article VI of the Plan, the Indenture Trustee shall arrange to deliver such distributions to or on behalf of such holders of Allowed Senior Notes Claims. Notwithstanding anything to the contrary in the Plan, the distribution of New Common Stock shall be made through the facilities of DTC in accordance with the customary practices of DTC for a mandatory distribution, as and to the extent practicable, and the Distribution Record Date shall not apply. In connection with such distribution, the Indenture Trustee shall deliver instructions to DTC instructing DTC to effect distributions on a Pro Rata basis as provided under the Plan with respect to the Senior Notes Claims.

iii.       Delivery of New Warrants

Notwithstanding anything to the contrary in the Plan, the distribution of New Warrants (provided the New Warrants are DTC-eligible and the Debtors elect, subject to approval by the Required Consenting Noteholders, to deliver such New Warrants through the facilities of DTC) shall be made through the facilities of DTC in accordance with the customary practices of DTC for a mandatory distribution, as and to the extent practicable, and the Distribution Record Date shall not apply. To the extent the New Warrants are not delivered through the facilities of DTC, the Debtors shall facilitate registration of the New Warrants into the names of the relevant beneficial owners as soon as practicable following the Effective Date.

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iv.       Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims (other than holders of RBL Facility Claims or Senior Notes Claims) or Interests shall be made to holders of record as of the Distribution Record Date by the Reorganized Debtors or a Servicer, as appropriate: (1) to the signatory set forth on any of the Proofs of Claim Filed by such holder or other representative identified therein (or at the last known addresses of such holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address on or before the date that is 10 days before the Effective Date); (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors after the date of any related Proof of Claim; (3) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Reorganized Debtors have not received a written notice of a change of address on or before the date that is 10 days before the Effective Date; or (4) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf. Subject to Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors, or any Servicer making distributions shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

(b)       Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Reorganized Debtors have determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall be redistributed Pro Rata as provided under the Plan (it being understood that, for purposes of Article VI.C(3) of the Plan, “Pro Rata” shall be determined as if the Claim underlying such unclaimed distribution had been Disallowed) and all other unclaimed property or interests in property shall revert to the Reorganized Debtors without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any holder to such property or Interest in property shall be discharged and forever barred.

(c)       Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest as Allowed under the Plan.

(d)       No Postpetition Interest on Claims

Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims or Interests and no holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any such Claim

D.       Procedures for Resolving Disputed Claims and Interests

(1)	Proofs of Claim / Disputed Claims Process

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all General Unsecured Claims under the Plan, except as required by Article V.C of the Plan, holders of Claims need not file Proofs of Claim, and the Reorganized Debtors and the holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to the Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. All Proofs of Claim filed in these Chapter 11 Cases, except those permitted by Article V.C of the Plan, shall be considered objected to and Disputed without further action by the Debtors. Upon the Effective Date, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Proofs of Claim filed after the Effective Date, shall be deemed withdrawn and expunged, other than as provided below. Notwithstanding anything in Article VII.A of the Plan, (a) all Claims against the Debtors that result from the Debtors’ rejection of an Executory Contract or Unexpired Lease, (b) disputes regarding the amount of any Cure pursuant to section 365 of the Bankruptcy Code, and (c) Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court.

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Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors by order of the Bankruptcy Court, shall have the sole authority: (a) to File, withdraw, or litigate to judgment objections to Claims; (b) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (c) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

(2)	Estimation of Claims

Before or after the Effective Date, the Debtors with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld) or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Disputed, contingent, or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on account of such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such holder has Filed a motion requesting the right to seek such reconsideration on or before 21 days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

(3)	Objections to Claims

Except insofar as a Claim is Allowed under the Plan, the Debtors, the Reorganized Debtors, or any other party in interest shall be entitled to object to Claims. Any objections to Claims shall be served and filed (a) on or before the 180th day following the later of (i) the Effective Date and (ii) the date that a Proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a holder of such Claim, or (b) such later date as ordered by the Bankruptcy Court upon motion filed by the Debtors or Reorganized Debtors. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.O of the Plan.

(4)	No Distribution Pending Allowance

If an objection to a Claim is deemed, as set forth in Article VII.A of the Plan, or filed, as set forth in Article VII.B of the Plan, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

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(5)	Distribution After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of the such Claim unless required under applicable bankruptcy law.

(6)	Adjustment to Claims Register Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(7)	Disallowance of Claims

All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (i) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (ii) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

(8)	Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed Claim plus applicable interest, if any.

E.       Release, Injunction, and Related Provisions

(1)	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

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(2)	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, on and after the Effective Date, the Released Parties shall be deemed released and discharged by the Debtors, their estates, and the Reorganized Debtors from any and all claims, obligations, debts, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of the Debtors or Reorganized Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, their respective estates or the Reorganized Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the restructuring, the Restructuring Transactions, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security or loans of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the RSA, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Exit Facilities Documents, or any other Restructuring Documents, any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, willful misconduct or gross negligence; provided that the foregoing shall not operate to waive and release any claims, obligations, debts, rights, suits, damages, causes of action, or remedies of the Debtors or Reorganized Debtors (a) expressly preserved by the Plan or (b) arising after the Effective Date under or related to any agreements or documents executed to implement the Plan and the restructuring or assumed pursuant to the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

(3)	Releases by Holders of Claims and Interests

As of the Effective Date, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Debtors, the Reorganized Debtors and the Released Parties from any and all claims, obligations, debts, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of a Debtor or Reorganized Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the restructuring, the Restructuring Transactions, the Chapter 11 Cases, the RSA, the purchase, sale, or rescission of the purchase or sale of any security or loans of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Exit Facilities Documents or any other Restructuring Documents, any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, willful misconduct or gross negligence; provided that the foregoing shall not operate to waive and release any claims, obligations, debts, rights, suits, damages, causes of action, or remedies of the Debtors or Reorganized Debtors (x) expressly preserved by the Plan or (y) arising after the Effective Date under or related to any agreements or documents executed to implement the Plan and the Restructuring or assumed pursuant to the Plan.

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Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (a) consensual; (b) essential to the confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good-faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

(4)	Exculpation

Upon and effective as of the Effective Date, the Debtors and their directors, officers, employees, attorneys, investment bankers, financial advisors, restructuring consultants, and other professional advisors and agents will be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(e) of the Bankruptcy Code.

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated Claim; provided that the foregoing “Exculpation” shall have no effect on the liability of any entity that results from any such act or omission that is determined by a Final Order to have constituted actual fraud, gross negligence, or willful misconduct. The Exculpated Parties have participated in any and all activities potentially underlying any Exculpated Claim in good faith and in compliance with the applicable laws.

(5)	Injunction

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released pursuant to Article VIII.C or Article VIII.D of the Plan, discharged pursuant to Article VIII.B of the Plan, or are subject to exculpation pursuant to Article VIII.E of the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan or under any document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement) executed to implement the Plan from bringing an action to enforce the terms of the Plan or such document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement) executed to implement the Plan.

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(6)	Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

(7)	Release of Liens

Except as otherwise specifically provided in the Plan, the Exit Facilities Documents (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the Exit Facilities Documents), or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors, the RBL Agent, or any other holder of a Secured Claim. In addition, at the sole expense of the Debtors or the Reorganized Debtors, the RBL Agent shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Debtors or administrative agent(s) for the Exit Facilities to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.

(8)	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever Disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (a) such Claim has been adjudicated as noncontingent, or (b) the relevant holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

(9)	Recoupment

In no event shall any holder of a Claim be entitled to recoup such Claim against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

(10)	Subordination Rights

Any distributions under the Plan to holders of Claims or Interests shall be received and retained free from any obligations to hold or transfer the same to any other holder and shall not be subject to levy, garnishment, attachment, or other legal process by any holder by reason of claimed contractual subordination rights. On the Effective Date, any such subordination rights shall be deemed waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan; provided that any such subordination rights shall be preserved in the event the Confirmation Order is vacated, the Effective Date does not occur in accordance with the terms hereunder, or the Plan is revoked or withdrawn.

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F.       Modification, Revocation, or Withdrawal of the Plan

(1)	Modification of Plan

Subject to the limitations contained in the Plan, and subject to the terms of the RSA, and with the consent of the Required Consenting Noteholders and the Required Consenting RBL Lenders, and the RBL Agent (to the extent such modification directly and adversely affects its rights under the Plan) the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and the Bankruptcy Rules and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, and the consent of the Required Consenting Noteholders and the Required Consenting RBL Lenders, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan with respect to the Debtors, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

(2)	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation of votes thereon pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

(3)	Revocation or Withdrawal of Plan

The Debtors reserve the right (subject to the terms of the RSA) to revoke or withdraw the Plan with respect to any or all Debtors before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity, (ii) prejudice in any manner the rights of any Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

G.       Reservation of Rights

The Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

H.       Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After any of such documents included in the Plan Supplement are filed, copies of such documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Solicitation Agent’s website at https://cases.primeclerk.com/evep or the Bankruptcy Court’s website at https://www.pacer.gov/.

I.       Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B of the Plan:

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(a)       the Amended RBL Credit Agreement, all documentation related thereto, shall be in form and substance consistent with the Amended RBL Credit Agreement Term Sheet and otherwise in form and substance acceptable to the Debtors, the Required Consenting RBL Lenders, the Amended RBL Credit Facility Agent and the Required Consenting Noteholders;

(b)       the New Omnibus Agreement shall be in form and substance acceptable to the Debtors, the Required Consenting Noteholders and the EnerVest Parties, and shall also be subject to the consent of the RBL Agent (which consent shall not be unreasonably withheld);

(c)       the joint operating agreements and other operating agreements to which the Debtors are currently a party shall be modified in a manner in form and substance acceptable to the Debtors and the Required Consenting Noteholders, and which modifications, if any, shall also be subject to the consent of the RBL Agent (which consent shall not be unreasonably withheld);

(d)       the New Warrants and the New Warrants Agreement shall be in form and substance acceptable to the Debtors, the Required Consenting Noteholders and the EnerVest Parties;

(e)       the New Organizational Documents and any other organizational documents for the Reorganized Debtors, including the Registration Rights Agreement, shall be in form and substance acceptable to the Required Consenting Noteholders in their sole discretion; provided that the documents referred to in this clause (e) shall also be subject to the consent of the Debtors (which consent shall not be unreasonably withheld);

(f)       the Bankruptcy Court shall have entered the Disclosure Statement Order, in form and substance acceptable to the Debtors, the Required Consenting Noteholders, and the Required Consenting RBL Lenders;

(g)       the Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Debtors, the Required Consenting Noteholders, and the Required Consenting RBL Lenders, which order shall have become a Final Order that is not stayed;

(h)       the Debtors shall have paid the Restructuring Expenses, including estimated fees and expenses to be incurred through the Effective Date, in full, in Cash; and

(i)       the Debtors shall have received all governmental or other approvals required to effectuate the terms of the Plan.

J.       Waiver of Conditions Precedent

The Debtors, with the prior consent of the Required Consenting Noteholders, the Required Consenting RBL Lenders (solely with respect to the conditions to the Effective Date set forth in Articles IX.A.1, 6, 7, and 9 of the Plan), the RBL Agent (solely with respect to the conditions to the Effective Date set forth in Articles IX.A.2, 3, and 8) and the EnerVest Parties (solely with respect to the conditions to the Effective Date set forth in Articles IX.A.2 and 4 of the Plan) may waive any of the conditions to the Effective Date set forth in Article IX.A of the Plan at any time without any notice to other parties in interest and without further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceedings to confirm or consummate the Plan, subject to the terms of the Bankruptcy Code and the Bankruptcy Rules.

K.       Effect of Non-Occurrence of Conditions to Consummation

If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then, except as provided in such Final Order, the Plan will be null and void in all respects, and nothing contained in the Plan, the Disclosure Statement, or the RSA shall: (1) constitute a waiver or release of any Claims, Interests, or Causes of Action by an Entity; (2) prejudice in any manner the rights of any Debtor or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

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VII.	RISK FACTORS

PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS THAT ARE IMPAIRED AND ENTITLED TO VOTE SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH HEREIN, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT.

ALTHOUGH THESE RISK FACTORS ARE MANY, THESE FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS’ BUSINESSES OR THE PLAN AND ITS IMPLEMENTATION.

A.       General

The following provides a summary of various important considerations and risk factors associated with the Plan; however, it is not exhaustive. In considering whether to vote to accept or reject the Plan, holders of Claims entitled to vote on the Plan should read and carefully consider the factors set forth below, as well as all other information set forth or otherwise referenced or incorporated by reference in this Disclosure Statement.

B.       Risks Relating to the Plan and Other Bankruptcy Law Considerations

(1)	A Claim or Interest Holder May Object to, and the Bankruptcy Court May Disagree with, the Debtors’ Classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created ten Classes of Claims and Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims and Interests in each such Class. However, a Claim or Interest holder could challenge the Debtors’ classification. In such an event, the cost of the Chapter 11 Cases and the time needed to confirm the Plan may increase, and there can be no assurance that the Bankruptcy Court will agree with the Debtors’ classification. If the Bankruptcy Court concludes that the classifications of Claims and Interests under the Plan do not comply with the requirements of the Bankruptcy Code, the Debtors may need to modify the Plan. Such modification could require re-solicitation of votes on the Plan. The Plan may not be confirmed if the Bankruptcy Court determines that the Debtors’ classification of Claims and Interests is not appropriate.

(2)	The Debtors May Not Be Able to Satisfy the Voting Requirements for Confirmation of the Plan.

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors may seek, as promptly as practicable thereafter, Confirmation. If the Plan does not receive the required support from Classes 3 and 4, the Debtors may elect, to amend the Plan, seek to sell their assets pursuant to section 363 of the Bankruptcy Code, or proceed with liquidation. There can be no assurance that the terms of any such alternative chapter 11 plan of reorganization or sale pursuant to section 363 of the Bankruptcy Code would be similar or as favorable to the holders of Allowed Claims or Interests as those proposed in the Plan.

(3)	The Bankruptcy Court May Not Confirm the Plan or May Require the Debtors to Re-Solicit Votes with Respect to the Plan.

The Debtors cannot assure you that the Plan will be confirmed by the Bankruptcy Court. Section 1129 of the Bankruptcy Code, which sets forth the requirements for confirmation of a plan of reorganization, requires, among other things, a finding by the Bankruptcy Court that the plan of reorganization is “feasible,” that all claims and interests have been classified in compliance with the provisions of section 1122 of the Bankruptcy Code, and that, under the plan of reorganization, each holder of a claim or interest within each impaired class either accepts the plan of reorganization or receives or retains cash or property of a value, as of the date the plan of reorganization becomes effective, that is not less than the value such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code. With respect to impaired classes of claims or interests that do not accept the plan of reorganization, section 1129(b) requires that the plan of reorganization be fair and equitable (including, without limitation the “absolute priority rule”) and not discriminate unfairly with respect to such classes. There can be no assurance that the Bankruptcy Court will conclude that the feasibility test and other requirements of section 1129 of the Bankruptcy Code (including, without limitation, finding that the Plan satisfies the “new value” exception to the absolute priority rule, if applicable) have been met with respect to the Plan. If and when the Plan is filed, there can be no assurance that modifications to the Plan would not be required for Confirmation, or that such modifications would not require a re-solicitation of votes on the Plan.

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The Bankruptcy Court could fail to approve this Disclosure Statement and determine that the votes in favor of the Plan should be disregarded. The Debtors then would be required to recommence the solicitation process, which would include re-filing a plan of reorganization and disclosure statement. Typically, this process involves a 60- to 90-day period and includes a Bankruptcy Court hearing with respect to the required approval of a disclosure statement, followed (after Bankruptcy Court approval) by solicitation of claim and interest holder votes for the plan of reorganization, followed by a confirmation hearing at which the Bankruptcy Court will determine whether the requirements for confirmation have been satisfied, including the requisite claim and interest holder acceptances.

If the Plan is not confirmed, the Chapter 11 Cases may be converted into cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Interests and the Debtors’ liquidation analysis are set forth under the unaudited Liquidation Analysis, attached hereto as Exhibit C. The Debtors believe that liquidation under chapter 7 of the Bankruptcy Code would result in, among other things, smaller distributions being made to holders of Claims and Interests than those provided for in the Plan because of:

•	the potential absence of a market for the Debtors’ assets on a going concern basis;

•	additional administrative expenses involved in the appointment of a trustee; and

•	additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of Unexpired Leases and other Executory Contracts in connection with a cessation of the Debtors’ operations.

(4)	The Debtors May Object to the Amount or Classification of a Claim or Interest.

Except as otherwise provided in the Plan, the Debtors and other parties in interest reserve the right to object to the amount or classification of any Claim or Interest under the Plan. The estimates set forth in this Disclosure Statement cannot be relied on by any holder of a Claim or Interest where such Claim or Interest is subject to an objection. Any holder of a Claim or Interest that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

(5)	Even If the Debtors Receive All Necessary Acceptances for the Plan to Become Effective, the Debtors May Fail to Meet All Conditions Precedent to Effectiveness of the Plan.

Although the Debtors believe that the Effective Date would occur very shortly after the Confirmation Date, there can be no assurance as to such timing.

The Confirmation and effectiveness of the Plan are subject to certain conditions that may or may not be satisfied. The Debtors cannot assure you that all requirements for Confirmation and effectiveness required under the Plan will be satisfied. If each condition precedent to Consummation is not met or waived, the Effective Date will not take place. In the event that the Plan is not confirmed or is not consummated, the Debtors may seek confirmation of a new plan of reorganization.

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(6)	Contingencies May Affect Distributions to Holders of Allowed Claims or Allowed Interests.

The distributions available to holders of Allowed Claims or Allowed Interests under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims or Allowed Interests to be subordinated to other Allowed Claims or Allowed Interests. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

(7)	The Bankruptcy Court May Find the Solicitation of Acceptances Inadequate.

Usually, votes to accept or reject a plan of reorganization are solicited after the filing of a petition commencing a chapter 11 case. Nevertheless, a debtor may solicit votes prior to the commencement of a chapter 11 case in accordance with sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). Sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) require that:

•	solicitation comply with applicable nonbankruptcy law;

•	the plan of reorganization be transmitted to substantially all creditors and other interest holders entitled to vote; and

•	the time prescribed for voting is not unreasonably short.

In addition, Bankruptcy Rule 3018(b) provides that a holder of a claim or interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the court finds after notice and a hearing that the plan was not transmitted in accordance with reasonable solicitation procedures. Section 1126(b) of the Bankruptcy Code provides that a holder of a claim or interest that has accepted or rejected a plan before the commencement of a case under the Bankruptcy Code is deemed to have accepted or rejected the plan if (i) the solicitation of such acceptance or rejection was in compliance with applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation or (ii) there is no such law, rule, or regulation, and such acceptance or rejection was solicited after disclosure to such holder of adequate information (as defined by section 1125(a) of the Bankruptcy Code). While the Debtors believe that the requirements of sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) will be met, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(8)	There Is a Risk of Termination of the RSA.

To the extent that events giving rise to termination of the RSA occur, the RSA may terminate prior to the Confirmation or Consummation of the Plan, which could result in the loss of support for the Plan by important creditor constituencies and could result in the loss of use of cash collateral by the Debtors under certain circumstances. Any such loss of support could adversely affect the Debtors’ ability to confirm and consummate the Plan.

(9)	The Bankruptcy Court May Dismiss Some or All of the Chapter 11 Cases.

Certain parties in interest may contest the Debtors’ authority to commence and/or prosecute the Chapter 11 Cases. If, pursuant to any such proceeding, the Bankruptcy Court finds that some or all of the Debtors could not commence the Chapter 11 Cases for any reason (including for cause or any grounds supporting abstention), the Debtors may be unable to consummate the transactions contemplated by the RSA and the Plan. If some or all of the Chapter 11 Cases are dismissed, the Debtors may be forced to cease operations due to insufficient funding and/or liquidate their businesses in another forum to the detriment of all parties in interest.

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(10)	The United States Trustee or Other Parties May Object to the Plan on Account of the Third-Party Release Provisions.

Any party in interest, including the United States Trustee (the “U.S. Trustee”), could object to the Plan on the grounds that the third-party release contained in Article VIII.C of the Plan is not given consensually or in a permissible non-consensual manner. In response to such an objection, the Bankruptcy Court could determine that the third-party release is not valid under the Bankruptcy Code. If the Bankruptcy Court makes such a determination, the Plan could not be confirmed without modifying the Plan to alter or remove the third-party release. This could result in substantial delay in Confirmation of the Plan or the Plan not being confirmed at all.

(11)	The Debtors May Seek to Amend, Waive, Modify, or Withdraw the Plan at Any Time Prior to Confirmation.

The Debtors, reserve the right, in accordance with the Bankruptcy Code, and the Bankruptcy Rules, and consistent with the terms of the Plan and the RSA, to amend the terms of the Plan or waive any conditions thereto if and to the extent such amendments or waivers are necessary or desirable to consummate the Plan. The potential impact of any such amendment or waiver on the holders of Claims and Interests cannot presently be foreseen but may include a change in the economic impact of the Plan on some or all of the proposed Classes or a change in the relative rights of such Classes. All holders of Claims and Interests will receive notice of such amendments or waivers required by applicable law and the Bankruptcy Court. If, after receiving sufficient acceptances, but prior to Confirmation of the Plan, the Debtors seek to modify the Plan, the previously solicited acceptances will be valid only if (1) all classes of adversely affected creditors and interest holders accept the modification in writing, or (2) the Bankruptcy Court determines, after notice to designated parties, that such modification was de minimis or purely technical or otherwise did not adversely change the treatment of holders of accepting Claims and Interests or is otherwise permitted by the Bankruptcy Code.

(12)	The Plan May Have Material Adverse Effects on the Debtors’ Operations.

The solicitation of acceptances of the Plan and commencement of the Chapter 11 Cases could adversely affect the relationships between the Debtors and their respective customers, employees, partners, and other parties. Such adverse effects could materially impair the Debtors’ operations.

(13)	The Debtors Cannot Predict the Amount of Time Spent in Bankruptcy for the Purpose of Implementing the Plan, and a Lengthy Bankruptcy Proceeding Could Disrupt the Debtors’ Businesses, as Well as Impair the Prospect for Reorganization on the Terms Contained in the Plan.

The Debtors estimate that the process of obtaining Confirmation and Consummation of the Plan by the Bankruptcy Court could last approximately 60–75 days from the Petition Date, but it could last considerably longer if, for example, Confirmation is contested or the conditions to Confirmation or Consummation are not satisfied or waived.

Although the Plan is designed to minimize the length of the bankruptcy proceedings, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy, and the Debtors cannot be certain that the Plan will be confirmed.  Even if confirmed on a timely basis, a bankruptcy proceeding to confirm the Plan could itself have an adverse effect on the Debtors’ businesses.  There is a risk, due to uncertainty about the Debtors’ futures that, among other things:

•	employees could be distracted from performance of their duties or more easily attracted to other career opportunities; and

•	suppliers, vendors, or other business partners could terminate their relationship with the Debtors or demand financial assurances or enhanced performance, any of which could impair the Debtors’ prospects.

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A lengthy bankruptcy proceeding also would involve additional expenses and divert the attention of management from the operation of the Debtors’ businesses.

The disruption that the bankruptcy process would have on the Debtors’ businesses could increase with the length of time it takes to complete the Chapter 11 Cases. If the Debtors are unable to obtain Confirmation of the Plan on a timely basis, because of a challenge to the Plan or otherwise, the Debtors may be forced to operate in bankruptcy for an extended period of time while they try to develop a different plan of reorganization that can be confirmed. A protracted bankruptcy case could increase both the probability and the magnitude of the adverse effects described above.

(14)	Other Parties in Interest Might Be Permitted to Propose Alternative Plans of Reorganization That May Be Less Favorable to Certain of the Debtors’ Constituencies Than the Plan.

Other parties in interest could seek authority from the Bankruptcy Court to propose an alternative plan of reorganization to the Plan. Under the Bankruptcy Code, a debtor in possession initially has the exclusive right to propose and solicit acceptances of a plan of reorganization for a period of 120 days from the Petition Date. However, such exclusivity period can be reduced or terminated upon order of the Bankruptcy Court. If such an order were to be entered, parties in interest other than the Debtors would then have the opportunity to propose alternative plans of reorganization.

If another party in interest were to propose an alternative plan of reorganization following expiration or termination of the Debtors’ exclusivity period, such a plan may be less favorable to existing holders of Claims or Interests.

The Debtors consider maintaining relationships with their stakeholders, customers, and other partners as critical to maintaining the value of their enterprise following the Effective Date and have sought to treat those constituencies accordingly. However, proponents of alternative plans of reorganization may not share the Debtors’ assessments and may seek to impair the Claims or Interests of such constituencies to a greater degree. If there were competing plans of reorganization, the Chapter 11 Cases likely would become longer, more complicated, more litigious, and much more expensive. If this were to occur, or if the Debtors’ stakeholders or other constituencies important to the Debtors’ business were to react adversely to an alternative plan of reorganization, the adverse consequences discussed in the foregoing sections also could occur.

(15)	The Debtors’ Business May Be Negatively Affected if the Debtors Are Unable to Assume Their Executory Contracts and Unexpired Leases.

An executory contract is a contract on which performance remains due to some extent by both parties to the contract. The Plan provides for the assumption of all Executory Contracts and Unexpired Leases, except any such contracts or leases specifically identified as being rejected in the Plan Supplement. The Debtors intend to preserve as much of the benefit of their existing Executory Contracts and Unexpired Leases as possible. However, with respect to some limited classes of Executory Contracts, including, if any, licenses with respect to patents or trademarks, the Debtors may need to obtain the consent of the counterparty to maintain the benefit of the contract. If such consent is required, there is no guarantee that such consent either would be forthcoming or that conditions would not be attached to any such consent that makes assuming the contracts unattractive. The Debtors then would be required to either forego the benefits offered by such contracts or to find alternative arrangements to replace them.

(16)	Material Transactions Could Be Set Aside as Fraudulent Conveyances or Preferential Transfers.

Certain payments received by stakeholders prior to the bankruptcy filing could be challenged under applicable debtor/creditor or bankruptcy laws as either a “fraudulent conveyance” or a “preferential transfer.” A fraudulent conveyance occurs when a transfer of a debtor’s assets is made with the intent to defraud creditors or in exchange for consideration that does not represent reasonably equivalent value to the property transferred. A preferential transfer occurs upon a transfer of property of the debtor while the debtor is insolvent for the benefit of a creditor on account of an antecedent debt owed by the debtor that was made on or within 90 days before the petition date or one year before the petition date, if the creditor, at the time of such transfer, was an insider. If any transfer were challenged in the Bankruptcy Court and found to have occurred with regard to any of the Debtors’ material transactions, the Bankruptcy Court could order the recovery of all amounts received by the recipient of the transfer.

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(17)	The Debtors May Be Unsuccessful in Obtaining First Day Orders to Permit Them to Pay Their Vendors or Continue Operating Their Businesses in the Ordinary Course of Business.

The Debtors have attempted to address potential concerns of their customers, vendors, and other key parties in interest that might arise from the filing of the Plan through a variety of provisions incorporated into or contemplated by the Plan, including the Debtors’ intention to seek appropriate Bankruptcy Court orders to permit the Debtors to pay their prepetition and postpetition accounts payable to parties in interest in the ordinary course. However, there can be no guarantee that the Debtors will be successful in obtaining the necessary approvals of the Bankruptcy Court for such arrangements or for every party in interest the Debtors may seek to treat in this manner, and, as a result, the Debtors’ businesses might suffer.

(18)	The Bankruptcy Court May Not Approve the Debtors’ Use of Cash Collateral.

Upon commencing the Chapter 11 Cases, the Debtors will ask the Bankruptcy Court to authorize the Debtors to use cash collateral to fund the Chapter 11 Cases and to provide customary adequate protection to the lenders under the RBL Credit Agreement. Such access to cash collateral will provide liquidity during the pendency of the Chapter 11 Cases. If the Debtors’ right to use cash collateral expires, there is no assurance that the Bankruptcy Court will approve such use of cash collateral on the terms requested. Moreover, if the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust their available cash collateral. There is no assurance that the Debtors will be able to obtain an extension of the right to use cash collateral or postpetition financing, in which case, the liquidity necessary for the orderly functioning of the Debtors’ businesses may be impaired materially.

(19)	Certain Claims May Not Be Discharged and Could Have a Material Adverse Effect on the Debtors’ Financial Condition and Results of Operations.

The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges a debtor from substantially all debts arising prior to confirmation. With few exceptions, all Claims that arise prior to the Petition Date or before Confirmation of the Plan (a) would be subject to compromise and/or treatment under the Plan and/or (b) would be discharged in accordance with the terms of the Plan. Any Claims not ultimately discharged through the Plan could be asserted against the applicable Reorganized Debtors and may have an adverse effect on the Reorganized Debtors’ financial condition and results of operations on a post-reorganization basis.

C.       Risks Relating to the Restructuring Transactions

(1)	The Debtors Will Be Subject to Business Uncertainties and Contractual Restrictions Prior to the Effective Date.

Uncertainty about the effects of the Plan on employees may have an adverse effect on the Debtors. These uncertainties may impair the Debtors’ ability to retain and motivate key personnel and could cause customers, suppliers, and others that deal with the Debtors to defer entering into contracts with the Debtors or making other decisions concerning the Debtors or seek to change existing business relationships with the Debtors. In addition, the Debtors are highly dependent on the efforts and performance of their senior management team. If key employees depart because of uncertainty about their future roles and potential complexities of the Restructuring Transactions, the Debtors’ business, financial condition, liquidity, and results of operations could be adversely affected.

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(2)	The Support of the RSA Parties Is Subject to the Terms of the RSA Which Is Subject to Termination in Certain Circumstances.

Pursuant to and subject to the terms of the RSA, the RSA Parties are obligated to support the restructuring discussed above and the Plan. Nevertheless, the RSA is subject to termination upon the occurrence of certain termination events. Accordingly, the RSA may be terminated after the date of this Disclosure Statement, and such a termination would present a material risk to Confirmation and/or Consummation of the Plan because the Plan may no longer have the support of the RSA Parties.

(3)	There Is Inherent Uncertainty in the Debtors’ Financial Projections Such that the Reorganized Debtors May Not Be Able to Meet the Projections.

The Financial Projections attached hereto as Exhibit E includes projections covering the Debtors’ operations through fiscal year 2019. These projections are based on assumptions that are an integral part of the projections, including Confirmation and Consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize.

In addition, unanticipated events and circumstances occurring after the date hereof may affect the actual financial results of the Debtors’ operations. These variations may be material and may adversely affect the value of the New Common Stock and New Warrants and the ability of the Debtors to make payments with respect to their indebtedness. Because the actual results achieved may vary from projected results, perhaps significantly, the Financial Projections should not be relied upon as a guarantee or other assurance of the actual results that will occur.

Further, during the Chapter 11 Cases, the Debtors expect that their financial results will continue to be volatile as restructuring activities and expenses, contract terminations and rejections, and claims assessments significantly impact the Debtors’ consolidated financial statements. As a result, the Debtors’ historical financial performance likely will not be indicative of their financial performance after the Petition Date. In addition, if the Debtors emerge from the Chapter 11 Cases, the amounts reported in subsequent consolidated financial statements may materially change relative to historical consolidated financial statements, including as a result of revisions to the Debtors’ operating plans pursuant to a plan of reorganization. The Debtors also may be required to adopt fresh start accounting, in which case their assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtors’ consolidated balance sheets. The Debtors’ financial results after the application of fresh start accounting also may be different from historical trends.

Lastly, the business plan was developed by the Debtors with the assistance of their advisors. There can be no assurances that the Debtors’ business plan will not change, perhaps materially, as a result of decisions that the board of directors may make after fully evaluating the strategic direction of the Debtors and their business plan. Any deviations from the Debtors’ existing business plan would necessarily cause a deviation from the Financial Projections, and could result in materially different outcomes from those projected.

(4)	The Debtors Must Continue to Retain, Motivate, and Recruit Executives and Other Key Employees, Which May Be Difficult in Light of Uncertainty Regarding the Plan, and Failure to Do So Could Negatively Affect the Debtors’ Businesses.

For the restructuring to be successful, during the period before the Effective Date, the Debtors must continue to retain, motivate, and recruit executives and other key employees and maintain employee morale. Moreover, the Debtors must be successful at retaining and motivating key employees following the Effective Date. Employees of the Debtors may feel uncertainty about their future roles with the Debtors until, or even after, future strategies are announced or executed. The potential distractions of the restructuring may adversely affect the ability of the Debtors to retain, motivate, and recruit executives and other key employees and keep them focused on applicable strategies and goals. Additionally, the Debtors’ employees could seek employment with one of the Debtors’ competitors, which, in light of the Chapter 11 Cases, may seek to lure the employees at a time when such employees may be fearful about the Debtors’ future. Failure by the Debtors to attract, retain, and motivate executives and other employees during the period prior to or after the Effective Date could have a negative impact on the Debtors’ businesses.

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(5)	Failure to Implement the Restructuring Transactions and Confirm and Consummate the Plan Could Negatively Impact the Debtors.

If the Plan is not Confirmed and Consummated and the Restructuring Transactions are not implemented, the Debtors may consider other restructuring alternatives available at that time, which may include the filing of an alternative chapter 11 plan, conversion to chapter 7, commencement of section 363 sales of the Debtors’ assets, or any other transaction that would maximize value of the Debtors’ estates. Any alternative restructuring proposal may be on terms less favorable to holders of Claims against and Interests in the Debtors than the terms of the Plan as described herein.

Any material delay in Confirmation of the Plan, or the Chapter 11 Cases, or the threat of rejection of the Plan by the Bankruptcy Court, would add substantial expense and uncertainty to the process.

If the Plan is not confirmed and consummated, the ongoing businesses of the Debtors may be adversely affected and there may be various consequences, including:

•	the adverse impact to the Debtors’ businesses caused by the failure to pursue other beneficial opportunities due to the focus on the restructuring, without realizing any of the anticipated benefits of the restructuring;

•	the incurrence of substantial costs by the Debtors in connection with the restructuring, without realizing any of the anticipated benefits of the restructuring;

•	the possibility, for the Debtors, of being unable to repay indebtedness when due and payable; and

•	the Debtors pursuing traditional chapter 11 or chapter 7 proceedings, resulting in recoveries for creditors and interest holders that are less than contemplated under the Plan, or resulting in no recovery for certain holders of Claims and Interests.

(6)	EV NewCo Parent Will be a Holding Company

EVEP is a holding company, and as such, it conducts its operations through, most of its assets are owned by, and its operating income and cash flow are generated by, its subsidiaries. Upon the Effective Date, EV NewCo Parent will be a holding company. Therefore, EV NewCo Parent will be dependent upon cash flows from its subsidiaries to meet its debt service and related obligations. Contractual provisions or laws, as well as its subsidiaries’ financial conditions and operating requirements, may limit EV NewCo Parent’s ability to obtain, from such subsidiaries, the cash required to meet such debt service or related obligations. Applicable tax laws may also subject such payments to further taxation.

(7)	Even if the Restructuring Transactions are Successfully Consummated, the Debtors Will Continue to Face Risks.

The Restructuring Transactions are generally designed to reduce the amount of the Debtors’ cash interest expense and improve the Debtors’ liquidity and financial and operational flexibility to generate long-term growth. Even if the Restructuring Transactions are implemented, the Debtors will continue to face a number of risks, including certain risks that are beyond the Debtors’ control, such as changes in economic conditions, changes in the Debtors’ industry, and changes in commodity prices. As a result of these risks and others, there is no guarantee that the Restructuring Transactions will achieve the Debtors’ stated goals.

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D.       Risks Relating to the New Common Stock and New Warrants

(1)	The Debtors May Not Be Able to Achieve Their Projected Financial Results.

The Debtors may not be able to meet their projected financial results or achieve the revenue or cash flow that the Debtors have assumed in projecting their future business prospects. If the Debtors do not achieve these projected revenue or cash flow levels, the Debtors may lack sufficient liquidity to continue operating as planned after emergence. The financial projections represent management’s view based on currently known facts and hypothetical assumptions about their future operations. They do not, however, guarantee the Debtors’ future financial performance.

(2)	The Plan Exchanges Senior Indebtedness for Junior Securities.

If the Plan is confirmed and consummated, holders of Senior Notes Claims will receive New Common Stock. Thus, in agreeing to the Plan, such holders will be consenting to the exchange senior debt, which has, among other things, a stated interest rate, a maturity date, and a liquidation preference over equity securities, for the New Common Stock, which are equity securities that will be subordinate to the debt outstanding under the Exit Facilities and all future creditor claims.

(3)	A Liquid Trading Market for the New Common Stock and the Warrants May Not Develop.

The Debtors make no assurance that liquid trading markets for the New Common Stock and the New Warrants will develop. The liquidity of any market for the New Common Stock and the New Warrants will depend, among other things, upon the number of holders of New Common Stock and New Warrants, the Reorganized Debtors’ financial performance, and the market for similar securities, none of which can be determined or predicted. Therefore, the Debtors cannot assure that an active trading market will develop or, if a market develops, what the liquidity or pricing characteristics of that market will be. EV NewCo Parent will use its reasonable best efforts to obtain a listing of the New Common Stock on the OTC Pink Market on the Effective Date; if such listing is not obtained, EV NewCo Parent will use its best efforts to obtain a listing on the OTC Pink Market as soon as possible thereafter. After the Effective Date, the New Board may determine in its discretion to obtain a listing of the New Common Stock on any of the Nasdaq Stock Market (“Nasdaq”), the New York Stock Exchange (“NYSE”) or other OTC markets.

(4)	The Implied Valuation of the New Common Stock is Not Intended to Represent the Trading Value of the New Common Stock.

The valuation of the Reorganized Debtors is not intended to represent the trading value of the New Common Stock in public or private markets and is subject to additional uncertainties and contingencies, all of which are difficult to predict. If a market were to develop, actual market prices of such securities at issuance will depend upon, among other things: (i) prevailing interest rates; (ii) conditions in the financial markets; (iii) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (iv) other factors that generally influence the prices of securities. The actual market price of the New Common Stock may be volatile. Many factors, including factors unrelated to the Reorganized Debtors’ actual operating performance and other factors not possible to predict, could cause the market price of the New Common Stock to rise and fall. Accordingly, the implied value, stated herein and in the Plan, of the securities to be issued under the Plan does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the New Common Stock in the public or private markets.

(5)	The Debtors May Be Controlled by Significant Holders.

If the Plan is confirmed and consummated, holders of Senior Notes Claims and Existing EVEP Equity Interests will receive the New Common Stock and New Warrants, as applicable. The holders of Senior Notes Claims and Existing EVEP Equity Interests will own approximately 95 percent and 5 percent of the New Common Stock (in each case, subject to dilution on account of the MIP Shares, New Warrant Equity, and other shares issued after the Effective Date not pursuant to the Plan), respectively. If holders of a significant portion of the New Common Stock were to act as a group, such holders would be in a position to control the outcome of actions requiring shareholder approval. In addition, the Required Consenting Noteholders will appoint certain directors of the New Board.

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(6)	The New Common Stock is Subject to Potential Dilution.

The ownership percentage represented by the New Common Stock distributed on the Effective Date under the Plan will be subject to dilution from the New Common Stock issued upon the exercise of the New Warrants, the New Common Stock issued in connection with the Management Incentive Plan and the conversion of any other options, warrants, convertible securities, exercisable securities, or other securities that may be issued post-emergence.

(7)	The Debtors’ Financial Projections Are Subject to Inherent Uncertainty Due to the Numerous Assumptions Upon Which They Are Based.

The Debtors’ Financial Projections are based on numerous assumptions including: timely Confirmation and Consummation pursuant to the terms of the Plan; the anticipated future performance of the Debtors; industry performance; general business and economic conditions; and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement or subsequent to the date that the Disclosure Statement is approved by the Bankruptcy Court may affect the actual financial results of the Debtors’ operations. These variations may be material and may adversely affect the ability of the Debtors to make payments with respect to indebtedness following Consummation. Because the actual results achieved throughout the periods covered by the projections may vary from the projected results, the projections should not be relied upon as an assurance of the actual results that will occur. Except with respect to the projections and except as otherwise specifically and expressly stated, the Disclosure Statement does not reflect any events that may occur subsequent to the date of the Disclosure Statement. Such events may have a material impact on the information contained in the Disclosure Statement. The Debtors do not intend to update the projections and therefore the projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the projections.

E.       Risks Relating to the Debtors’ Business

(1)	The Debtors May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness.

The Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Debtors’ control. The Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Debtors to pay the principal, premium, if any, and interest on their indebtedness, including, without limitation, borrowings in connection with emergence.

(2)	Oil, Natural Gas and Natural Gas Liquids Prices are Highly Volatile and Depressed Prices can Significantly and Adversely Affect the Debtors’ Cash Flows from Operations and Their Ability to Service All of Their Indebtedness.

The Debtors’ revenue, profitability and cash flow depend upon the prices for oil, natural gas and natural gas liquids. Prices for these commodities have been depressed when compared to historical prices. The prices the Debtors receive for their production are volatile and a drop in prices can significantly affect the Debtors’ financial results and impede their growth, including their ability to service indebtedness. Changes in prices have a significant impact on the value of the Debtors’ reserves and on their cash flows. Prices may fluctuate widely in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond the Debtors’ control, such as:

•	the domestic and foreign supply of and demand for oil, natural gas and natural gas liquids;

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•	the amount of added production from development of unconventional oil and natural gas reserves;

•	the price and quantity of foreign imports of oil, natural gas and natural gas liquids;

•	the level of consumer product demand;

•	weather conditions;

•	the value of the U.S. dollar relative to the currencies of other countries;

•	overall domestic and global economic conditions;

•	political and economic conditions and events in foreign oil and natural gas production countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, conditions in South America, China and Russia and acts of terrorism or sabotage;

•	the recent change in federal regulations removing the longstanding prohibition of the export of oil produced in the U.S.;

•	the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•	technological advances affecting energy consumption;

•	domestic and foreign governmental regulations and taxation;

•	the impact of energy conservation efforts;

•	the proximity and capacity of natural gas pipelines and other transportation facilities to our production; and

•	the price and availability of alternative fuels.

Low prices will decrease the Debtors’ revenues, but may also reduce the amount of oil, natural gas or natural gas liquids that the Debtors can economically produce. This may result in the Debtors having to making substantial downward adjustments to their estimated proved reserves. If this occurs, or if the Debtors’ estimates of development costs increase, production data factors change or drilling results deteriorate, accounting rules may require the Debtors to write down, as a non-cash charge to earnings, the carrying value of their oil and natural gas properties for impairments. The Debtors are required to perform impairment tests on their assets whenever events or changes in circumstances lead to a reduction of the estimated useful life or estimated future cash flows that would indicate that the carrying amount may not be recoverable or whenever the Debtors’ management’s plans change with respect to those assets. The Debtors may incur impairment charges in the future, which could have a material adverse effect on their results of operations in the period taken.

(3)	Low Commodity Prices or Further Declines Would Have a Material Adverse Effect on the Debtors’ Business.

The Debtors’ financial position, results of operations, access to capital and the quantities of oil and natural gas that may be economically produced would be negatively impacted if oil and natural gas prices decrease further or remain depressed for an extended period of time. The ways in which such price decreases could have a material negative effect include:

•	a significant decrease in the number of wells the Debtors drill on their acreage, thereby reducing their production and cash flows;

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•	a reduction in cash flow, which would decrease funds available for capital expenditures employed to replace reserves and maintain or increase production;

•	a decrease in future undiscounted and discounted net cash flows from producing properties, possibly resulting in impairment expense that may be significant;

•	lower proved reserves, production and cash flows as certain reserves may no longer be economic to produce; and

•	access to sources of capital, such as equity or long-term debt markets could be severely limited or unavailable.

(4)	The Debtors’ Substantial Liquidity Needs May Impact Revenue.

The Debtors’ principal sources of liquidity historically have been cash flow from operations, sales, borrowings under their Prepetition Credit Facilities, and issuances of equity securities. If the Debtors’ cash flow from operations decreases, the Debtors’ ability to expend the capital necessary to grow their businesses will be severely strained.

The Debtors face uncertainty regarding the adequacy of their liquidity and capital resources and have extremely limited, if any, access to additional financing. In addition to the cash necessary to fund ongoing operations, the Debtors have incurred significant professional fees and other costs in connection with preparing for the Chapter 11 Cases and expect to continue to incur significant professional fees and costs throughout the Chapter 11 Cases. The Debtors cannot guarantee that cash on hand and cash flow from operations will be sufficient to continue to fund their operations and allow the Debtors to satisfy obligations related to the Chapter 11 Cases until the Debtors are able to emerge from bankruptcy protection.

The Debtors’ liquidity, including the ability to meet ongoing operational obligations, will be dependent upon, among other things: (a) their ability to comply with the terms and condition of the Cash Collateral Orders entered by the Bankruptcy Court in connection with the Chapter 11 Cases; (b) their ability to maintain adequate cash on hand; (c) their ability to generate cash flow from operations; (d) their ability to develop, confirm, and consummate the Plan or another alternative restructuring transaction; and (e) the cost, duration, and outcome of the Chapter 11 Cases. The Debtors’ ability to maintain adequate liquidity depends, in part, upon industry conditions and general economic, financial, competitive, regulatory, and other factors beyond the Debtors’ control. In the event that cash on hand and cash flow generated from operations are not sufficient to meet the Debtors’ liquidity needs, the Debtors may be required to seek additional financing. The Debtors can provide no assurance that additional financing would be available or, if available, offered to the Debtors on acceptable terms. The Debtors’ access to additional financing is, and for the foreseeable future likely will continue to be, extremely limited if it is available at all. In addition, the Debtors’ ability to consummate the Plan is dependent on, among other things, their ability to satisfy the conditions precedent to the Exit Facilities. The Debtors can provide no assurance that such conditions will be satisfied. The Debtors’ long-term liquidity requirements and the adequacy of their capital resources are difficult to predict at this time.

(5)	Failure to Maintain the Continued Listing Standards of Nasdaq Could Result in Delisting of EVEP’s Units.

EVEP’s units are currently listed on the Nasdaq Capital Market and the continued listing of EVEP’s units on the Nasdaq Capital Market is subject to EVEP’s ability to comply with the Nasdaq Capital Market’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per unit. On July 17, 2017, the Debtors received a letter from the Listing Qualifications Department of Nasdaq notifying them that EVEP’s units closed below the $1.00 per unit minimum bid price required by Nasdaq Listing Rule 5450(a)(1) for 30 consecutive business days and that EVEP had a period of 180 calendar days in which to regain compliance.

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On January 11, 2018, the listing of EVEP’s units was transferred to the Nasdaq Capital Market from the Nasdaq Global Market. In connection with such transfer, EVEP was granted an additional 180-day grace period to gain compliance with the Nasdaq Capital Market’s minimum bid price requirement. Any delisting from the Nasdaq Capital Market could result in even further reductions in EVEP’s price per unit and substantially limit the liquidity of the units.

On or after the Petition Date, the Nasdaq Capital Market may delist EVEP’s units. EV NewCo Parent will use its reasonable best efforts to obtain a listing of the New Common Stock on the OTC Pink Market on the Effective Date; if such listing is not obtained, EV NewCo Parent will use its best efforts to obtain a listing on the OTC Pink Market as soon as possible thereafter. After the Effective Date, the New Board may determine in its discretion to obtain a listing of the New Common Stock on any of Nasdaq, NYSE or other OTC markets.

(6)	The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases.

In the future, the Debtors may become a party to litigation. In general, litigation can be expensive and time consuming to bring or defend against. Such litigation could result in settlements or damages that could significantly affect the Debtors’ financial results. It is also possible that certain parties will commence litigation with respect to the treatment of their Claims under the Plan. It is not possible to predict the potential litigation that the Debtors may become party to, nor the final resolution of such litigation. The impact of any such litigation on the Reorganized Debtors’ businesses and financial stability, however, could be material.

F.       Certain Tax Implications of the Chapter 11 Cases

Holders of Allowed Senior Notes Claims should carefully review Article X of this Disclosure Statement, “Certain U.S. Federal Income Tax Consequences,” to determine how the tax implications of the Plan and the Chapter 11 Cases may adversely affect the Reorganized Debtors and holders of such Claims.

G.       Disclosure Statement Disclaimer

(1)	Information Contained Herein Is Solely for Soliciting Votes.

The information contained in this Disclosure Statement is for the purpose of soliciting acceptances of the Plan and may not be relied upon for any other purpose. Specifically, this Disclosure Statement is not legal advice to any Person or Entity. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each reader should consult its own legal counsel and accountant with regard to any legal, tax, and other matters concerning its Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote to accept or reject the Plan and whether to object to Confirmation.

(2)	Disclosure Statement May Contain Forward-Looking Statements.

This Disclosure Statement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate,” or “continue,” the negative thereof, or other variations thereon or comparable terminology.

The Debtors consider all statements regarding anticipated or future matters, including the following, to be forward-looking statements:

•	business strategy and plans, and future capital expenditures, including plans to optimize the value of the Debtors’ assets;

•	ability to meet the minimum bid price requirements of the Nasdaq Capital Market;

•	future financial and operating performance and results, revenues, cash flows, and expenses;

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•	levels of indebtedness, liquidity, and compliance with debt covenants;

•	market prices;

•	estimated net proved reserves, PV-10 value and standardized measure;

•	future derivative activities;

•	plans and forecasts;

•	fluctuations in prices of oil, natural gas, and natural gas liquids, and the length of time commodity prices remain depressed;

•	significant disruptions in the financial markets;

•	future capital requirements and availability of financing;

•	uncertainty inherent in estimating the Debtors’ reserves;

•	risks associated with drilling and operating wells;

•	discovery, acquisition, development, and replacement of reserves;

•	cash flows and liquidity;

•	timing and amount of future production of oil, natural gas, and natural gas liquid;

•	availability of drilling and production equipment;

•	marketing of oil, natural gas, and natural gas liquids;

•	developments in oil and natural gas producing countries;

•	competition;

•	general economic conditions;

•	governmental regulations;

•	activities taken or non-performance by third parties, including suppliers, contractors, transporters, and purchasers of the Debtors’ production and counterparties to the Debtors’ derivative financial instrument contracts;

•	hedging decisions, including whether or not to enter into derivative financial instruments;

•	actions of third-party co-owners of interest in properties in which the Debtors also own an interest;

•	fluctuations in interest rates and the value of the U.S. dollar in international currency markets; and

•	the Debtors’ ability to effectively integrate companies and properties that the Debtors acquire.

Statements concerning these and other matters are not guarantees of the Debtors’ future performance. The reader is cautioned that all forward-looking statements are necessarily speculative. The Valuation Analysis, the Liquidation Analysis, the Financial Projections, the recovery projections, and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to holders of Allowed Claims and Interests may be affected by many factors that cannot be predicted. Forward-looking statements represent the Debtors’ estimates and assumptions only as of the date such statements were made. There are risks, uncertainties, and other important factors that could cause the Debtors’ actual performance or achievements to be materially different from those they may project, and the Debtors undertake no obligation to update any such statement.

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(3)	No Legal, Business, or Tax Advice Is Provided to You by This Disclosure Statement.

THIS DISCLOSURE STATEMENT IS NOT LEGAL, BUSINESS, OR TAX ADVICE TO YOU. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each holder of a Claim or Interest should consult his or her own legal counsel and accountant with regard to any legal, tax, and other matters concerning his or her Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation.

(4)	No Admissions Made

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any entity (including the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, holders of Allowed Claims or Interests, or any other parties-in-interest.

(5)	Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim or Interest is, or is not, identified in this Disclosure Statement. All parties, including the Debtors, reserve the right to continue to investigate Claims and Interests and file and prosecute objections to Claims and Interests.

(6)	No Waiver of Right to Object or Right to Recover Transfers and Assets

The vote by a holder of an Allowed Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors to object to that holder’s Allowed Claim, or to bring Causes of Action or recover any preferential, fraudulent, or other voidable transfer of assets, regardless of whether any Claims or Causes of Action of the Debtors or their respective Estates are specifically or generally identified in the Plan.

(7)	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained herein.

(8)	The Potential Exists for Inaccuracies and the Debtors Have No Duty to Update

The Debtors make the statements contained in this Disclosure Statement as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since such date. Although the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered by the Bankruptcy Court.

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(9)	No Representations Outside of the Disclosure Statement Are Authorized

No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. In deciding whether to vote to accept or reject the Plan, you should not rely upon any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, unless otherwise indicated herein. You should promptly report unauthorized representations or inducements to the counsel to the Debtors and the U.S. Trustee.

VIII.	CONFIRMATION PROCEDURES

The following is a brief summary of the Confirmation process. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult with their own advisors.

A.       The Confirmation Hearing

Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a plan of reorganization. On the Petition Date, the Debtors will file a motion requesting that the Bankruptcy Court set a date and time within approximately 45 days after the Petition Date for the Confirmation Hearing. The Debtors will also request that the Bankruptcy Court approve this Disclosure Statement at the Confirmation Hearing. The Confirmation Hearing, once set, may be continued from time to time without further notice other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served in accordance with the Bankruptcy Rules, without further notice to parties in interest. The Bankruptcy Court, in its discretion and prior to the Confirmation Hearing, may put in place additional procedures governing the Confirmation Hearing. Subject to section 1127 of the Bankruptcy Code, the Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

Additionally, section 1128(b) of the Bankruptcy Code provides that a party in interest may object to Confirmation. The Debtors, in the same motion requesting a date for the Confirmation Hearing, will request that the Bankruptcy Court set a date and time for parties in interest to file objections to Confirmation of the Plan. An objection to Confirmation of the Plan must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that it is actually received on or before the deadline to file such objections as set forth therein.

B.       Confirmation Standards

Among the requirements for Confirmation are that the Plan (1) is accepted by all Impaired Classes of Claims and Interests or, if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class; (2) is feasible; and (3) is in the “best interests” of holders of Claims and Interests that are Impaired under the Plan.

The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before a bankruptcy court may confirm a plan of reorganization. The Debtors believe that the Plan fully complies with all the applicable requirements of section 1129 of the Bankruptcy Code set forth below, other than those pertaining to voting, which has not yet taken place.

•	The Plan complies with the applicable provisions of the Bankruptcy Code.

•	The Debtors (or any other proponent of the Plan) have complied with the applicable provisions of the Bankruptcy Code.

•	The Plan has been proposed in good faith and not by any means forbidden by law.

•	Any payment made or to be made by the Debtors (or any other proponent of the Plan) or by a Person issuing Securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, in connection with the Plan and incident to the Chapter 11 Cases is subject to the approval of the Bankruptcy Court as reasonable.

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•	The Debtors (or any other proponent of the Plan) have disclosed, or will disclose, the identity and affiliations of any individual proposed to serve, after Confirmation, as a director, or officer, the Reorganized Debtors, any Affiliate of the Debtors reorganized under the Plan, or any successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity security holders and with public policy.

•	The Debtors (or any other proponent of the Plan) have disclosed, or will disclose, the identity of any Insider that will be employed or retained the Reorganized Debtors and the nature of any compensation for such Insider.

•	With respect to each holder within an Impaired Class of Claims or Interests, as applicable, each such holder (1) has accepted the Plan or (2) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

•	With respect to each Class of Claims or Interests, such Class (1) has accepted the Plan or (2) is Unimpaired under the Plan (subject to the “cram-down” provisions discussed below); see Section E hereof (“Confirmation Without Acceptance by All Impaired Classes”).

•	The Plan provides for treatment of Claims, as applicable, in accordance with the provisions of section 507(a) of the Bankruptcy Code.

•	If a Class of Claims is Impaired under the Plan, at least one Class of Claims that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any Insider.

•	Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors, or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

•	All fees payable under 28 U.S.C. § 1930 have been paid or the Plan provides for the payment of all such fees on the Effective Date.

C.       Best Interests Test / Liquidation Analysis

As described above, section 1129(a)(7) of the Bankruptcy Code requires that each holder of an Impaired Claim or Interest either (1) accept the Plan or (2) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Based on the unaudited Liquidation Analysis attached hereto as Exhibit C, the Debtors believe that the value of any distributions if the Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code would be no greater than the value of distributions under the Plan. As a result, the Debtors believe holders of Claims and Interests in all Impaired Classes will recover at least as much as a result of Confirmation of the Plan as they would recover through a hypothetical chapter 7 liquidation.

THE LIQUIDATION ANALYSIS HAS BEEN PREPARED SOLELY FOR USE IN THIS DISCLOSURE STATEMENT AND DOES NOT REPRESENT VALUES THAT ARE APPROPRIATE FOR ANY OTHER PURPOSE. NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION BY OR ADMISSION OF ANY DEBTOR FOR ANY PURPOSE.

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D.       Feasibility

The Bankruptcy Code requires that a debtor demonstrate that confirmation of a plan of reorganization is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors have prepared the Financial Projections, which, together with the assumptions on which they are based, are attached hereto as Exhibit E. Based on such Financial Projections, the Debtors believe that they will be able to make all payments required under the Plan while conducting ongoing business operations. Therefore, Confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

E.       Confirmation Without Acceptance by All Impaired Classes

The Bankruptcy Code permits confirmation of a plan of reorganization even if it is not accepted by all impaired classes, as long as (1) the plan otherwise satisfies the requirements for confirmation, (2) at least one impaired class of claims has accepted the plan without taking into consideration the votes of any insiders in such class and (3) the plan is “fair and equitable” and does not “discriminate unfairly” as to any impaired class that has not accepted the plan. These so-called “cram down” provisions are set forth in section 1129(b) of the Bankruptcy Code.

(1)	No Unfair Discrimination

The no “unfair discrimination” test applies to Classes of Claims or Interests that are of equal priority and are receiving different treatment under the Plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.” The Debtors do not believe the Plan discriminates unfairly against any Impaired Class of Claims or Interests. The Debtors believe the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation.

(2)	Fair and Equitable Test

This test applies to Classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no Class of Claims or Interests receive more than 100 percent of the amount of the Allowed Claims or Interests in such Class. As to the dissenting Class, the test sets different standards depending on the type of Claims or Interests in such Class. In order to demonstrate that a plan is fair and equitable with respect to a dissenting class, the plan proponent must demonstrate:

•	Secured Creditors: Each holder of a secured claim: (a) retains its liens on the property, to the extent of the allowed amount of its secured claim, and receives deferred cash payments having a value, as of the effective date of the chapter 11 plan, of at least the allowed amount of such claim; (b) has the right to credit bid the amount of its claim if its property is sold and retains its liens on the proceeds of the sale (or if sold, on the proceeds thereof); or (c) receives the “indubitable equivalent” of its allowed secured claim.

•	Unsecured Creditors: Either (a) each holder of an impaired unsecured claim receives or retains under the chapter 11 plan property of a value equal to the amount of its allowed claim or (b) the holders of claims and interests that are junior to the claims of the non-accepting class will not receive any property under the chapter 11 plan.

•	Holders of Interests: Either (a) each holder of an impaired interest will receive or retain under the chapter 11 plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest or (b) the holders of interests that are junior to the non-accepting class will not receive or retain any property under the chapter 11 plan.

The Debtors believe that the Plan and treatment of all Classes of Claims and Interests under the Plan satisfies the “fair and equitable” requirement, notwithstanding the fact that certain Classes are deemed to reject the Plan.

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F.       Alternatives to Confirmation and Consummation of the Plan

If the Plan cannot be confirmed, the Debtors may seek to (1) prepare and present to the Bankruptcy Court an alternative chapter 11 plan of reorganization for confirmation, (2) effect a merger or sale transaction, including, potentially, a sale of all or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code, or (3) liquidate their assets and businesses under chapter 7 of the Bankruptcy Code. If the Debtors were to pursue a liquidation of their assets and businesses in chapter 7, the Debtors would convert these Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, and a trustee would be appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code.

IX.	IMPORTANT securities law disclosure

The Solicitation is being made prior to the Petition Date pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act, and, with respect to holders of Senior Notes Claims, only Accredited Investors are being solicited.

A.       New Common Stock and New Warrants

As discussed herein, the Plan provides for the Reorganized Debtors to distribute the New Common Stock and the New Warrants to holders of Senior Notes Claims and Existing EVEP Equity Interests, as applicable, in accordance with Article III of the Plan. The MIP Shares will also be granted under the Management Incentive Plan after the Effective Date.

The Debtors believe that the class of New Common Stock and the New Warrants will be “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code and any applicable Blue Sky Law. The Debtors further believe that the offer and sale of the New Common Stock and/or the New Warrants pursuant to the Plan is, and subsequent transfers of the New Common Stock and/or New Warrants by the holders thereof that are not “underwriters” (as defined in section 2(a)(11) of the Securities Act and in the Bankruptcy Code) will be, exempt from federal and state securities registration requirements under the Bankruptcy Code and any applicable state Blue Sky Law as described in more detail below.

B.       Issuance and Resale of New Common Stock and New Warrants

All shares of the New Common Stock and the New Warrants issued (a) to holders of Senior Notes Claims on account of their Claims and (b) holders of Existing EVEP Equity Interests, as applicable, and all shares of New Common Stock issuable upon exercise of the New Warrants, will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 1145(a) of the Bankruptcy Code. Section 1145 of the Bankruptcy Code provides an exception from registration under Section 5 of the Securities Act and any state law requirements for the offer and sale of a security for the offer or sale of stock, options, warrants or other securities by a debtor if (1) the offer or sale occurs under a plan of reorganization, (2) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor, and (3) the securities are issued in exchange for a claim against or interest in a debtor or are issued principally in such exchange or partly for cash and property. The Debtors believe that the sale of the New Common Stock and New Warrants, and all shares of New Common Stock issuable upon exercise of the New Warrants, in exchange for the Claims and Intersts described above satisfy the requirements of section 1145(a) of the Bankruptcy Code. Accordingly, no registration statement will be filed under the Securities Act or any state securities laws. Recipients of the New Common Stock and the New Warrants are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable state Blue Sky Law. As discussed below, the exemptions provided for in section 1145(a) related to resales do not apply to any person or entity that is deemed an “underwriter” as such term is defined in section 1145(b) of the Bankruptcy Code.

C.       Resales of New Common Stock and New Warrants; Definition of Underwriter

The New Common Stock and New Warrants issued pursuant to the section 1145(a) exemption may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by Section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code and further detailed below. In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

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Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” for purposes of the Securities Act as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (1) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (2) offers to sell securities offered or sold under a plan for the holders of such securities; (3) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (a) with a view to distribution of such securities and (b) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (4) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act, which includes “controlling persons” of the issuer. In addition, a person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all “affiliates,” which are all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “Controlling Persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “Controlling Person” of the debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns 10 percent or more of a class of securities of a reorganized debtor may be presumed to be a “Controlling Person” and, therefore, an underwriter.

Resales of the New Common Stock and/or the New Warrants by entities deemed to be “underwriters” (which definition includes “Controlling Persons”) are not exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law, even though such securities are not “restricted” securities. Under certain circumstances, holders of New Common Stock and/or New Warrants who are deemed to be “underwriters” may be entitled to resell their New Common Stock pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act. Generally, Rule 144 of the Securities Act would permit the public sale of securities received by such Person if the required holding period has been met and, under certain circumstances, current information regarding the issuer is publicly available and volume limitations, manner of sale requirements and certain other conditions are met. Whether any particular Person would be deemed to be an “underwriter” (including whether the Person is a “Controlling Person”) with respect to the New Common Stock and New Warrants would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to the New Common Stock and/or New Warrants or that such securities vis-à-vis such Person are “control” securities and, in turn, whether any Person may freely resell New Common Stock and/or New Warrants.

In view of the complex nature of the question of whether a particular Person may be an “underwriter,” the Debtors make no representations concerning the right of any Person to freely resell securities issued under the Plan. Accordingly, the Debtors recommend that potential recipients of the New Common Stock and the New Warrants consult their own counsel concerning their ability to freely trade such securities. In addition, these securities will not be registered under the Exchange Act or listed on any national securities exchange. The Debtors make no representation concerning the ability of a person to dispose of the New Common Stock or the New Warrants.

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D.       New Common Stock & Management Incentive Plan

The Confirmation Order shall authorize the New Board to adopt and enter into the Management Incentive Plan, which shall reserve up to six percent of the New Common Stock outstanding on the Effective Date (on a fully diluted and fully distributable basis) for MIP Shares. Grants of such MIP Shares will dilute all of the New Common Stock outstanding at the time of such issuance. The New Common Stock is also subject to dilution in connection with the exercise of the New Warrants and the conversion of any other options, warrants, convertible securities, or other securities that may be issued post-emergence.

X.	Certain U.S. Federal Income Tax Consequences

A.       Introduction

The following discussion summarizes certain United States (“U.S.”) federal income tax consequences of the implementation of the Plan to the Debtors, the Reorganized Debtors, and holders of Allowed Senior Notes Claims, Allowed RBL Facility Claims, and Allowed Existing EVEP Equity Interests. It does not address the U.S. federal income tax consequences to holders of Claims not entitled to vote on the Plan. This summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), the U.S. Treasury Regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service (the “IRS”), and any other published administrative rules and pronouncements of the IRS, all as in effect on the date hereof (collectively, “Applicable Tax Law”). Changes in the rules or new interpretations of the rules may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below. The Debtors have not requested, and will not request, any ruling or determination from the IRS or any other taxing authority with respect to the tax consequences discussed herein, and the discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This summary does not address non-U.S., state, local or non-income tax consequences of the Plan (including such consequences with respect to the Debtors or the Reorganized Debtors), nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a holder in light of its individual circumstances or to a holder that may be subject to special tax rules (such as persons who are related to the Debtors within the meaning of the Tax Code, persons liable for alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, partnerships (or other entities treated as partnerships or other pass-through entities), beneficial owners of partnerships (or other entities treated as partnerships or other pass-through entities), subchapter S corporations, persons who hold Claims or who will hold the New Equity Interests and/or Warrants as part of a straddle, hedge, conversion transaction, or other integrated investment, persons using a mark-to-market method of accounting, and holders of Claims who are themselves in bankruptcy). Furthermore, this summary assumes that a holder of a Claim holds only Claims in a single Class and holds a Claim only as a “capital asset” (within the meaning of section 1221 of the Tax Code). This summary also assumes that the Senior Notes Claims and the RBL Facility Claims to which any of the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form, and that the Senior Notes Claims constitute interest in the Debtors “solely as a creditor” for purposes of section 897 of the Tax Code. The U.S. federal income tax consequences of the implementation of the Plan to the Debtors, the Reorganized Debtors, and holders of Allowed Senior Notes Claims, Allowed RBL Facility Claims, and Allowed Existing EVEP Equity Interests described below also may vary depending on the nature of any Restructuring Transactions that the Debtors and/or Reorganized Debtors engaged in.

This summary does not address the receipt, if any, of property by holders of Claims or Interests other than in their capacity as such (e.g., this summary does not discuss the treatment of any commitment fee or similar arrangement), and the treatment of the receipt of any such property may vary significantly from the treatment described herein.

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For purposes of this discussion, a “U.S. holder” is a holder of a Claim or Interest (including a beneficial owner of RBL Facility Claims, Senior Notes Claims, or Existing/New Equity Interests) that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons (within the meaning of section 7701(a)(30) of the Tax Code) have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person. For purposes of this discussion, a “non-U.S. holder” is any holder of a Claim that is neither a U.S. holder nor a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the entity. Partners (or other beneficial owners) of partnerships (or other entities treated as partnerships or other pass-through entities) that are holders of Claims should consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan.

THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, NON-U.S., NON-INCOME, AND OTHER TAX CONSEQUENCES OF THE PLAN.

B.       Certain U.S. Federal Income Tax Consequences to the Debtors and EVEP Limited Partners

EVEP is treated as a partnership for U.S. federal income tax purposes and each of the other Debtors (all of whom are subsidiaries of EVEP) are treated either as a partnership (as applicable) or as disregarded entities for U.S. federal income tax purposes. As a partnership or disregarded entity (as applicable), EVEP and the other Debtors are not themselves subject to U.S. federal income tax. Instead, each holder of Existing EVEP Equity Interests (each an “EVEP Limited Partner”) is required to report on its U.S. federal income tax return, and is subject to tax in respect of, its distributive share of each item of income, gain, loss, deduction and credit of such Debtors. Accordingly, the U.S. federal income tax consequences of the Restructuring Transactions under the Plan generally will not be borne by the Debtors, but instead will be borne by EVEP Limited Partners.

(1)	Implementation of Restructuring Transactions

Distributions to U.S. holders of Allowed Senior Notes Claims and Existing EVEP Equity Interests will be made in accordance with the terms of the Plan. Accordingly, pursuant to the Plan and in accordance with the Restructuring Transactions, the following transactions will occur on the Effective Date in the order set forth below:

•	On the Effective Date: (a) the Contributing Noteholders will contribute all of their Contributed Senior Notes Claims to EV NewCo Parent, in exchange for New Common Stock representing in the aggregate all of the then outstanding New Common Stock; (b) EV Midstream, LP (which will make a “check the box” election to be taxed as a corporation subsequent to the transfer of its equity to EV NewCo Acquisition) will transfer $790,000 to EV NewCo Parent in exchange for 79 percent of New Class A Preferred; and (c) the remaining 21 percent of the New Class A Preferred will be distributed to one or more employees of the Reorganized Debtors (or EnerVest) and/or members of the New Board that do not own any Existing Equity Interests, as determined by the Debtors and the consent of the Required Consenting Noteholders. The New Class A Preferred is expected to be issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, under section 1145 of the Bankruptcy Code, or to the extent unavailable, another available exemption from registration. Each Contributing Noteholder will receive its pro rata share of the New Common Stock.

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•	In connection with the prior step, EV NewCo Parent will contribute to EV NewCo Acquisition (x) the Contributed Senior Notes Claims; (y) an amount of New Common Stock sufficient to satisfy the Allowed Senior Notes Claims, other than Contributed Senior Notes Claims, and Allowed Existing EVEP Equity Interests in accordance with the treatment section of the Plan; and (z) New Warrants, in exchange for common stock in EV NewCo Acquisition representing in the aggregate all of the then outstanding common stock of EV NewCo Acquisition.

•	On the Effective Date, EV NewCo Acquisition will acquire all of the assets of EVEP in exchange for (a) full and final satisfaction of the Contributed Senior Notes Claims, (b) the New Common Stock, and (c) the New Warrants.

•	On the Effective Date, in accordance with the treatment section of the Plan, EVEP will distribute to the Remaining Senior Noteholders New Common Stock in exchange for full and final satisfaction of the Senior Notes Claims held by the Remaining Senior Noteholders.

•	On the Effective Date, in accordance with the treatment section of the Plan, EVEP will distribute the (x) New Common Stock and (y) New Warrants, in liquidation of all Existing EVEP Equity Interests.

•	After the Effective Date, EV NewCo Parent will grant equity-based awards based on New Common Stock (MIP Shares) in accordance with the Management Incentive Plan.

Pursuant to the above-described Restructuring Transactions: (1) the amount of New Common Stock received by the Contributing Noteholders will be greater than 53 percent but less than 80 percent of the total outstanding New Common Stock, and (2) the amount of New Common Stock received by the Remaining Noteholders and the holders of the Existing EVEP Equity Interests will be greater than 20 percent but less than 53 percent of the total outstanding New Common Stock.

(2)	Taxable Transfer of Assets

Pursuant to the Restructuring Transactions, the Debtors will transfer all or substantially all of their assets to EV NewCo Acquisition in satisfaction of the Contributed Senior Notes Claims and in consideration for the New Common Stock and the New Warrants. Because most of the New Common Stock received will be distributed to Remaining Senior Noteholders, such transfer generally should be treated as a taxable sale or exchange of the assets of EVEP and the other Debtors for U.S. federal income tax purposes.

Accordingly, EVEP may recognize gain upon the transfer of certain assets to EV NewCo Acquisition but overall expects to recognize substantial net loss with respect to the transfer of assets that generally would be treated as ordinary loss. As described above, because EVEP is a partnership for U.S. federal income tax purposes, such gain or loss will be allocated to the EVEP Limited Partners. The amount of gain or loss allocable to any particular EVEP Limited Partner depends, in part, on the price the EVEP Limited Partner paid for its Existing EVEP Equity Interests and the extent to which it has previously been allocated amortization or depreciation deductions with respect to the transferred assets. Although several provisions of the Tax Code can defer or disallow a loss recognized as a result of a transfer of assets under certain circumstances (such as, potentially, a transfer of assets to a corporation for stock in connection with the initial capitalization of the corporation or a transaction between related parties), the Debtors believe such provisions do not apply to the transfer of assets to EV NewCo Acquisition pursuant to the Plan. There is no assurance, however, that the IRS would not take a contrary position. Accordingly, EVEP Limited Partners are urged to consult their tax advisors regarding the allocation of gain and loss and the deductibility of any losses recognized as a result of the transfer of assets (including any other limitations that may be imposed by the tax law based on a holder’s individual circumstances).

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EVEP’s distribution of New Common Stock to EVEP Limited Partners in liquidation of such partners’ Existing EVEP Equity Interests should be treated as a liquidating distribution under section 732(b) of the Tax Code. Generally, there is no gain or loss on distributions from a partnership to a partner; however, gain is recognized when money (including “marketable securities” as defined under section 731(c) of the Tax Code and as discussed below at B.3 — “Cancellation of Debt Income and Other Income from the Plan”) is distributed in excess of a partner’s basis in its partnership interest. Section 731(a)(2) generally provides that a partner will not recognize taxable loss unless (a) a distribution is in liquidation of a partner’s interest in the partnership and (b) only money, unrealized receivables (as defined in section 751(c) of the Tax Code), and inventory items (as defined in section 751(d) of the Tax Code) are distributed, in which case loss shall be recognized to the extent of the excess of the adjusted basis of the partner’s interest in the partnership over the sum of the property distributed. The calculation of gain or loss in connection with the application of section 751 of the Tax Code is complex, particularly with respect to oil and gas companies, such as EVEP, and accordingly the holders of Existing Equity Interests should consult with their own tax advisors with respect to such calculations.

In general, EV NewCo Acquisition will have an initial tax basis in the assets acquired from EVEP in the taxable exchange equal to their respective fair market values at the time of the transfer.

(3)	Cancellation of Debt Income and Other Income from the Plan

In general, absent an exception, a debtor will realize and recognize cancellation of debt income (“COD Income”), for U.S. federal income tax purposes, upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (i) the amount of Cash paid, (ii) the issue price of any new indebtedness of the debtor issued, and (iii) the fair market value of any other consideration (including stock or warrants of the debtor or another entity) given in satisfaction of such indebtedness at the time of the exchange.

As described above, because EVEP is a partnership for U.S. federal income tax purposes, such COD Income will be allocated to the EVEP Limited Partners. Certain statutory or judicial exceptions potentially can apply to limit the amount of COD Income required to be included in income by the EVEP Limited Partners, depending on such partner’s circumstances. In particular, exceptions are available that would allow COD Income to be excluded from gross income if the COD Income is taken into account by a taxpayer that is insolvent (but only to the extent of insolvency) or in bankruptcy. These exceptions apply at the “partner” level and thus depend on whether the partner, i.e., the EVEP Limited Partners to whom the COD Income was allocated, is itself insolvent or in bankruptcy. The fact that the Debtors are insolvent and in bankruptcy is not relevant for that purpose. For purposes of determining a holder’s insolvency (measured immediately prior to the Effective Date), the holder would be treated as if it were individually liable for an amount of partnership debt equal to the allocated amount of the COD Income. To the extent any amount of COD Income is excludable by a holder by reason of the insolvency or bankruptcy exception, the holder generally would be required to reduce certain tax attributes (such as net operating losses, tax credits, possibly tax basis in assets and passive losses) after the determination of its tax liability for the taxable year.

As discussed in the preceding section, EVEP expects to recognize a substantial net loss with respect to the transfer of its assets pursuant to the Plan – in aggregate, in excess of any COD and other income expected to be recognized – which will be allocated to the EVEP Limited Partners. The amount of gain or loss allocable to any particular holder, however, depends, in part, on the price the holder originally paid for its Existing Equity Interests and the extent to which it has previously been allocated amortization or depreciation deductions with respect to the transferred assets. An EVEP Limited Partner’s adjusted tax basis in its Existing Equity Interests will be increased to the extent of any net gain allocated to such partner and decreased (but not below zero) to the extent of any net loss allocated to such partner.

To the extent a holder was allocated losses in taxable years ending prior to the Effective Date, such losses may have been suspended by reason of certain provisions of the Tax Code (in particular, those relating to so-called “passive losses” or the “at-risk” rules). As a result of the transaction, all or part of such losses may become deductible.

For U.S. federal income tax purposes the discharge of EVEP’s indebtedness pursuant to the Plan will result in a deemed cash distribution to each EVEP Limited Partner based on the amount of the indebtedness allocable to such EVEP Limited Partner’s Existing Equity Interests. To the extent that any such deemed cash distribution exceeds the EVEP Limited Partner’s adjusted tax basis in its Existing EVEP Equity Interests (after adjustment for net gain or loss allocable to the EVEP Limited Partner as described above), such EVEP Limited Partner will recognize capital gain. Any such capital gain generally should be long-term if the EVEP Limited Partner’s holding period in its Existing EVEP Equity Interests is more than one year and otherwise should be short-term. An EVEP Limited Partner’s adjusted tax basis in its Existing EVEP Equity Interests will be decreased (but not below zero) to the extent of any such deemed cash distribution.

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Pursuant to the Plan, each EVEP Limited Partner will receive New Common Stock and New Warrants in liquidation of its Existing EVEP Equity Interests. If the New Common Stock and New Warrants are considered “marketable securities” for U.S. federal income tax purposes (as defined under section 731(c) of the Tax Code and as further discussed below), then to the extent that the fair market value of the New Common Stock and New Warrants distributed to the EVEP Limited Partner exceeds the EVEP Limited Partner’s adjusted tax basis in its Existing EVEP Equity Interests (after adjustment for net gain or loss allocable to the EVEP Limited Partner and any deemed cash distribution to the EVEP Limited Partner, as described above), such EVEP Limited Partner will recognize capital gain. Any such capital gain generally should be long-term if the EVEP Limited Partner’s holding period in its Existing EVEP Equity Interests is more than one year and otherwise should be short-term. If the New Common Stock and New Warrants are not considered “marketable securities” or the New Common Stock and New Warrants are so considered but the fair market value of the New Common Stock and New Warrants distributed to the EVEP Limited Partner does not exceed the EVEP Limited Partner’s adjusted tax basis in its Existing EVEP Equity Interests (after adjustment for net gain or loss allocable to the EVEP Limited Partner and any deemed cash distribution to the EVEP Limited Partner, as described above), then the EVEP Limited Partner should not recognize any further gain or loss in the distribution. An EVEP Limited Partner’s initial tax basis in the New Common Stock and New Warrants received in the distribution, respectively, will be equal to the portion of such EVEP Limited Partner’s adjusted tax basis in its Existing EVEP Equity Interests (after adjustment for net gain or loss allocable to the EVEP Limited Partner and any deemed cash distribution to the EVEP Limited Partner, as described above) allocable to the New Common Stock and New Warrants based on their relative fair market values, increased by any gain recognized by the EVEP Limited Partner with respect to the distribution of the New Common Stock and New Warrants, respectively.

“Marketable securities” for this purpose are any financial instruments (including stock) (a) that are actively traded on the date of distribution, (b) which, by the instruments’ terms, are readily convertible into or exchangeable for other “marketable securities” or (c) the value of which is determined substantially by reference to other “marketable securities.” If the New Common Stock is listed on a national securities exchange, an interdealer quotation system, or an interdealer market, then the shares of New Common Stock are likely to be considered “marketable securities” for this purpose, and the New Warrants are likely to be considered financial instruments that are readily convertible into or exchangeable for the New Equity Interests or the value of which is determined substantially by reference to the New Equity Interests and thus are also likely to be considered “marketable securities” for this purpose.

Significantly, although EVEP Limited Partners will receive a distribution of New Common Stock and New Warrants pursuant to the Plan and will be deemed for U.S. federal income tax purposes to receive a cash distribution as a result of the discharge of EVEP’s indebtedness, no cash will actually be distributed to EVEP Limited Partners. Moreover, there is no assurance that there will be a market for the New Common Stock or New Warrants or, if sold, that the proceeds received will be sufficient to pay any resulting tax liability to a holder from the implementation of the Plan.

ACCORDINGLY, ALL EVEP LIMITED PARTNERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM.

C.       Certain U.S. Federal Income Tax Consequences to U.S. Holders of Certain Claims

The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan. Unless otherwise noted, the discussion below applies only to U.S. holders (as defined in X.A., supra).

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If a partnership or other entity or arrangement taxable as a partnership for U.S. federal income tax purposes holds RBL Facility Claims, Senior Notes Claims, or Existing EVEP Equity Interests, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in such a partnership holding any of such instruments, you are urged to consult your tax advisor.

(1)	Holders of RBL Facility Claims

Pursuant to the Plan, and in full satisfaction of their Allowed RBL Facility Claims, holders of Allowed RBL Facility Claims that (i) vote to accept the Plan or (ii) vote to reject the Plan and elect to receive their Pro Rata share of new revolving loans under the Amended RBL Credit Agreement shall receive their Pro Rata share of the Amended RBL Credit Facility in an amount equal to the Allowed RBL Facility Claims less the amount of the Alternative Term Loan.

Holders of Allowed RBL Facility Claims that (i) vote to reject the Plan and elect to receive their Pro Rata share of the Alternative Term Loan, (ii) vote to reject the Plan and makes no election as to whether to receive their Pro Rata share in the Alternative Term Loan or the Amended RBL Credit Facility, or (iii) fail to properly submit a ballot, shall receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Claim, their Pro Rata share of new term loans under the Alternative Term Loan in an amount equal to the Allowed amount of the RBL Facility Claim held by such holder.

(a)       Treatment of RBL Facility Claims

For U.S. federal income tax purposes, the modification of a debt instrument can give rise to a deemed exchange, whereby (among other things) gain or loss is realized, if the modified debt instrument undergoes a “significant modification.” The applicable U.S. Treasury Regulations concerning modification of debt instruments generally provide that a deemed exchange occurs when, based on all the facts and circumstances and taking into account all changes in the terms of the debt instrument collectively (other than certain specified changes), the legal rights or obligations that are altered, and the degree to which they are altered, are economically significant. While not free from doubt, the Debtors believe that the exchange by holders of Allowed RBL Facility Claims in exchange for their Pro Rata share of the Amended RBL Credit Facility is not likely to be treated as a “significant modification” of the existing RBL Facility Claims, and therefore, such holders should recognize no gain or loss on such exchange. To the extent there is accrued but unpaid interest on the Allowed RBL Facility Claims, the amount of any cash received will be allocated to any accrued but unpaid interest on such Claims. Additionally, such holders should have an adjusted basis in their Pro Rata share of the Amended RBL Credit Facility equal to their adjusted basis in the exchanged RBL Facility Claims. In contrast, the Debtors believe that the exchange by holders that receive their Pro Rata share of new term loans under the Alternative Term Loan in exchange for their Allowed RBL Facility Claims is likely to be treated as a taxable exchange, and therefore such holders likely will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (a) the amount of any cash received in satisfaction of its Claims (including any upfront fees received on the Effective Date by the holders of the new term loan obligations pursuant to the Exit Facilities) and (b) the issue price (as defined below) of the new term loan obligations received in satisfaction of its Claims (other than any consideration received in respect of a Claim for accrued but unpaid interest), and (ii) the holder’s adjusted tax basis in its Claims (other than any tax basis attributable to accrued but unpaid interest). See C.4 — “Character of Gain or Loss,” below. A holder of RBL Credit Facility Claims will have interest income to the extent of any consideration allocable to accrued but unpaid interest not previously included in income. See C.3 — “Distributions in Discharge of Accrued Interest,” below.

The “issue price” of the new term loan obligations under the Plan depends on whether, at any time during the 31-day period ending 15 days after the Effective Date, such new term loan obligations or the RBL Facility Claims are considered traded on an “established market.” Pursuant to applicable U.S. Treasury Regulations, an “established market” need not be a formal market. It is sufficient if there is a readily available sales price for an executed purchase or sale of the new term loan obligations or RBL Facility Claims, or if there is one or more “firm quotes” or “indicative quotes” for new term loan obligations or RBL Facility Claims, in each case as such terms are defined in applicable U.S. Treasury Regulations. If the new term loan obligations received are considered traded on an established market, their issue price for U.S. federal income tax purposes will equal their fair market value as of the Effective Date. If the new term loan obligations, are not considered traded on an established market but the RBL Facility Claims are so treated, the issue price of the new term loan obligations, as applicable, for U.S. federal income tax purposes will be based on the fair market value of the RBL Facility Claims (with appropriate adjustments, such as for the amount of cash received, if any). If neither the new term loan obligations nor the RBL Facility Claims are treated as traded on an established market, the issue price of the new term loan obligations for U.S. federal income tax purposes generally will be their stated principal amount. If EVEP determines that either the new term loan obligations or RBL Facility Claims are traded on an established market, such determination and the determination of issue price will be binding on a holder unless such holder discloses, on a timely filed U.S. federal income tax return for the taxable year that includes the Effective Date that such holder’s determination is different from EVEP’s determination, the reasons for such holder’s different determination and, if applicable, how such holder determined the fair market value.

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(b)       Payments of Stated Interest On the New Loan Obligations

Payments of stated interest on new loan obligations generally should be taxable to a holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the holder’s regular method of tax accounting).

(c)       Accrual of Original Issue Discount on the New Loan Obligations

The new term loan obligations may be treated as issued with original issue discount (“OID”). A debt instrument generally has OID if its “stated redemption price at maturity” exceeds its “issue price” (as described in (a) above) by more than a de minimis amount. A new term loan obligation’s “stated redemption price at maturity” for this purpose would include all principal and interest payable over the term of the new term loan obligation, other than “qualified stated interest,” i.e., stated interest that is unconditionally payable at least annually at a constant rate in cash or property (other than debt of the issuer). The stated interest payable on the new term loan obligations should be considered qualified stated interest for this purpose.

If the new term loan obligations are issued with OID, the holder of a new term loan obligation generally will be required to include OID in gross income as it accrues over the term of the loan in accordance with a constant yield-to-maturity method, regardless of whether the U.S. holder is a cash or accrual method taxpayer, and regardless of whether and when the holder receives cash payments of interest on the obligation. Accordingly, a holder could be treated as receiving interest income in advance of a corresponding receipt of cash. Any OID that a holder includes in income will increase the holder’s adjusted tax basis in the new term loan obligation. A U.S. holder generally will not be required to include separately in income cash payments (other than in respect of qualified stated interest) received on the new term loan obligation; instead, such payments will reduce the holder’s adjusted tax basis in the new term loan obligation by the amount of the payment.

The amount of OID includible in income for a taxable year by a U.S. holder generally equals the sum of the daily portions of OID that accrue on a new term loan obligation for each day during the taxable year on which such holder holds the new term loan obligation, whether reporting on the cash or accrual basis of accounting for U.S. federal income tax purposes. The daily portion is determined by allocating to each day of an accrual period (generally, the period between interest payments or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID that will accrue during an accrual period is the product of the “adjusted issue price” of the new term loan obligation at the beginning of the accrual period multiplied by the yield to maturity of the new term loan obligation less the amount of any qualified stated interest allocable to such accrual period. The “adjusted issue price” of a new term loan obligation at the beginning of an accrual period will equal its issue price, increased by the aggregate amount of OID that has accrued on the new term loan obligation in all prior accrual periods, and decreased by any payments made during all prior accrual periods on the new term loan obligation other than qualified stated interest.

THE RULES REGARDING THE DETERMINATION OF ISSUE PRICE AND OID ARE COMPLEX, AND THE OID RULES DESCRIBED ABOVE MAY NOT APPLY IN ALL CASES. ACCORDINGLY, EACH HOLDER OF NEW TERM LOAN OBLIGATIONS IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE POSSIBLE APPLICATION OF THE OID RULES TO THE NEW TERM LOAN OBLIGATIONS.

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(2)	Holders of Allowed Senior Notes Claims

U.S. holders of Allowed Senior Notes Claims should be treated as exchanging such Allowed Senior Notes Claim for the New Common Stock received in either the Taxable Contribution or the Remaining Senior Noteholders Exchange, each a taxable exchange under section 1001 of the Tax Code. Accordingly, other than with respect to any amounts received that are attributable to accrued but untaxed interest (or OID), each U.S. holder of such Allowed Senior Notes Claims should recognize gain or loss equal to the different between (1) the fair market value of New Common Stock, and (2) such U.S. holder’s adjusted basis, if any, in such Allowed Senior Notes Claims (other than possibly any tax basis attributable to accrued but unpaid interest). A holder of Allowed Senior Notes Claims will have interest income to the extent of the value of any New Common Stock allocable to accrued but unpaid interest not previously included in income. See C.3 — Distributions in Discharge of Accrued Interest,” below. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the U.S. holder, the nature of the Allowed Senior Notes Claims in such U.S. holder’s hands, whether the claim was purchased at a discount, and whether and to what extent the U.S. holder previously has claimed a bad debt deduction with respect to its Senior Notes Claim. A U.S. holder’s tax basis in the New Common Stock received should equal the fair market value of such consideration as of the Effective Date. A U.S. holder’s holding period for the New Common Stock received should begin on the day following the Effective Date.

(3)	Distributions in Discharge of Accrued Interest

Although no assurance can be given that the IRS will accept, or that a court will uphold the position, to the extent that any RBL Facility Claim or Senior Notes Claim has any accrued but unpaid interest thereon, the Plan specifies that any distribution received by the holder of such Claim will be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest. See Article VI of the Plan.

Any amount allocated to accrued but unpaid interest will be taxable to the holder as interest income if such amount has not been previously included in the holder’s gross income for U.S. federal income tax purposes, regardless of whether such holder realizes an overall gain or loss as a result of surrendering its Claim. Conversely, a holder may be able to recognize a deductible loss to the extent that any accrued interest was previously included in the holder’s gross income but was not paid in full by the Debtors.

You are urged to consult your tax advisor regarding the allocation of consideration received under the Plan, as well as the deductibility of accrued but unpaid interest and the character of any loss claimed with respect to accrued but unpaid interest previously included in gross income for U.S. federal income tax purposes.

(4)	Character of Gain or Loss

Generally, the gain or loss recognized by a holder with respect to a Claim will be a capital gain or loss unless the Claim was acquired at a market discount, and depending on whether and the extent to which the holder previously claimed a bad debt deduction. Any such capital gain or loss generally should be long-term if the holder’s holding period in the Claim is more than one year and otherwise should be short-term.

A holder that purchased its Claims from a prior holder at a “market discount” (relative to the principal amount of the Claims at the time of acquisition) may be subject to the market discount rules of the Tax Code. A holder that purchased its Claim from a prior holder will be considered to have purchased such Claim with “market discount” if the holder’s adjusted tax basis in its Claim is less than the stated redemption price of such Claim at maturity by at least a de minimis amount. Under these rules, any gain recognized on the exchange of Claims (other than in respect of a Claim for accrued but unpaid interest) generally will be treated as ordinary income to the extent of the market discount accrued (on a straight line basis or, at the election of the holder, on a constant yield basis) during the holder’s period of ownership, unless the holder elected to include the market discount in income as it accrued. If a holder of Claims did not elect to include market discount in income as it accrued and, thus, under the market discount rules, was required to defer all or a portion of any deductions for interest on debt incurred or maintained to purchase or carry its Claims, such deferred amounts would become deductible at the time of the exchange.

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(5)	Ownership and Disposition of New Common Stock

Distributions on New Common Stock. In general, any cash distributions with respect to the New Common Stock will be treated as a taxable dividend to the extent paid out of EV NewCo Parent’s current or accumulated earnings and profits, and will be includible by the holder as ordinary income when received. To the extent the amount of any distribution exceeds available earnings and profits with respect to such distribution, the excess will be applied against and will reduce the holder’s adjusted tax basis (on a dollar-for-dollar basis) in respect of the New Common Stock as to which the distribution was made, but not below zero. Any remaining excess will be treated as gain from the sale or exchange of New Common Stock, with the consequences discussed below (see — “Disposition of New Common Stock,” below).

Disposition of New Common Stock. Unless a nonrecognition provision applies, holders generally will recognize capital gain or loss upon the sale or exchange of New Common Stock in an amount equal to the difference between (i) the holder’s adjusted tax basis in its New Common Stock held and (ii) the sum of the cash and the fair market value of any property received from such disposition. Any such gain or loss generally should be long-term if the holder’s holding period for its New Common Stock held is more than one year at that time and otherwise short-term. A reduced tax rate on long-term capital gain may apply to non-corporate holders. The deductibility of capital losses is subject to significant limitations.

(6)	Ownership, Disposition, and Exercise of New Warrants

The exercise of a New Warrant by the U.S. holder thereof should not give rise to taxable gain or loss.  The holding period of the New Common Stock acquired upon exercise of the New Warrants should begin on the date of such exercise, and should not include the period during which such New Warrants were held.  The U.S. holder’s tax basis in the New Common Stock acquired upon exercise should include the U.S. holder’s tax basis in the New Warrants increased by the amount paid upon exercise.  In the event that a U.S. holder sells its New Warrants in a taxable transaction, the U.S. holder will recognize gain or loss upon such sale in an amount equal to the difference between the amount realized upon such sale and the U.S. holder’s tax basis in the New Warrants.  Such gain or loss will be treated as gain or loss from the sale or exchange of property which has the same character as the New Common Stock to which the New Warrants relate would have had in the hands of the U.S. holder if such stock had been acquired by the U.S. holder upon exercise.  If such sale gives rise to capital gain or loss to the U.S. holder, such gain or loss will be long-term or short-term in character based upon the length of time such U.S. holder has held his or her New Warrants.

If New Warrants held by a U.S. Holder expire unexercised, such New Warrants should be deemed to have been sold or exchanged on the day of expiration.  Such expiration should therefore in most cases give rise to a loss, unless such U.S. Holder previously claimed a deduction for the worthlessness of such New Warrants in a previous taxable period.

The rules applicable to the treatment of warrants are complex, particularly in the context of warrants acquired in a complex transaction such as this one.  U.S. holders of New Warrants are urged to consult their tax advisors to review and determine the tax consequences associated with the receipt, ownership and disposition of such New Warrants.

(7)	United States Real Property Holding Company Status of EV NewCo Parent

Although the discussion herein generally does not apply to non-U.S. holders, such holders should be aware that special U.S. federal income taxation and reporting rules may apply if EV NewCo Parent will be or subsequently becomes a United States real property holding corporation (“USRPHC”) under the Foreign Investment in Real Property Tax Act (“FIRPTA”).

If, at any time within the shorter of the five-year period preceding a non-U.S. holder’s direct disposition of New Common Stock and such holder’s holding period for the New Common Stock, EV NewCo Parent is or has been a USRPHC for U.S. federal income tax purposes then such holder could be subject to withholding tax (currently at a rate of 15 percent) on the gross amount received upon the disposition of its shares of New Common Stock and could be subject to U.S. federal income taxation on such transaction at regular tax rates for U.S. persons. Certain exceptions to such withholding and U.S. federal income taxation consequences apply for stock directly held by a non-U.S. holder that is regularly traded on an established securities market.

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Although the Debtors have not performed a formal analysis and it is therefore not free from doubt, it is likely that EV NewCo Parent will be a USRPHC as of the Effective Date.

If the New Common Stock is considered regularly traded on an established securities market, gain on a disposition of New Common Stock by a non-U.S. holder will not be subject to withholding under FIRPTA, unless the non-U.S. holder owns directly or constructively five (5) percent or more of the New Common Stock during a specified period. It is uncertain whether the New Common Stock will be considered to be regularly traded on an established securities market immediately following the consummation of the Plan, although EV NewCo Parent will use its reasonable best efforts to obtain a listing of the New Common Stock on the OTC Pink Market on the Effective Date. If such listing is not obtained, EV NewCo Parent will use its best efforts to obtain a listing on the OTC Pink Market as soon as possible thereafter. After the Effective Date, the New Board may determine in its discretion to obtain a listing of the New Common Stock on any of Nasdaq, NYSE or other OTC markets.

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER OF CLAIMS AND EXISTING EQUITY INTERESTS IS URGED TO CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

(8)	Information Reporting and Backup Withholding

Payments of interest (including accruals of OID) or dividends and any other reportable payments, possibly including amounts received pursuant to the Plan and payments of proceeds from the sale, retirement or other disposition of the exchange consideration, may be subject to “backup withholding” (currently at a rate of 24 percent) if a recipient of those payments fails to furnish to the payor certain identifying information and, in some cases, a certification that the recipient is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts deducted and withheld generally should be allowed as a credit against that recipient’s U.S. federal income tax, provided that appropriate proof is timely provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments who is required to supply information but who does not do so in the proper manner. Backup withholding generally should not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. You are urged to consult your tax advisor regarding your qualification for exemption from backup withholding and information reporting and the procedures for obtaining such an exemption.

U.S. Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of certain thresholds. You are urged to consult your tax advisor regarding these U.S. Treasury Regulations and whether the contemplated transactions under the Plan would be subject to these U.S. Treasury Regulations and require disclosure on your tax return.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, NON-U.S., OR NON-INCOME TAX LAW, AND OF ANY CHANGE IN APPLICABLE TAX LAW.

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XI.	CONCLUSION AND RECOMMENDATION

The Debtors believe that Confirmation and Consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all holders of Claims entitled to vote to accept the Plan and to evidence such acceptance by returning their ballots so they will be received by the Solicitation Agent no later than 5:00 p.m. (prevailing Eastern Time) on March 30, 2018.

Dated: March 14, 2018

Respectfully submitted,

EV ENERGY PARTNERS, L.P.
on behalf of itself and each of its Debtor affiliates

By:	/s/ Nicholas P. Bobrowski
Name:	Nicholas P. Bobrowski
Title:	Vice President and Chief Financial Officer

Prepared by:

Joshua A. Sussberg (pro hac vice admission pending)	Laura Davis Jones (DE Bar 2436)
Jeremy David Evans (pro hac vice admission pending)	PACHULSKI STANG ZIEHL & JONES LLP
KIRKLAND & ELLIS LLP	919 North Market Street, 17th Floor
KIRKLAND & ELLIS INTERNATIONAL LLP	Wilmington, DE 19801
601 Lexington Avenue	Telephone: (302) 652-4100
New York, New York 10022	Facsimile: (302) 652-4400
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

-and-

James H.M. Sprayregen, P.C. (pro hac vice admission pending)
Brad Weiland (pro hac vice admission pending)
Travis M. Bayer (pro hac vice admission pending)
Kirkland & Ellis LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Proposed Co-Counsel to the Debtors and Debtors in Possession

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EXHIBIT A TO THE DISCLOSURE STATEMENT

joint Prepackaged chapter 11 plan OF REORGANIZATION
FOR ev energy partners, l.p. AND ITS DEBTOR AFFILIATES

Solicitation Version

IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
EV ENERGY PARTNERS, L.P., et al.,[1]	)	Case No. 18-_____ (___)
)
Debtors.	)	(Joint Administration Pending)
)

Joint prepackaged chapter 11 plan of reorganization
FOR EV Energy Partners, L.P. and its debtor affiliates

Joshua A. Sussberg (pro hac vice admission pending)	Laura Davis Jones (Del. Bar No. 2436)
Jeremy David Evans (pro hac vice admission pending)	PACHULSKI STANG ZIEHL & JONES LLP
919 North Market Street, 17th Floor
KIRKLAND & ELLIS LLP	Wilmington, DE 19801
KIRKLAND & ELLIS INTERNATIONAL LLP	Telephone: (302) 652-4100
601 Lexington Avenue	Facsimile: (302) 652-4400
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

-and-

James H.M. Sprayregen, P.C. (pro hac vice admission pending) Brad Weiland (pro hac vice admission pending) Travis M. Bayer (pro hac vice admission pending)
Kirkland & Ellis LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: EV Energy Partners, L.P. (5690); EV Properties, L.P. (5543); EV Properties GP, LLC (3943); Enervest Production Partners, Ltd. (8619); EVPP GP, LLC (8340); CGAS Properties, L.P. (7277); EVCG GP, LLC (7274); Enervest Monroe Marketing, Ltd. (7606); Enervest Monroe Gathering, Ltd. (7608); EV Energy GP, LP (5646); EV Management, LLC (5594); EV Energy Finance Corp. (3405); Belden & Blake, LLC (6642); and EnerVest Mesa, LLC (1725). The Debtors’ service address is: 1001 Fannin Suite 800, Houston, TX, 77002.

Table of Contents (cont’d)

ii

Table of Contents (cont’d)

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INTRODUCTION

Each of EV Energy Partners, L.P.; EV Properties, L.P.; EV Properties GP, LLC; Enervest Production Partners, Ltd.; EVPP GP, LLC; CGAS Properties, L.P.; EVCG GP, LLC; Enervest Monroe Marketing, Ltd.; Enervest Monroe Gathering, Ltd.; EV Energy GP, LP; EV Management, LLC; EV Energy Finance Corp.; Belden & Blake, LLC; and EnerVest Mesa, LLC jointly propose this chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code. Although proposed jointly for administrative purposes, the Plan constitutes a separate plan for each of the foregoing entities and each of the foregoing entities is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

Reference is made to the accompanying Disclosure Statement for the Prepackaged Joint Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates (the “Disclosure Statement”) for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of the Plan and the transactions contemplated thereby, and certain related matters.

All holders of claims and interests, to the extent applicable, are encouraged to read this plan and the disclosure statement in their entirety before voting to accept or reject this plan.

I.	DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.           Defined Terms

1.            “Ad Hoc Committee of Noteholders” means that certain ad hoc group of Senior Noteholders represented by Akin Gump Strauss Hauer & Feld LLP.

2.            “Additional MIP Shares” means the MIP Shares remaining after the Initial MIP Allocation.

3.            “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Claims; (c) all Allowed requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code; and (d) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

4.            “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

5.            “Allowed” means, with reference to any Claim or Interest, (a) any Claim or Interest arising on or before the Effective Date (i) as to which no objection to allowance, priority, or secured status, and no request for estimation or other challenge, including pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed, or (ii) as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (b) any Claim or Interest that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors, with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld), or the Reorganized Debtors, (c) any Claim or Interest as to which the liability of the Debtors or Reorganized Debtors, as applicable, and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, or (d) any Claim or Interest expressly allowed hereunder; provided, that notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan.

6.            “Alternative Term Loan” means, if applicable, term loans issued under and on the terms set forth in the Amended RBL Credit Agreement, or such separate agreement as may be agreed to by the Debtors, the Required Consenting Noteholders, the Amended RBL Credit Facility Agent, and the Required Consenting RBL Lenders.

7.            “Amended RBL Credit Agreement” means the amended and restated RBL Credit Agreement which shall govern the Amended RBL Credit Facility and if applicable, the Alternative Term Loans, by and among the Reorganized Debtors, the Consenting RBL Lenders, the Non-Consenting RBL Lenders (if any) and the Amended RBL Credit Facility Agent, on terms and conditions consistent with the Amended RBL Credit Agreement Term Sheet, and in form and substance acceptable to the Debtors, the Required Consenting Noteholders, the Amended RBL Credit Facility Agent, and the Required Consenting RBL Lenders.

8.            “Amended RBL Credit Agreement Term Sheet” means the term sheet for the Amended RBL Credit Facility attached as an exhibit to the RSA.

9.            “Amended RBL Credit Facility” means the reserve-based lending facility under and on the terms set forth in the Amended RBL Credit Agreement, with an initial borrowing base of $325,000,000, a maximum facility amount of $1,000,000,000, and a principal amount outstanding on the Effective Date equal to the total RBL Facility Claims (other than accrued and unpaid interest and other amounts required to be paid in cash pursuant to this Plan) less the amount, if any, of the Alternative Term Loan.

10.           “Amended RBL Credit Facility Agent” means JPMorgan Chase Bank, N.A., in its capacity as the administrative agent and collateral agent under the Amended RBL Credit Facility or any successor thereto.

11.           “Avoidance Actions” means any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 502, 510, 542, 544, 545, 547–553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

12.           “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended from time to time.

13.           “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

14.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

15.           “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

16.           “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

17.           “Cash Collateral Orders” means, collectively, any interim and final Bankruptcy Court order (a) granting the Debtors the authority to use cash collateral and prepetition collateral of the RBL Lenders, and (b) granting adequate protection to a holder of RBL Facility Claims, each as set forth in the terms of such order(s), which orders shall be in form and substance satisfactory to the RBL Agent, the Required Consenting Noteholders, and Required Consenting RBL Lenders.

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18.           “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. For the avoidance of doubt, “Causes of Action” includes: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through and including 550, or 553 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

19.           “Certificate” means any instrument evidencing a Claim or an Interest.

20.           “Chapter 11 Cases” means the procedurally consolidated chapter 11 cases filed or to be filed (as applicable) for the Debtors in the Bankruptcy Court.

21.           “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

22.           “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent.

23.           “Class” means a category of holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

24.           “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

25.           “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

26.           “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

27.           “Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement and Solicitation Materials, which order shall be in form and substance acceptable to the Required Consenting Noteholders, the Debtors, and the Required Consenting RBL Lenders.

28.           “Consenting Noteholders” means, collectively, the Senior Noteholders that are party to the RSA and which are designated as “Consenting Noteholders” thereunder.

29.           “Consenting RBL Lenders” means, collectively, the RBL Lenders that are party to the RSA and which are designated as a “Consenting RBL Lender” thereunder.

30.           “Consummation” means the occurrence of the Effective Date.

31.           “Contributed Senior Notes Claims” means the Allowed Senior Notes Claims contributed by the Contributing Noteholders pursuant to the Restructuring Transactions.

32.           “Contributing Noteholders” means the Consenting Noteholders that are members of the Ad Hoc Committee of Noteholders that hold in the aggregate more than 53 percent (but less than 80 percent) of the Allowed Senior Notes Claims.

33.           “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

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34.           “D&O Liability Insurance Policies” means all unexpired directors’, managers’, and officers’ liability insurance policies (including any “tail policy”) of any of the Debtors with respect to directors, managers, officers, and employees of the Debtors.

35.           “Debtor Release” means the releases set forth in Article VIII.C of the Plan.

36.           “Debtors” means, collectively, each of the following: (a) EV Energy Partners, L.P.; (b) EV Properties, L.P.; (c) EV Properties GP, LLC; (d) Enervest Production Partners, Ltd.; (e) EVPP GP, LLC; (f) CGAS Properties, L.P.; (g) EVCG GP, LLC; (h) Enervest Monroe Marketing, Ltd.; (i) Enervest Monroe Gathering, Ltd.; (j) EV Energy GP, LP; (k) EV Management, LLC; (l) EV Energy Finance Corp; (m) Belden & Blake, LLC; and (n) EnerVest Mesa, LLC.

37.           “Disclosure Statement” means the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates, as the same may be amended, supplemented or modified from time to time, including all exhibits and schedules thereto, to be approved by the Confirmation Order, which shall be in form and substance acceptable to the Required Consenting Noteholders, the Debtors, and the Required Consenting RBL Lenders.

38.           “Disputed” means, with respect to a Claim, (a) any such Claim to the extent neither Allowed or Disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503, or 1111 of the Bankruptcy Code, or (b) to the extent the Debtors or any party in interest has interposed a timely objection before the Confirmation Date in accordance with the Plan, which objection has not been withdrawn or determined by a Final Order. To the extent the Debtors dispute only the Allowed amount of a Claim, such Claim shall be deemed Allowed in the amount the Debtors do not dispute, if any, and Disputed as to the balance of such Claims.

39.           “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan.

40.           “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, upon which the Distribution Agent shall make distributions to holders of Allowed Claims entitled to receive distributions under the Plan.

41.           “Distribution Record Date” means, other than with respect to any publicly held securities, the date for determining which holders of Claims or Interests are eligible to receive distributions hereunder and shall be the Confirmation Date or such other date as designated in advance by the Debtors, by notice on the docket for the Chapter 11 Cases.

42.           “DTC” means The Depository Trust Company.

43.           “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan or as otherwise agreed to by the Required Consenting Noteholders, the RBL Agent, and the Debtors.

44.           “Employment Agreements” means the employment agreements of the Debtors’ Chief Executive Officer and Chief Financial Officer.

45.           “EnerVest” means non-Debtor EnerVest, Ltd.

46.           “EnerVest Omnibus Parties” means EnerVest and EVOC, in their capacities as parties to the New Omnibus Agreement.

47.           “EnerVest Parties” means EnerVest and EVOC in their capacity as signatories to the RSA.

48.           “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

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49.           “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

50.           “EV Energy GP” means Debtor EV Energy GP, L.P.

51.           “EV NewCo Acquisition” means the new Delaware corporation that, on the Effective Date, will acquire all of the assets of EVEP pursuant to the Restructuring Transactions.

52.           “EV NewCo Parent” means the new Delaware corporation that, on the Effective Date, will become the ultimate parent of EV NewCo Acquisition pursuant to the Restructuring Transactions.

53.           “EV Management” means Debtor EV Management, LLC.

54.           “EV Properties” means Debtor EV Properties, L.P.

55.           “EVEP” means Debtor EV Energy Partners, L.P.

56.           “EVOC” means non-Debtor EnerVest Operating, L.L.C.

57.           “Exculpated Claim” means any Cause of Action or any Claim related to any act or omission derived from, based upon, related to, or arising from the Debtors’ in- or out-of-court restructuring efforts, the Chapter 11 Cases, formulation, preparation, dissemination, negotiation, or Filing of the RSA and related prepetition transactions, the Disclosure Statement, the Plan (including any term sheets related thereto), or any contract, instrument, release or other agreement or document (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with any of the foregoing, including without limitation (a) the RSA, (b) the issuance of the New Common Stock and the New Warrants, (c) the execution, delivery, and performance of the Exit Facilities Documents, and (d) the distribution of property under the Plan or any other agreement under the Plan, except for Claims or Causes of Action related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence; provided that the Exculpated Parties shall be entitled, in all respects, to reasonably rely upon the advice of counsel with respect to the foregoing; provided, further, that the foregoing shall not be deemed to release, affect, or limit any of the rights and obligations of the Exculpated Parties from, or exculpate the Exculpated Parties with respect to, any of the Exculpated Parties’ obligations or covenants arising under the Confirmation Order, the Plan, the Plan Supplement, the Exit Facilities Documents, and any contracts, instruments, releases, and other agreements or documents delivered in connection with, or contemplated by, the foregoing.

58.           “Exculpated Parties” means each of the following, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors, (c) the Consenting RBL Lenders; (d) the RBL Agent; (e) the Consenting Noteholders; (f) the Indenture Trustee; (g) the Amended RBL Credit Facility Agent; and (h) the EnerVest Parties, and with respect to each of the forgoing parties in clauses (a) through (h), each of such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their current and former officers, managers, directors, equity holders (regardless of whether such interests are held directly or indirectly), principals, members, employees, agents, managed accounts or funds, management companies, fund advisors, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

59.           “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

60.           “Existing Equity Interests” means, collectively, the existing equity Interests in the Debtors, including any warrants, rights, and options to acquire such equity Interests.

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61.           “Existing EVEP Equity Interests” means, collectively, the Existing Equity Interests comprising: (a) the public Interests in EVEP (including, for the avoidance of doubt, Interests in EVEP that shall vest on the Effective Date); (b) the limited partner Interests in EV Energy GP; and (c) the Interests in EV Management held by EnerVest.

62.            “Existing Omnibus Agreement” means that certain omnibus agreement by and among EnerVest, EV Management, EV Energy GP, LP, EVEP, and EV Properties, dated as of September 29, 2006 (as may be amended, supplemented, amended and restated or otherwise modified from time to time).

63.           “Exit Facilities Documents” means the Amended RBL Credit Agreement, any agreement governing the Alternative Term Loans (if not the Amended RBL Credit Agreement), and any guarantee, security agreement, intercreditor agreement, deed of trust, mortgage, and other relevant documentation entered into with respect to the Exit Facilities.

64.           “Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually.

65.           “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court.

66.           “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

67.           “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the chapter 11 cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (x) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (y) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided that no order shall fail to be a Final Order solely due to the possibility that a motion pursuant to section 502(j) of the Bankruptcy Code, Rules 59 or 60 of the Federal Rules of Civil Procedure, or Rule 9024 of the Bankruptcy Rules may be filed with respect to such order.

68.           “General Unsecured Claim” means any Claim other than an RBL Facility Claim, a Notes Claim, an Administrative Claim, a Professional Claim, a Priority Tax Claim, an Other Secured Claim, an Intercompany Claim, or an Other Priority Claim.

69.           “General Unsecured Creditor” means the holder of a General Unsecured Claim.

70.           “Governance Term Sheet” means the term sheet, attached as Exhibit G to the Disclosure Statement, setting forth the material terms and conditions of the New Organizational Documents and the Registration Rights Agreement.

71.           “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

72.           “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is not Unimpaired.

73.           “Indemnification Provisions” means each of the Debtors’ indemnification provisions in place as of the Effective Date, whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise, for the current and former directors, officers, managers, employees, attorneys, other professionals, and agents of the Debtors.

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74.           “Indenture” means that certain Indenture, dated as of March 22, 2011, as supplemented pursuant to that certain First Supplemental Indenture, dated as of January 5, 2018 (as amended, restated, modified, supplemented, or replaced from time to time prior to the Petition Date), for the 8.0% Senior Notes due 2019 among the EVEP, EV Energy Finance Corp., each of the guarantors party thereto, and the Indenture Trustee.

75.           “Indenture Trustee” means Delaware Trust Company or any successor thereto, as trustee under the Indenture.

76.           “Indenture Trustee Expenses” means any reasonable and documented fees and out-of-pocket costs and expenses, incurred on or prior to the Effective Date by the Indenture Trustee that are required to be paid under the Indenture. Such amounts shall include the reasonable, documented, out-of-pocket costs and expenses of, and reasonable, documented unpaid legal fees actually incurred by counsel to the Indenture Trustee in connection with the Chapter 11 Cases and the distributions to the Senior Noteholders.

77.           “Initial MIP Allocation” means the allocation by the New Board on or as soon as reasonably practicable after the Effective Date of 50 percent of the maximum number of MIP Shares available for grants (i.e., MIP Shares for three percent of the New Common Stock outstanding on the Effective Date on a fully diluted and fully distributed basis) to participants in the Management Incentive Plan, in a manner mutually agreed by the Debtors and the Required Consenting Noteholders.

78.           “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

79.           “Intercompany Claim” means any Claim held by a Debtor against another Debtor.

80.           “Intercompany Interest” means an Interest in a Debtor held by a Debtor.

81.           “Interests” means the common stock, preferred stock, units, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor and options, warrants, rights, or other securities or agreements to acquire the common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (whether or not arising under or in connection with any employment agreement), including any claim against the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

82.           “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

83.           “Management Incentive Plan” means a post-Effective Date management incentive plan, the material terms of which shall be determined by the New Board and shall be consistent with Article IV.M hereof, the MIP Term Sheet, and the RSA.

84.           “MIP Shares” means up to six percent of the New Common Stock outstanding on the Effective Date (on a fully diluted and fully distributable basis (i.e., assuming full allocation of the MIP Shares)) that will be reserved for grants made from time to time to employees, directors, consultants, and/or other participants under, and pursuant to, the Management Incentive Plan, which shall dilute all New Common Stock equally. All of the MIP Shares shall be granted as full value awards (i.e., restricted stock units (or its equivalent based upon the Reorganized Debtors’ corporate structure).

85.           “MIP Term Sheet” means the term sheet setting forth certain terms of the Management Incentive Plan, which term sheet shall be filed as part of the Plan Supplement.

86.           “New Board” means the initial board of directors of EV NewCo Parent as of the Effective Date.

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87.           “New Class A Preferred” means the preferred stock of EV NewCo Parent to be issued on the Effective Date under this Plan.

88.           “New Common Stock” means the common stock, par value $0.01 per share, of EV NewCo Parent to be issued on the Effective Date under this Plan, and shall also refer to the shares of EV NewCo Parent common stock reserved for issuance upon exercise of the New Warrants, shares of common stock of EV NewCo Parent to be issued under the Management Incentive Plan, or shares of EV NewCo Parent common stock as otherwise permitted to be issued pursuant to the New Organizational Documents of EV NewCo Parent.

89.           “New Omnibus Agreement” means the new omnibus agreement to be entered into by and between certain of the Reorganized Debtors and the EnerVest Omnibus Parties governing the general and administrative expenses incurred by the EnerVest Omnibus Parties on behalf of the Reorganized Debtors, which shall be consistent with the terms of the Restructuring Term Sheet and otherwise in form and substance acceptable to the Debtors, the Required Consenting Noteholders, and the EnerVest Omnibus Parties, and which also shall be subject to the consent of the RBL Agent (which consent shall not be unreasonably withheld).

90.           “New Organizational Documents” means the form of the certificate of formation, certificate of incorporation, bylaws, limited liability company agreement or such other applicable organizational documents of each of the Reorganized Debtors, including the Certificate of Incorporation of EV NewCo Parent and the Bylaws of EV NewCo Parent, each of which shall be in form and substance acceptable to the Required Consenting Noteholders in their sole discretion (subject to the consent of the Debtors, which consent shall not be unreasonably withheld).

91.           “New Warrant Term Sheet” means the term sheet, attached as Exhibit F to the Disclosure Statement, setting forth the material terms and conditions of the New Warrant Agreement.

92.           “New Warrant Agreement” means the warrant agreement governing the New Warrants, which shall be consistent with the New Warrant Term Sheet and in form and substance acceptable to the Debtors, the Required Consenting Noteholders and the EnerVest Parties.

93.            “New Warrant Equity” means the New Common Stock issuable upon the exercise of the New Warrants.

94.           “New Warrants” means five year warrants, which will entitle the holders thereof to receive, upon exercise of all such warrants, shares of New Common Stock equal to in the aggregate, eight percent of the New Common Stock issued and outstanding on the Effective Date (subject to dilution by the MIP Shares), with a strike price set at an equity value at which the Senior Noteholders would receive a recovery equal to par plus accrued and unpaid interest as of the Petition Date in respect of the Senior Notes (after taking into account value dilution on account of the New Common Stock to be allocated as the Initial MIP Allocation).

95.           “Notice and Claims Agent” means Prime Clerk LLC.

96.           “Ordinary Course Professionals” shall mean the various attorneys, accountants, auditors, and other professionals the Debtors employ in the ordinary course of their business and retained by the Debtors pursuant to the Ordinary Course Professionals Order.

97.           “Ordinary Course Professionals Order” shall mean that certain order entered by the Bankruptcy Court establishing the procedures for retention and compensation of the Ordinary Course Professionals.

98.           “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

99.           “Other Secured Claim” means any Secured Claim other than an RBL Facility Claim. For the avoidance of doubt, a Secured Tax Claim constitutes an Other Secured Claim.

100.         “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

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101.         “Petition Date” means the date on which each of the Debtors filed its respective petition for relief commencing the Chapter 11 Cases.

102.         “Plan” means this joint prepackaged chapter 11 plan, including all appendices, exhibits, schedules and supplements hereto (including any appendices, exhibits, schedules and supplements to the Plan that are contained in the Plan Supplement), as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and the RSA.

103.         “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan (as amended, supplemented, or modified from time to time in accordance with the terms hereof, the Bankruptcy Code, the Bankruptcy Rules, and the RSA), to be Filed by the Debtors no later than seven days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents or amendments to previously Filed documents, Filed before the Effective Date as amendments to the Plan Supplement, including the following, as applicable: (a) the Amended RBL Credit Agreement; (b) the material New Organizational Documents; (c) a list of retained Causes of Action; (d) a disclosure of the members of the New Board; (e) the New Warrant Agreement; (f) the Schedule of Rejected Executory Contracts and Unexpired Leases; (g) MIP Term Sheet; (h) the New Omnibus Agreement; and (i) the Registration Rights Agreement. The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date subject in all respects to the consent rights set forth herein and in the RSA.

104.         “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

105.         “Pro Rata” means the proportion that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that respective Class, or the proportion that Allowed Claims or Allowed Interests in a particular Class bear to the aggregate amount of Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim or Allowed Interests under the Plan.

106.           “Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to (i) sections 327, 328, 329, 330, or 331 of the Bankruptcy Code or (ii) an order entered by the Bankruptcy Court authorizing such retention, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

107.         “Professional Claims” means all final requests for payment for professional services rendered or costs incurred on or after the Petition Date and on or prior to the Effective Date by professional persons retained by the Debtors or any statutory committee appointed in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code must be filed no later than 60 days after the Effective Date.

108.         “Professional Fee Amount” means the aggregate amount of Professional Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.B(1) of the Plan.

109.         “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount as set forth in Article II.B(1) of the Plan.

110.         “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

111.         “RBL Agent” means JPMorgan Chase Bank, N.A., or any successor thereto, as administrative agent under the RBL Credit Agreement, solely in its capacity as such.

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112.         “RBL Agent Expenses” means any reasonable and documented fees and out-of-pocket costs and expenses, incurred on or prior to the Effective Date by the RBL Agent that are required to be paid under the RBL Credit Agreement, the RSA or the Cash Collateral Orders. Such amounts shall include the reasonable and documented fees and out of pocket expenses of incurred by one lead counsel, Simpson Thacher & Bartlett LLP, one local counsel, Richards Layton & Finger LLP, and one financial advisor, RPA Advisors LLC, to the RBL Agent in connection with the Chapter 11 Cases.

113.         “RBL Credit Agreement” means that certain Credit Agreement, dated as of April 26, 2011, by and among the Debtors, the RBL Agent, and the RBL Lenders, as amended and restated on December 21, 2011, and as further amended, restated, supplemented or otherwise modified.

114.         “RBL Credit Documents” means the RBL Credit Agreement, the RBL Guarantee and Collateral Agreement, each of the other Loan Documents (as defined in the RBL Credit Agreement) and any Secured Swap Agreement (as defined in the RBL Guarantee and Collateral Agreement).

115.         “RBL Facility Claims” means all Claims against the Debtors arising under the RBL Credit Documents.

116.         “RBL Holders” means the holders of all Allowed Claims against the Debtors arising under the RBL Credit Documents.

117.         “RBL Guarantee and Collateral Agreement” means the Third Amended and Restated Guarantee and Collateral Agreement, dated as of October 23, 2017, among E.V. Properties, L.P., the other Debtors party thereto and the RBL Agent.

118.         “RBL Lenders” means the lenders party to the RBL Credit Agreement from time to time, in their capacities as such.

119.         “Registration Rights Agreement” means the registration rights agreement by and among EV NewCo Parent and the Consenting Noteholders signatory thereto dated as of the Effective Date, which shall be in form and substance acceptable to the Required Consenting Noteholders in their sole discretion (subject to the consent of the Debtors, which consent shall not be unreasonably withheld).

120.         “Reinstate,” “Reinstated,” or “Reinstatement” means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim in accordance with section 1124 of the Bankruptcy Code or (b) if applicable under section 1124 of the Bankruptcy Code: (i) curing all prepetition and postpetition defaults other than defaults relating to the insolvency or financial condition of the applicable Debtor or its status as a debtor under the Bankruptcy Code; (ii) reinstating the maturity date of the Claim; (iii) compensating the holder of such Claim for damages incurred as a result of its reasonable reliance on a contractual provision or such applicable law allowing the claim’s acceleration; and (iv) not otherwise altering the legal, equitable or contractual rights to which the Claim entitles the holder thereof.

121.         “Released Parties” means collectively, in each case solely in their respective capacities as such: (a) the Debtors and the Reorganized Debtors; (b) the Consenting Noteholders and all other Senior Noteholders; (c) the Indenture Trustee; (d) the Ad Hoc Committee of Noteholders; (e) the Consenting RBL Lenders; (f) the RBL Agent; (g) the Amended RBL Credit Facility Agent; (h) each of the EnerVest Parties; and (i) with respect to each of the foregoing entities described in clauses (a) through (h), such entity’s current and former affiliates, partners, subsidiaries, officers, directors, principals, employees, agents, managed funds, advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, together with their respective successors and assigns, in each case in their capacity as such.

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122.         “Releasing Parties” means collectively, and in each case solely in its capacity as such:  (a) the Debtors; (b) the Consenting RBL Lenders; (c) the RBL Agent; (d) the Consenting Noteholders; (e) the Indenture Trustee; (f) the EnerVest Parties; (g) each holder of a Claim entitled to vote to accept or reject the Plan that (i) votes to accept the Plan or (ii) votes to reject the Plan or does not vote to accept or reject the Plan but does not affirmatively elect to “opt out” of being a Releasing Party by timely objecting to the Plan’s third-party release provisions; (h) each holder of a Claim or Existing Equity Interest that is Unimpaired and presumed to accept the Plan; (i) each holder of a Claim or Existing Equity Interest that is deemed to reject the Plan that does not affirmatively elect to “opt out” of being a Releasing Party by timely objecting to the Plan’s third-party release provisions; and (j) with respect each of the Debtors, the Reorganized Debtors and the foregoing entities described in clauses (a) through (i), such entities’ current and former affiliates, and such entities’ and such affiliates’ partners, subsidiaries, predecessors, current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), members, officers, principals, employees, agents, managed accounts or funds, advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, together with their respective successors and assigns.

123.         “Remaining Noteholders” means all Senior Noteholders that are not Contributing Noteholders.

124.         “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise (including EV NewCo Parent and EV NewCo Acquisition), in each case in accordance with the Plan and the Restructuring Transactions, on and after the Effective Date.

125.         “Required Consenting Noteholders” means, at any given time of determination, the Consenting Noteholders who hold, in the aggregate, more than 50 percent in principal amount outstanding of all Senior Notes Claims held by the Consenting Noteholders or their transferees pursuant to a valid transfer under the RSA.

126.         “Required Consenting RBL Lenders” means, at any given time of determination, the Consenting RBL Lenders who hold, in the aggregate, more than 50 percent in principal amount outstanding of all RBL Facility Claims held by the Consenting RBL Lenders or their transferees pursuant to a valid transfer under the RSA.

127.         “Restructuring Documents” means (a) the Plan; (b) the Confirmation Order; (c) the Disclosure Statement; (d) the Solicitation Materials; (e) the Cash Collateral Orders; (f) the Exit Facilities Documents; (g) the New Warrant Agreement and the New Warrants; (h) the New Organizational Documents; (i) the New Omnibus Agreement; (j) any plans or agreements governing the Management Incentive Plan; (k) the Registration Rights Agreement; (l) any other document or agreement comprising the Plan Supplement; (m) such other definitive documentation relating to the Restructuring Transactions as is necessary or desirable to consummate the restructuring and the Plan; and (n) any other agreement, instruments, pleadings seeking or responding to a request for substantive relief, orders and/or documents seeking substantive relief (including substantive “first day” motions and the related orders) that are filed by the Debtors in the Chapter 11 Cases (including any exhibits, amendments, modifications or supplements made thereto from time to time).

128.         “Restructuring Expenses” means collectively, all reasonable and documented fees and out of pocket expenses of one primary counsel to the Ad Hoc Committee of Noteholders, Akin Gump Strauss Hauer & Feld LLP, one local counsel to the Ad Hoc Committee of Noteholders (if necessary), one financial advisor to the Ad Hoc Committee of Noteholders, Intrepid Financial Partners, one primary counsel to the RBL Agent, Simpson Thacher & Bartlett LLP, one local counsel to the RBL Agent, Richards Layton & Finger LLP, and one financial advisor to the RBL Agent, RPA Advisors, LLC, in each case, that are due and owing after receipt of applicable invoices, without any requirement for the filing of fee or retention applications in the Chapter 11 Cases, with any balance(s), including estimates of fees and expenses to be incurred through the Effective Date, paid on the Effective Date.

129.         “Restructuring Transactions” shall have the meaning set forth in Article IV.A of the Plan.

130.         “RSA” means that certain restructuring support agreement, dated as of March 13, 2018, by and among the Debtors and the RSA Parties, including all exhibits thereto, as such agreement may be amended from time to time in accordance with the terms thereof, which is attached as Exhibit B to the Disclosure Statement.

131.         “RSA Parties” means, collectively, the Debtors, the Consenting Noteholders, the Consenting RBL Lenders and the EnerVest Parties, in each case, that are party to the RSA.

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132.         “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule, in form and substance acceptable to the Debtors and the Required Consenting Noteholders (including any amendments or modifications thereto), if any, of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan.

133.         “Secured Claim” means a Claim: (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) otherwise Allowed pursuant to the Plan as a Secured Claim.

134.         “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

135.         “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa.

136.         “Security” shall have the meaning set forth in section 101(49) of the Bankruptcy Code.

137.         “Senior Noteholders” means the holders of the Senior Notes, in their capacity as such.

138.         “Senior Notes” means the 8.0% Senior Notes due 2019 issued pursuant to the Indenture.

139.         “Senior Notes Claims” means all Claims against the Debtors arising on account of the Indenture and the Senior Notes.

140.         “Servicer” means an agent or other authorized representative of holders of Claims or Interests and includes where context requires, the Indenture Trustee.

141.         “Solicitation Agent” means Prime Clerk LLC, the notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order.

142.         “Solicitation Materials” means, collectively, the solicitation materials with respect to the Plan.

143.         “Third-Party Release” means the releases set forth in Article VIII.D of the Plan.

144.         “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

145.         “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

146.         “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

147.         “Unimpaired” means, with respect to a Class of Claims or Interests, a Class consisting of Claims or Interest that are not impaired within the meaning of section 1124 of the Bankruptcy Code.

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B.           Rules of Interpretation

For purposes of the Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (4) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (5) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (6) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (7) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (8) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (9) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (10)  references to “Proofs of Claim,” “holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “holders of Interests,” “Disputed Interests,” and the like as applicable; (11) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (12) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (13) any immaterial effectuating provisions may be interpreted by the Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (14) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C.           Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.           Governing Law

Except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles.

E.           Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

F.           Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.           Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control. In the event of an inconsistency between the Plan and any Restructuring Documents or other documents, schedules or exhibits contained in the Plan Supplement, such Restructuring Document or other document, schedule or exhibit shall control. In the event of an inconsistency between the Plan or any Restructuring Documents or other documents, schedules or exhibits contained in the Plan Supplement, on the one hand, and the Confirmation Order, on the other hand, the Confirmation Order shall control (other than with respect to the Exit Facilities, the terms of which shall control as it relates to the rights and obligations thereunder).

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II.	ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

A.           Administrative Claims

Except with respect to Administrative Claims that are Professional Claims and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a holder of an Allowed Administrative Claim and the applicable Debtor(s) with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld) agree to less favorable treatment, each holder of an Allowed Administrative Claim shall be paid in full in Cash on the unpaid portion of its Allowed Administrative Claim on the latest of: (1) on or as soon as reasonably practicable after the Effective Date if such Administrative Claim is Allowed as of the Effective Date; (2) on or as soon as reasonably practicable after the date such Administrative Claim is Allowed; and (3) the date such Allowed Administrative Claim becomes due and payable, or as soon thereafter as is reasonably practicable; provided that Allowed Administrative Claims that arise in the ordinary course of the Debtors’ businesses shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order.

B.            Professional Claims

(1)	Professional Fee Escrow

As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish the Professional Fee Escrow Account. The Debtors shall fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be funded no later than the Effective Date and maintained in trust for the Professionals and shall not be considered property of the Debtors’ Estates; provided that the Reorganized Debtors shall have a reversionary interest in the excess, if any, of the amount of the Professional Fee Escrow Account over the aggregate Allowed Professional Claims to be paid from the Professional Fee Escrow Account.

(2)	Final Fee Applications and Payment of Professional Claims

All final requests for payment of Professional Claims incurred during the period from the Petition Date through the Effective Date, shall be Filed no later than 60 days after the Effective Date. All Entities’ respective rights (if any) to object to allowance or payment of all or any portion of any Professional Claims shall be preserved. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules and prior Bankruptcy Court orders, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court. The amount of Professional Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account when such Claims are Allowed by a Final Order. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the Allowed amount of Professional Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of the Plan. After all Professional Claims have been either paid in full or Disallowed, the Final Order allowing such Professional Claims shall direct the escrow agent to return any excess amounts to the Reorganized Debtors.

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(3)	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in or otherwise limited by the Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Reorganized Debtors after the Effective Date. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code, or the Ordinary Course Professionals Order in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional or Ordinary Course Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

C.           Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim and the applicable Debtor(s) with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld) agree to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business. In the event an Allowed Priority Tax Claim is also a Secured Tax Claim, such Claim shall, to the extent it is Allowed, be treated as an Other Secured Claim if such Claim is not otherwise paid in full.

D.           Statutory Fees

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

III.	CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

A.           Classification of Claims and Interests

Claims and Interests, except for Administrative Claims, Professional Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

For all purposes under the Plan, each Class will contain sub-Classes for each of the Debtors (i.e., there will be nine Classes for each Debtor other than, for the avoidance of doubt, Class 6, which shall exist solely at EVEP, EV Energy GP, and EV Management); provided that any Class that does not contain any Allowed Claims or Allowed Interests with respect to a particular Debtor will be treated in accordance with Article III.D below.

Below is a chart assigning each Class a number for purposes of identifying each separate Class.

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Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	RBL Facility Claims	Impaired	Entitled to Vote
4	Senior Notes Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
6	Existing EVEP Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
7	Intercompany Claims	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
8	Intercompany Interests	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
9	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

B.           Treatment of Classes of Claims and Interests

Except to the extent that the Debtors, with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld), and a holder of an Allowed Claim or Allowed Interest, as applicable, agree to less favorable treatment, such holder shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such holder’s Allowed Claim or Allowed Interest. Unless otherwise indicated, the holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter, or, if payment is not due, in accordance with its terms in the ordinary course.

(1)	Class 1 — Other Secured Claims

(a)	Classification: Class 1 consists of any Other Secured Claims against any Debtor.

(b)	Treatment: To the extent that any Allowed Other Secured Claims exist, on or as soon as practicable after the Effective Date, holders of such Other Secured Claims Allowed as of the Effective Date, if not paid previously, shall, at the option of the Debtors, with the consent of the Required Consenting Noteholders, either:

(i)	be satisfied by payment in full in Cash;

(ii)	have their Other Secured Claims Reinstated pursuant to section 1124 of the Bankruptcy Code; or

(iii)	receive such other recovery as is necessary to satisfy section 1129 of the Bankruptcy Code.

(c)	Voting: Class 1 is Unimpaired. Holders of Allowed Other Secured Claims in Class 1 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, each holder of an Allowed Other Secured Claim in Class 1 is not entitled to vote to accept or reject the Plan.

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(2)	Class 2 — Other Priority Claims

(a)	Classification: Class 2 consists of any Other Priority Claims against any Debtor.

(b)	Treatment: Each holder of an Allowed Other Priority Claim shall be paid in full in Cash of the unpaid portion of its Other Priority Claim on the Effective Date or as soon as reasonably practicable thereafter, or, if payment is not due, in accordance with its terms in the ordinary course, or otherwise receive treatment consistent with the provisions of Bankruptcy Code section 1129(a), in each case, as determined by the Debtors with the consent of the Required Consenting Noteholders, not to be unreasonably withheld.

(c)	Voting: Class 2 is Unimpaired. Holders of Allowed Other Priority Claims in Class 2 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, each holder of an Allowed Other Priority Claim in Class 2 is not entitled to vote to accept or reject the Plan.

(3)	Class 3 — RBL Facility Claims

(a)	Classification: Class 3 consists of all RBL Facility Claims.

(b)	Allowance: On the Effective Date, the RBL Facility Claims shall be allowed in the aggregate principal amount of not less than $269,000,000, plus the principal amount of loans borrowed under the RBL Credit Agreement after March 13, 2018 (which shall include the face amount of any letters of credit drawn after the Petition Date), plus accrued and unpaid interest as of the Effective Date, plus the face amount of any letters of credit issued under the RBL Credit Agreement as of the Effective Date, plus all fees (including agency fees), expenses and other amounts that constitute Secured Obligations (as defined in the RBL Guarantee and Collateral Agreement), including any RBL Claims arising under Secured Swap Agreements (as defined in the RBL Guarantee and Collateral Agreement), and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaims, crossclaims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or entity.

(c)	Treatment: On the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for the RBL Facility Claims, each holder of an Allowed RBL Facility Claim (other than RBL Claims arising under Secured Swap Agreements (as defined in the RBL Guarantee and Collateral Agreement) shall receive either:

(i)	if such holder of an Allowed RBL Facility Claim votes to accept the Plan, (a) new revolving loans under the Amended RBL Credit Facility in an amount equal to the principal amount of loans under the RBL Credit Agreement held by such holder as of the Effective Date, (b) Cash in an amount equal to the accrued but unpaid interest and letter of credit fees payable to such holder (including in its capacity as issuing bank of any letters of credit) under the RBL Credit Agreement as of the Effective Date, and (c) unfunded commitments and letter of credit participation under the Amended RBL Credit Agreement equal to the unfunded commitments (if any) and letter of credit participation of such Consenting RBL Lender as of the Effective Date (it being understood that the unfunded commitments and letter of credit participations of Non-Consenting RBL Lenders shall not be reallocated amongst the Consenting RBL Lenders and the Reorganized Debtors shall cash collateralize the letter of credit participations of such Non-Consenting RBL Lenders); or

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(ii)	if such holder of an Allowed RBL Facility Claim (x) votes to reject the Plan or (y) fails to properly submit a ballot, (i) Alternative Term Loans in an amount equal to the principal amount of loans under the RBL Credit Agreement held by such holder as of the Effective Date and (ii) Cash in an amount equal to the accrued but unpaid interest payable to such Non-Consenting RBL Lender under the RBL Credit Agreement as of the Effective Date.

To the extent a Secured Swap Agreement is terminated and results in an RBL Facility Claim, such RBL Facility Claim will be paid in full in Cash on the Effective Date. All letters of credit issued and outstanding under the RBL Credit Agreement as of the Effective Date shall be deemed issued and outstanding under the Amended RBL Credit Agreement on and after the Effective Date.

(d)	Voting: Class 3 is Impaired. Each holder of an Allowed RBL Facility Claim in Class 3 is entitled to vote to accept or reject the Plan.

(4)	Class 4 — Senior Notes Claims

(a)	Classification: Class 4 consists of all Senior Notes Claims.

(b)	Allowance: The Senior Notes Claims shall be Allowed in the aggregate principal amount of $343,348,000, plus accrued and unpaid interest as of the Petition Date.

(c)	Treatment: On the Effective Date, and following consummation of the Restructuring Transactions, in full and final satisfaction, settlement, release, and discharge of and in exchange for the Senior Notes Claims, each holder of an Allowed Senior Notes Claim will own its Pro Rata share of 95 percent of the New Common Stock (subject to dilution by the MIP Shares and shares of New Common Stock issued pursuant to the New Warrants).

(d)	Voting: Class 4 is Impaired. Each holder of an Allowed Notes Claim in Class 4 is entitled to vote to accept or reject the Plan.

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(5)	Class 5 — General Unsecured Claims

(a)	Classification: Class 5 consists of all General Unsecured Claims.

(b)	Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a holder of an Allowed General Unsecured Claim has already been paid during the Chapter 11 Cases or such holder agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for its Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall receive, at the Debtors’ option:

(i)	if such Allowed General Unsecured Claim is due and payable on or before the Effective Date, payment in full, in Cash, of the unpaid portion of its Allowed General Unsecured Claim;

(ii)	if such Allowed General Unsecured Claim is not due and payable before the Effective Date, payment in the ordinary course of business consistent with past practices; or

(iii)	other treatment, as may be agreed upon by the Debtors, the Required Consenting Noteholders, and the holder of such Allowed General Unsecured Claim, such that the Allowed General Unsecured Claim shall be rendered Unimpaired pursuant to section 1124(1) of the Bankruptcy Code.

(c)	Voting: Class 5 is Unimpaired. Holders of Allowed General Unsecured Claims in Class 5 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, each holder of an Allowed General Unsecured Claim in Class 5 is not entitled to vote to accept or reject the Plan.

(6)	Class 6 — Existing EVEP Equity Interests

(a)	Classification: Class 6 consists of all Existing EVEP Equity Interests.

(b)	Treatment: On the Effective Date, all Existing EVEP Equity Interests will be canceled, released, and extinguished and will be of no further force or effect, and holders of Existing EVEP Equity Interests will not receive any distribution on account of such Interests. Notwithstanding the foregoing, on the Effective Date, holders of Existing EVEP Equity Interests shall receive their Pro Rata (based on their ultimate economic interests at the EVEP level) share of: (i) five percent of the New Common Stock (subject to dilution by the MIP Shares and New Common Stock issued pursuant to the New Warrants); and (ii) the New Warrants.

(c)	Voting: Class 6 is Impaired. Each holder of an Existing EVEP Equity Interest will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of an Existing EVEP Equity Interest will not be entitled to vote to accept or reject the Plan.

(7)	Class 7 — Intercompany Claims

(a)	Classification: Class 7 consists of all Intercompany Claims.

(b)	Treatment: Intercompany Claims may be Reinstated as of the Effective Date or, at the Debtors’ (with the consent of the Required Consenting Noteholders, which consent shall not be unreasonably withheld) or the Reorganized Debtors’ option, be cancelled, and no distribution shall be made on account of such Claims.

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(c)	Voting: Class 7 is either Unimpaired, in which case the holders of Allowed Intercompany Claims in Class 7 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and not receiving any distribution under the Plan, in which case the holders of such Allowed Intercompany Claims in Class 7 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of an Allowed Intercompany Claim in Class 7 will not be entitled to vote to accept or reject the Plan.

(8)	Class 8 — Intercompany Interests

(a)	Classification: Class 8 consists of all Intercompany Interests.

(b)	Treatment: Intercompany Interests may be Reinstated as of the Effective Date or, at the Debtors’ (with the consent of the Required Consenting Noteholders) or the Reorganized Debtors’ option, be cancelled, and no distribution shall be made on account of such Interests.

(c)	Voting: Class 8 is either Unimpaired, in which case the holders of Allowed Intercompany Interests in Class 8 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and not receiving any distribution under the Plan, in which case the holders of such Allowed Intercompany Interests in Class 8 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of an Allowed Intercompany Interest in Class 8 will not be entitled to vote to accept or reject the Plan.

(9)	Class 9 — Section 510(b) Claims

(a)	Classification: Class 9 consists of all Section 510(b) Claims.

(b)	Treatment: On the Effective Date, each Section 510(b) Claim shall be cancelled without any distribution and such holders of Section 510(b) Claims will receive no recovery. The Debtors are not aware of any valid Section 510(b) Claims and believe that no such Section 510(b) Claims exist.

(c)	Voting: Class 9 is Impaired. Each holder of a 510(b) Claim will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of a 510(b) Claim will not be entitled to vote to accept or reject the Plan.

C.           Special Provision Governing Unimpaired Claims

Except as otherwise specifically provided in this Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including, but not limited to, legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims; and, except as otherwise specifically provided in this Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left Unimpaired or Reinstated by this Plan. Except as otherwise specifically provided in this Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights with respect to any Reinstated Claim or Unimpaired Claim may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

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D.           Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing, shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.           Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no holder of Claims or Interests eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the holders of such Claims or Interests in such Class.

F.           Presumed Acceptance or Rejection of the Plan

To the extent Class 7 Intercompany Claims and Class 8 Intercompany Interests are cancelled, each holder of a Claim or Interest in Class 7 or 8 is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan. To the extent Class 7 Intercompany Claims and Class 8 Intercompany Interests are Reinstated, each holder of a Claim or Interest in Class 7 or 8 is presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan.

G.           Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors, with the consent of the Required Consenting Noteholders and the Required Consenting RBL Lenders, reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by (1) modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules and (2) withdrawing the Plan as to an individual Debtor at any time before the Confirmation Date.

H.            Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by holders of Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the holders of the New Common Stock, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the holders of Allowed Claims. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests prior to the Effective Date (subject to the Restructuring Transactions).

I.             Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors, with the consent of the Required Consenting Noteholders, or Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

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IV.	PROVISIONS FOR IMPLEMENTATION OF THE PLAN

A.           Restructuring Transactions

The following transactions (together with any other transactions described in, approved by, contemplated by, or necessary to effectuate the RSA and the Plan, the “Restructuring Transactions”) shall occur:

•	On the Effective Date: (1) the Contributing Noteholders will contribute all of their Contributed Senior Notes Claims to EV NewCo Parent, in exchange for New Common Stock representing in the aggregate all of the then outstanding New Common Stock (each Contributing Noteholder will receive its Pro Rata share of the New Common Stock); (2) EV Midstream, LP (which will make a “check the box” election to be taxed as a corporation subsequent to the transfer of its equity to EV NewCo Acquisition) will transfer $790,000 to EV NewCo Parent in exchange for 79 percent of New Class A Preferred; and (3) the remaining 21 percent of the New Class A Preferred will be distributed to one or more employees of the Reorganized Debtors (or EnerVest) and/or members of the New Board that do not own any Existing Equity Interests, as determined by the Debtors and the Required Consenting Noteholders. The New Class A Preferred is expected to be issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, under section 1145 of the Bankruptcy Code, or to the extent unavailable, another available exemption from registration.

•	In connection with the prior step, EV NewCo Parent will contribute to EV NewCo Acquisition: (a) the Contributed Senior Notes Claims; (b) an amount of New Common Stock sufficient to satisfy the Allowed Senior Notes Claims, other than Contributed Senior Notes Claims, and Allowed Existing EVEP Equity Interests in accordance with Article III.B; and (c) New Warrants, in exchange for common stock in EV NewCo Acquisition representing in the aggregate all of the then outstanding common stock of EV NewCo Acquisition.

•	On the Effective Date, EV NewCo Acquisition will acquire all of the assets of EVEP in exchange for (x) full and final satisfaction of the Contributed Senior Notes Claims, (y) the New Common Stock, and (z) the New Warrants.

•	On the Effective Date, in accordance with Article III.B, EVEP will distribute to the Remaining Senior Noteholders New Common Stock in exchange for full and final satisfaction of the Senior Notes Claims held by the Remaining Senior Noteholders.

•	On the Effective Date, in accordance with Article III.B, EVEP will distribute the (a) New Common Stock and (b) New Warrants, in liquidation of all Existing EVEP Equity Interests.

•	After the Effective Date, EV NewCo Parent will grant equity-based awards based on New Common Stock to management (MIP Shares) in accordance with the Management Incentive Plan.

At the conclusion of the Restructuring Transactions, the Senior Noteholders will directly own 95 percent of the New Common Stock and the holders of Existing Equity Interests will own five percent of the New Common Stock, subject in each case to dilution by the MIP Shares and the New Common Stock issued in respect of the New Warrants.

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On or about the Effective Date, the Debtors or the Reorganized Debtors shall take all actions as may be necessary or appropriate to effectuate the Restructuring Transactions, including: (1) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including, but not limited to the documents comprising the Plan Supplement; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Entities agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (4) such other transactions that are required to effectuate the Restructuring Transactions in the most tax efficient manner, including any contributions, mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions or liquidations; (5) the execution, delivery, and filing, if applicable, of the Exit Facilities Documents, the Registration Rights Agreement, and the New Warrant Agreement; (6) the adoption of the Management Incentive Plan, the reservation of the MIP Shares, and the grant of the Initial MIP Allocation, in each case, on the terms and conditions set by the New Board as soon as practicable after the Effective Date consistent with the MIP Term Sheet; and (7) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

B.           Sources of Consideration for Plan Distributions

The Reorganized Debtors shall fund distributions under the Plan as follows:

(1)	Cash on Hand

The Reorganized Debtors shall use Cash on hand to fund distributions to certain holders of Claims against the Debtors.

(2)	New Common Stock and New Warrants

On or as reasonably practicable after the Effective Date, EV NewCo Parent shall issue and distribute the New Common Stock and the New Warrants, to holders of Allowed Senior Notes Claims and Allowed Interests entitled to receive New Common Stock and New Warrants, pursuant to the Plan. The issuance of the New Common Stock, including the MIP Shares and the New Warrant Equity, and the New Warrants shall be authorized without the need for any further corporate action and without any further action by the Debtors, the Reorganized Debtors or EV NewCo Parent, or by holders of Allowed Senior Notes Claims or Allowed Interests. EV NewCo Parent’s New Organizational Documents shall authorize the issuance and distribution on the Effective Date of the New Common Stock and the New Warrants, to the applicable Distribution Agent for the benefit of holders of Allowed Claims and Allowed Interests in Class 4 and Class 6 (as applicable) in accordance with the terms of Article III of the Plan. All New Common Stock issued under the Plan, including the New Warrant Equity, shall be duly authorized, validly issued, fully paid, and non-assessable, and the holders of the New Warrants shall be deemed to be a party to, and bound by, the terms of the New Warrant Agreement (solely in their capacity as warrant holders of EV NewCo Parent), without further action or signature. Each of the Registration Rights Agreement and the New Warrant Agreement shall be effective as of the Effective Date and, as of such date, shall be deemed to be valid, binding, and enforceable in accordance with its terms.

(3)	Exit Facilities

On the Effective Date the Reorganized Debtors shall enter into the Exit Facilities, the terms of which, with respect to the Amended RBL Credit Facility, shall include an initial borrowing base of $325,000,000, less the amount of Alternative Term Loans, and the other terms of which will be set forth in the Exit Facilities Documents, as applicable. Confirmation of the Plan shall be deemed approval of the Exit Facilities and the Exit Facilities Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization of the Reorganized Debtors to enter into and execute the Exit Facilities Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Facilities. On the Effective Date, all of the Liens, mortgages and security interests securing the obligations under the RBL Credit Documents as of the Petition Date shall continue to secure the obligations arising under the Amended RBL Credit Agreement and the other Exit Facilities Documents and all such Liens, mortgages and security interests shall be unaltered (and not discharged) by the Plan and shall remain with the same force, priority and effect as existed prior to the Effective Date; provided the Amended RBL Credit Facility Agent may amend existing, or file new, mortgages. On the Effective Date, all such Liens, mortgages and security interests to be granted in accordance with the Exit Facilities Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facilities Documents, (c) shall be deemed perfected on the Effective Date as first priority Liens, mortgages or security interests subject only to such Liens and security interests as may be permitted under the Exit Facilities Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and Entities granted such Liens, mortgages and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens, mortgages and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

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(4)	New Class A Preferred

The New Class A Preferred will: (a) have a cumulative initial face amount of $1,000,000.00; (b) be entitled to a semiannual dividend (which shall be in kind unless EV NewCo Parent elects otherwise) at the annual rate of five percent unless mutually agreed otherwise by the Debtors and the Required Consenting Noteholders; (c) be entitled to vote to elect one director in the event that dividends with respect to such New Class A Preferred shall not have been paid for a period of two consecutive quarters (it being understood that payment of a dividend in kind shall not be a failure to pay such dividend); (d) shall not be able to be redeemed for a period of at least two years from the Effective Date; (e) shall be optionally redeemable by EV NewCo Parent (at any time after five years from the Effective Date); (f) shall be subject to redemption after 21 years from the Effective Date at the election of the holders; and (g) upon a sale, shall receive par plus any accrued dividends.

C.           Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, all Executory Contracts and Unexpired Leases assumed by any of the Debtors, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

D.           Cancellation of Senior Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except as otherwise provided in the Plan: (1) the obligations of the Debtors under the RBL Credit Agreement, the Indenture, and any Existing Equity Interests, certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtors giving rise to any Claim or Interest shall be cancelled, other than an Intercompany Interest (as applicable), and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation, or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the holder of an Allowed Claim shall continue in effect solely for purposes of enabling such holder to receive distributions under the Plan on account of such Allowed Claim as provided herein, provided, further, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan; provided, further, that nothing in this section shall effect a cancellation of any New Common Stock, New Warrants, MIP Shares, Intercompany Interests, or Intercompany Claims (except, with respect to Intercompany Interests and Intercompany Claims, to the extent otherwise provided herein).

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Notwithstanding Confirmation, the occurrence of the Effective Date or anything to the contrary herein, only such matters which by their express terms survive the termination of the RBL Credit Agreement and the Indenture shall survive the occurrence of the Effective Date, including (1) the rights of the RBL Agent to expense reimbursement, indemnification, and similar amounts and (2) the rights of the Indenture Trustee to reimbursement, indemnification, and similar amounts, including, without limitation, the Indenture Trustee’s rights to maintain, enforce, and exercise its charging lien.

On and after the Effective Date, all duties and responsibilities of the RBL Agent under the RBL Credit Agreement, and the Indenture Trustee under the Indenture, as applicable, shall be discharged unless otherwise specifically set forth in or provided for under the Plan, the Plan Supplement, or the Exit Facilities Documents. For the avoidance of doubt, nothing in this Article IV.D shall in any way affect the rights and duties of the RBL Agent or the Indenture Trustee to make or otherwise facilitate distributions on account of Allowed RBL Facility Claims or Allowed Senior Notes Claims, respectively.

If the record holder of the Senior Notes is DTC or its nominee or another securities depository or custodian thereof, and such Senior Notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each such holder of the Senior Notes shall be deemed to have surrendered such holder’s note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

E.           New Omnibus Agreement

On the Effective Date, (1) the Existing Omnibus Agreement shall be terminated and be of no further force and effect, and (2) certain of the Reorganized Debtors and the EnerVest Omnibus Parties shall enter into the New Omnibus Agreement governing the reimbursement of general and administrative expenses incurred by the EnerVest Omnibus Parties on behalf of the Reorganized Debtors, which New Omnibus Agreement shall be consistent with the terms of the Restructuring Term Sheet and otherwise in form and substance acceptable to the Debtors, the Required Consenting Noteholders, and the EnerVest Omnibus Parties, and which also shall be subject to the consent of the RBL Agent (which consent shall not be unreasonably withheld).

F.           Corporate Action

On and after the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equity holder action, including, as applicable: (1) the adoption and/or filing of the New Organizational Documents, the New Omnibus Agreement, and the Registration Rights Agreement; (2) the selection of the directors, managers, and officers for the Reorganized Debtors, including the appointment of the New Board of EV NewCo Parent and the management and boards (or other relevant governing body as provided for in the New Organizational Documents) for each of EV NewCo Parent’s subsidiaries; (3) the authorization, issuance, and distribution of New Class A Preferred, New Common Stock and New Warrants and the shares of New Common Stock (including any other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants and the adoption of the New Warrant Agreement; (4) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (5) the entry into the Exit Facilities and the execution, delivery, and filing of the Exit Facilities Documents, as applicable; (6) implementation of the Restructuring Transactions; (7) the adoption of the Management Incentive Plan, the reservation of the MIP Shares, and the grant of the Initial MIP Allocation, in each case, on the terms and conditions set by the New Board as soon as practicable after the Effective Date consistent with the MIP Term Sheet; and (8) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date).

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Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or the other Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors or Reorganized Debtors. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the other Reorganized Debtors shall be (or shall be deemed to have been) authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the Restructuring Transactions) in the name of and on behalf of the other Reorganized Debtors, including the Exit Facilities Documents, the New Organizational Documents and any and all other agreements, documents, Securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.F shall be effective notwithstanding any requirements under non-bankruptcy law.

G.           Corporate Existence

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation, constituent, or governance documents) in effect before the Effective Date, except to the extent such certificate of incorporation or bylaws (or other analogous formation, constituent, or governance documents) is amended by the Plan or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

H.           Dissolution and Conversion of Certain Debtors

On the Effective Date, (1) Debtors EVEP, EV Management, and EV Energy GP shall be dissolved without the need for any approvals, authorizations, or consents (provided that, subject in all respects to the terms of this Plan, the Reorganized Debtors shall have the power and authority to take any action necessary to wind down and dissolve the foregoing Debtors, and shall: (a) file a certificate of dissolution for such Debtors, together with all other necessary corporate and company documents, to effect such Debtors’ dissolution under the applicable laws of their states of formation; and (b) complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for such Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any such Debtors or their Estates for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws) and (2) EV Properties, L.P. shall be converted from a limited partnership to a limited liability company without the need for any approvals, authorizations, or consents.

I.            Charter, Bylaws, and New Organizational Documents

On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall amend or amend and restate, as applicable, their respective certificates of incorporation and bylaws (and other formation and constituent or governance documents relating to limited liability companies or other corporate forms, as applicable) as may be required to be consistent with the provisions of the Plan, the New Omnibus Agreement, the Registration Rights Agreement, the other New Organizational Documents, the New Warrant Agreement, the Governance Term Sheet, the New Warrant Term Sheet, and the Exit Facilities Documents, as applicable or appropriate, and the Bankruptcy Code. To the extent required under the Plan or applicable nonbankruptcy law, the Reorganized Debtors will file their respective New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in their respective states, provinces, or countries of incorporation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation. The New Organizational Documents shall, among other things: (1) authorize the issuance of the New Class A Preferred, New Common Stock and the New Warrants and the shares of New Common Stock (including any other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants; and (2) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities. All holders of New Class A Preferred and New Common Stock will be bound to the certificate of incorporation and bylaws governing EV NewCo Parent as shareholder under applicable Delaware law. After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Omnibus Agreement, the Registration Rights Agreement, the other New Organizational Documents, and the New Warrant Agreement.

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J.            Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors (or other relevant governing body as provided for in the New Organizational Documents) of each of the Reorganized Debtors, shall be authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Exit Facilities Documents, the New Omnibus Agreement, and the New Warrant Agreement, as applicable, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.

K.           Section 1146(a) Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; (4) the grant of collateral as security for any or all of the Exit Facilities, as applicable; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

L.           Directors and Officers

The initial New Board shall have five to seven members, consisting of: (1) the Chief Executive Officer of EV NewCo Parent; and (2) four to six directors designated by the Required Consenting Noteholders. The members of the New Board will be identified as part of the Plan Supplement at or prior to the Confirmation Hearing consistent with section 1129(a)(5) of the Bankruptcy Code. On the Effective Date, except as otherwise provided in the Plan Supplement or announced on the record at the Confirmation Hearing, the existing officers of the Debtors shall serve in their current capacities for the Reorganized Debtors. From and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall serve pursuant to the terms of the respective Reorganized Debtor’s charters and bylaws or other formation and constituent documents (including, if applicable, any New Organizational Documents), policies and employment agreements, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. The members of the boards of directors or managers, as applicable, and the management of EV NewCo Parent’s subsidiaries shall be determined by the New Board and in accordance with the subsidiaries’ respective organization documents (including any New Organizational Documents).

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M.           Management Incentive Plan and Employee Compensation

On or as soon as practicable after the Effective Date, the New Board will adopt a Management Incentive Plan, pursuant to which the MIP Shares shall be reserved for grant to the participants in the Management Incentive Plan. The Initial MIP Allocation shall be allocated by the New Board on or as soon as reasonably practicable after the Effective Date in a manner mutually agreed by the Debtors and the Required Consenting Noteholders and on such terms and conditions as provided for herein and in the MIP Term Sheet and on such other terms and conditions as mutually agreed by the Debtors and the Required Consenting Noteholders. The award granted pursuant to the Initial MIP Allocation shall vest over the three-year period following the Effective Date, with one-third of such Initial MIP Allocation vesting on each of the first three anniversaries of the Effective Date, subject to the participant’s continued employment on any applicable vesting date. In addition to the time vesting component applicable to the entire award granted pursuant to the Initial MIP Allocation, the vesting of 50 percent of such award also shall be based on the attainment of specified metrics based upon the performance of the Reorganized Debtors, which metrics shall be mutually agreed by the Debtors and the Required Consenting Noteholders.

Any grants of the Additional MIP Shares shall be based upon the Reorganized Debtors’ post-emergence performance and be on such other terms as determined by the New Board. All of the MIP Shares shall be full value awards (i.e., restricted stock units (or its equivalent based upon the Reorganized Debtors’ corporate structure)). Confirmation shall be deemed approval of the Management Incentive Plan, without any further action or approval required by the Bankruptcy Court.

The Effective Date shall constitute a “Change of Control” under and as defined in connection with the EV Energy Partners, LP Long-Term Incentive Plan and the EV Energy Partners, LP 2016 Long-Term Incentive Plan (each as amended, modified, or supplemented from time to time), and, in accordance therewith, any outstanding and unvested Interests (including equity awards) granted under such plans will automatically vest on the Effective Date; provided that, notwithstanding anything to the contrary in such plans, under no circumstances shall the Debtors or Reorganized Debtors make any payments of Cash on account of any “Change of Control”; provided, further, that nothing in the foregoing shall prohibit the Debtors or Reorganized Debtors from paying, or reimbursing non-Debtor EnerVest Employee Services, LLC for, any applicable withholding taxes. For the avoidance of doubt, on the Effective Date (1) any Interests held by any participant in any such plan that automatically vest as set forth in the foregoing sentence shall be treated in accordance with Article III.B.6 of the Plan and (2) except as provided in the foregoing sentence, any prepetition employee compensation and benefit plan or agreement providing for the granting of Interests (including equity awards) shall be of no further force and effect and the Management Incentive Plan shall be the sole source for any equity-based awards by the Reorganized Debtors.

On the Effective Date, the Employment Agreements shall be amended to provide that EV NewCo Parent will be the counterparty to such agreements, and shall contain any other amendments that are acceptable to the Debtors, the Required Consenting Noteholders and the applicable employee that may be required to account for the new corporate structure of the Reorganized Debtors and the other terms of the Plan. For the avoidance of doubt, all Employment Agreements, as so amended, shall be assumed on the Effective Date.

N.           Compensation and Benefit Programs

On the Effective Date, subject to the terms of the New Omnibus Agreement or such other written agreement that may be entered into on the Effective Date between the Reorganized Debtors and the EnerVest Parties (or their affiliates), which agreement shall be in form and substance acceptable to the Debtors, the Required Consenting Noteholders, and the EnerVest Parties (and which agreement shall also be subject to the consent of the RBL Agent (such consent not to be unreasonably withheld)), the EnerVest Parties (or their affiliates) may continue to provide payroll processing, employee benefits and other related services substantially similar to those in effect as of March 13, 2018, to or for the benefit of the Reorganized Debtors. Notwithstanding the foregoing, on the Effective Date or as necessary or appropriate thereafter, the Reorganized Debtors may adopt one or more new compensation and benefits plans and/or hire a third-party benefits provider to provide and/or administer such plans. Any new compensation and benefits plans that are adopted on the Effective Date, and/or any agreement with any third-party benefits provider entered into on the Effective Date, shall be in form and substance acceptable to the Debtors and the Required Consenting Noteholders. Any new compensation and benefits plans that are adopted after the Effective Date, and/or any agreement with any third-party benefits provider entered into after the Effective Date, shall be as determined by the New Board.

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O.           Preservation of Causes of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan, or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan, or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Article IV.O include any claim or Cause of Action with respect to, or against, a Released Party.

In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action preserved pursuant to the first paragraph of this Article IV.O that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

P.           Release of Avoidance Actions

On the Effective Date, and except to the extent otherwise reserved in the Plan Supplement, the Debtors, on behalf of themselves and their estates, shall release any and all Avoidance Actions and the Debtors and the Reorganized Debtors, and any of their successors or assigns and any Entity acting on behalf of the Debtors or the Reorganized Debtors, shall be deemed to have waived the right to pursue any and all Avoidance Actions. No Avoidance Actions shall revert to creditors of the Debtors.

Q.           RBL Agent Expenses

On the Effective Date, the Debtors shall distribute Cash to the RBL Agent in an amount equal to the RBL Agent Expenses. If the Debtors or the Reorganized Debtors dispute the reasonableness of the RBL Agent Expenses, the Debtors, the Reorganized Debtors, or the RBL Agent, as applicable, may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such fees or expenses and the disputed portion of the RBL Agent Expenses shall not be paid until the dispute is resolved. The undisputed portion of the RBL Agent Expenses shall be paid as provided herein. For the avoidance of doubt, the RBL Agent shall not be required to file a Proof of Claim on account of either RBL Facility Claims or the RBL Agent Expenses.

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R.           Indenture Trustee Expenses and Certain Indenture Trustee Rights

Notwithstanding anything herein to the contrary, distributions under the Plan on account of the Senior Notes Claims shall be subject to the rights of the Indenture Trustee under the Indenture, including the right of the Indenture Trustee to assert and exercise their charging lien.  To allow the holders of Senior Notes Claims to receive the full treatment set forth in this Plan without reduction by the charging lien or the Indenture Trustee Expenses, the Debtors or Reorganized Debtors shall, on account of the Senior Notes Claims, pay to the Indenture Trustee the Indenture Trustee Expenses owed to the Indenture Trustee that are incurred through the Effective Date.  If the Debtors or the Reorganized Debtors dispute the reasonableness of the Indenture Trustee Expenses, the Debtors, the Reorganized Debtors, or the Indenture Trustee, as applicable, may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such fees or expenses and the disputed portion of the Indenture Trustee Expenses shall not be paid until the dispute is resolved.  The undisputed portion of the Indenture Trustee Expenses shall be paid as provided herein.  For the avoidance of doubt, the Indenture Trustee shall not be required to file a Proof of Claim on account of either Senior Notes Claims or the Indenture Trustee Expenses.

V.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.           Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed by the applicable Debtor, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) has been previously assumed or rejected; (2) previously expired or has been terminated pursuant to its own terms; (3) is the subject of a motion or notice to assume or assume and assign Filed on or before the Confirmation Date; or (4) is designated specifically, or by category, on the Schedule of Rejected Executory Contracts and Unexpired Leases. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

B.           Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary amounts by which any Executory Contract or Unexpired Lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Reorganized Debtors upon assumption thereof in the ordinary course of business. If the counterparty to an Executory Contract or Unexpired Lease that, after the Petition Date, received a notice of the Debtors’ intention to assume such Executory Contract or Unexpired Lease, believes any amounts are due as a result of the Debtors’ default under the obligations of such Executory Contract or Unexpired Lease, it shall assert a Cure Claim against the Debtors or Reorganized Debtors, as applicable, in the ordinary course of business, subject to all defenses the Debtors or Reorganized Debtors may have with respect to such Cure Claim. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the applicable Cure Claim; provided that nothing herein shall prevent the Reorganized Debtors from paying any Cure Claim despite the failure of the relevant counterparty to file such request for payment of such Cure Claim. The Debtors, with the consent of the Required Consenting Noteholders, or the Reorganized Debtors, as applicable, may settle any Cure Claims without any further notice to or action, order, or approval of the Bankruptcy Court.

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As set forth in the notice of the Debtors’ intention to assume Executory Contracts or Unexpired Leases, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan, including an objection regarding the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), must have been filed with the Bankruptcy Court by the deadline set by the Bankruptcy Court for objecting to Confirmation of the Plan, or such other deadline as may have been established by order of the Bankruptcy Court. To the extent any such objection was heard by the Bankruptcy Court at the Confirmation Hearing, such objection may be heard at a subsequent omnibus hearing. Any counterparty to an Executory Contract or Unexpired Lease that did not timely object to the proposed assumption of any Executory Contract or Unexpired Lease by the deadline established by the Bankruptcy Court will be deemed to have consented to such assumption.

In the event of a dispute regarding (1) the amount of any Cure Claim, (2) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption or the payment of Cure Claims required by section 365(b)(1) of the Bankruptcy Code, payment of a Cure Claim, if any, shall occur as soon as reasonably practicable after entry of a Final Order or Final Orders resolving such dispute and approving such assumption. The Debtors (with the consent of the Required Consenting Noteholders), or Reorganized Debtors, as applicable, reserve the right at any time to move to reject any Executory Contract or Unexpired Lease based upon the existence of any unresolved dispute or upon a resolution of such dispute that is unfavorable to the Debtors or Reorganized Debtors.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, and full payment of any applicable Cure Claims pursuant to this Article V.B, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the date that the Debtors assume such Executory Contract or Unexpired Lease. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

C.           Rejection Damages Claims

Each Executory Contract and Unexpired Lease, if any, set forth on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be deemed rejected, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including the Effective Date.

Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B(5) of the Plan.

Except as otherwise provided herein or agreed to by the Debtors (with the consent of the Required Consenting Noteholders) and the applicable counterparty, each rejected Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

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D.           Indemnification

The Debtors and Reorganized Debtors shall assume the Indemnification Provisions for the current and former directors and the officers, in their capacities as such, and such Indemnification Provisions shall not be modified, reduced, discharged, impaired, or otherwise affected in any way. Notwithstanding the foregoing, nothing shall impair the ability of Reorganized Debtors to modify indemnification provisions (whether in the bylaws, certificates or incorporate or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) arising after the Effective Date; provided that none of the Reorganized Debtors shall amend and/or restate any New Organizational Documents before or after the Effective Date to terminate or adversely affect any of the Indemnification Provisions.

E.            Insurance Policies

Notwithstanding anything in the Plan, the Disclosure Statement, or the Plan Supplement to the contrary, all of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto, including all D&O Liability Insurance Policies (including tail coverage liability insurance). Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies, including the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies, including the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.

After the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce, modify or restrict in any way, the coverage under any D&O Liability Insurance Policy (including such tail coverage liability insurance) in effect as of the Effective Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date of the Plan shall be entitled to the full benefits of any such policy, pursuant to the terms of such policy, for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date of the Plan.

F.           Contracts and Leases After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed under section 365 of the Bankruptcy Code, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Such contracts and leases that are not rejected under the Plan shall survive and remain unaffected by entry of the Confirmation Order.

G.           Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor or Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

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H.           Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

VI.	PROVISIONS GOVERNING DISTRIBUTIONS

A.           Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or, if a Claim or Interest is not an Allowed Claim or an Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes Allowed or as soon as reasonably practicable thereafter), each holder of an Allowed Claim or an Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, holders of Claims or Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.           Distributions to Be Made Under the Plan

Except as otherwise provided in the Plan, all distributions made under the Plan shall be made by the Reorganized Debtors on the Effective Date or as soon as reasonably practicable thereafter, except that distributions to holders of Allowed Claims or Allowed Interests governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement; provided that New Common Stock and New Warrants shall be distributed by a third-party disbursing agent designated by the Debtors. Distributions to holders of RBL Facility Claims shall only be made to the holders as of the Distribution Record Date, as determined by the register of the RBL Agent.

The Reorganized Debtors and any Servicer, to the extent it provides services related to distributions pursuant to the Plan, shall only be required to act and make distributions in accordance with the terms of the Plan and shall have no (x) liability for actions taken in accordance with the Plan or in reliance upon information provided to them in accordance with the Plan, or (y) obligation or liability for distributions under the Plan to any party who does not hold an Allowed Claim or an Allowed Interest as of the Distribution Record Date or who does not otherwise comply with the terms of the Plan.

To the extent a Servicer provides services related to distributions pursuant to the Plan, it shall be entitled to reasonable and customary compensation from the Reorganization Debtors for such services and reimbursement for reasonable and customary expenses incurred in connection with such services.

C.           Delivery of Distributions and Undeliverable or Unclaimed Distributions

(1)	Delivery of Distributions

(a)	Delivery of Distributions to the RBL Agent

Except as otherwise provided in the Plan, all distributions to holders of RBL Facility Claims shall be governed by the RBL Credit Agreement and shall be deemed completed when made to the RBL Agent, which shall be deemed to be the holder of all RBL Facility Claims for purposes of distributions to be made hereunder. The RBL Agent shall hold or direct such distributions for the benefit of the holders of Allowed RBL Facility Claims, as applicable. As soon as practicable in accordance with the requirements set forth in this Article VI, the RBL Agent shall arrange to deliver such distributions to or on behalf of such holders of Allowed RBL Facility Claims.

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(b)	Delivery of Distributions to the Indenture Trustee

Except as otherwise provided in the Plan, all distributions to holders of Senior Notes Claims shall be governed by the Indenture and shall be deemed completed when made to the Indenture Trustee, which shall be deemed to be the holder of all Senior Notes Claims for purposes of distributions to be made hereunder. The Indenture Trustee shall hold or direct such distributions for the benefit of the holders of Allowed Senior Notes Claims, as applicable. As soon as practicable in accordance with the requirements set forth in this Article VI, the Indenture Trustee shall arrange to deliver such distributions to or on behalf of such holders of Allowed Senior Notes Claims. Notwithstanding anything to the contrary in the Plan, the distribution of New Common Stock shall be made through the facilities of DTC in accordance with the customary practices of DTC for a mandatory distribution, as and to the extent practicable, and the Distribution Record Date shall not apply. In connection with such distribution, the Indenture Trustee shall deliver instructions to DTC instructing DTC to effect distributions on a Pro Rata basis as provided under the Plan with respect to the Senior Notes Claims.

(c)	Delivery of New Warrants

Notwithstanding anything to the contrary in the Plan, the distribution of New Warrants (provided the New Warrants are DTC-eligible and the Debtors elect, subject to approval by the Required Consenting Noteholders, to deliver such New Warrants through the facilities of DTC) shall be made through the facilities of DTC in accordance with the customary practices of DTC for a mandatory distribution, as and to the extent practicable, and the Distribution Record Date shall not apply. To the extent the New Warrants are not delivered through the facilities of DTC, the Debtors shall facilitate registration of the New Warrants into the names of the relevant beneficial owners as soon as practicable following the Effective Date.

(d)	Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims (other than holders of RBL Facility Claims or Senior Notes Claims) or Allowed Interests shall be made to holders of record as of the Distribution Record Date by the Reorganized Debtors or a Servicer, as appropriate: (1) to the signatory set forth on any of the Proofs of Claim Filed by such holder or other representative identified therein (or at the last known addresses of such holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address on or before the date that is 10 days before the Effective Date, to the changed address); (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors after the date of any related Proof of Claim; (3) at the address of such holder as set forth in the books and records of the applicable Debtor (or if the Debtors have been notified in writing of a change of address on or before the date that is 10 days before the Effective Date, to the changed address); or (4) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf. Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors, or any Servicer making distributions shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

(2)	Minimum Distributions

No fractional shares of New Common Stock or New Warrants shall be distributed, and no Cash or other consideration shall be distributed in lieu of such fractional amounts of New Common Stock or New Warrants. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock or New Warrants that is not a whole number, the actual distribution of shares of New Common Stock or New Warrants, as applicable, shall be rounded as follows: (a) fractions of one-half or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Common Stock and New Warrants to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding. Any distributions of Cash may include amounts that are not whole numbers.

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(3)	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Reorganized Debtors have determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall be redistributed Pro Rata as provided under the Plan (it being understood that, for purposes of this Article VI.C(3), “Pro Rata” shall be determined as if the Claim underlying such unclaimed distribution had been Disallowed) and all other unclaimed property or interests in property shall revert to the Reorganized Debtors without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any holder to such property or Interest in property shall be discharged and forever barred.

(4)	Securities Registration Exemption

All shares of the New Common Stock and the New Warrants issued to (i) holders of Senior Notes Claims and (ii) holders of Existing EVEP Equity Interests, as applicable, on account of their Allowed Claims and Interests and all New Common Stock (including any other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants, will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 1145(a) of the Bankruptcy Code, or, only to the extent such exemption under section 1145(a) of the Bankruptcy Code is not available, any other available securities law exemption. Recipients of the New Common Stock and the New Warrants are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable state Blue Sky Law, or similar federal, state or local law.

Under section 1145 of the Bankruptcy Code, any securities issued under the Plan that are exempt from registration pursuant to section 1145(a) of the Bankruptcy Code may be resold without registration under the Securities Act or any similar federal, state or local law pursuant to the exemption provided by Section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such Securities, as that term is defined in section 1145(b) of the Bankruptcy Code. In addition, such section 1145 exempt Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock, the New Warrants or the New Common Stock (or other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants through the facilities of the DTC, none of the Debtors, the Reorganized Debtors or any other Person shall be required to provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Stock and the New Warrants under applicable securities laws.

The DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock, the New Warrants and/or shares of New Common Stock (including any other securities issuable upon exercise of New Warrants) issued upon the exercise of the New Warrants, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock, the New Warrants and the shares of New Common Stock (including any other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

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(5)	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, or withholding distributions pending receipt of information necessary to facilitate such distributions. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

(6)	Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest as Allowed herein.

(7)	No Postpetition Interest on Claims

Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims or Interests and no holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any such Claim.

(8)	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

(9)	Surrender of Cancelled Instruments or Securities

On the Effective Date, each holder of a Certificate shall be deemed to have surrendered such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim is governed by an agreement and administered by a Servicer). Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. Notwithstanding the foregoing paragraph, this Article VI.C(9) shall not apply to any Claims and Interests Reinstated pursuant to the terms of the Plan.

D.           Setoffs

Except as otherwise expressly provided for herein, each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, no such set off shall be permitted against any Allowed RBL Facility Claim or Allowed Notes Claim or any distributions to be made pursuant to the Plan on account of such Allowed Claims; provided, further, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such holder. In no event shall any holder of Claims be entitled to set off any such Claim against any Claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

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E.           Claims Paid or Payable by Third Parties

(1)	Claims Paid by Third Parties

A Claim shall be correspondingly reduced, and the applicable portion of such Claim shall be Disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives a payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor; provided that the Debtors shall provide 21 days’ notice to the holder prior to any disallowance of such Claim during which period the holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Bankruptcy Court. Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within 14 days of receipt thereof, repay or return the distribution to the Reorganized Debtors to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such holder to timely repay or return such distribution shall result in the holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

(2)	Claims Payable by Insurance Carriers

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that the Debtors shall provide 21 days’ notice to the holder of such Claim prior to any disallowance of such Claim during which period the holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Bankruptcy Court.

(3)	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary contained herein (including Article VIII), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

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VII.	PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

A.           Proofs of Claim / Disputed Claims Process

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all General Unsecured Claims under the Plan, except as required by Article V.C of the Plan, holders of Claims need not file Proofs of Claim, and the Reorganized Debtors and the holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to the Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. All Proofs of Claim filed in these Chapter 11 Cases, except those permitted by Article V.C, shall be considered objected to and Disputed without further action by the Debtors. Upon the Effective Date, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Proofs of Claim filed after the Effective Date, shall be deemed withdrawn and expunged, other than as provided below. Notwithstanding anything in this Article VII.A, (1) all Claims against the Debtors that result from the Debtors’ rejection of an Executory Contract or Unexpired Lease, (2) disputes regarding the amount of any Cure pursuant to section 365 of the Bankruptcy Code, and (3) Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court.

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors by order of the Bankruptcy Court, shall have the sole authority: (1) to File, withdraw, or litigate to judgment objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

B.           Estimation of Claims

Before or after the Effective Date, the Debtors, with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld) or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Disputed, contingent, or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on account of such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such holder has Filed a motion requesting the right to seek such reconsideration on or before 21 days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

C.           Objections to Claims

Except insofar as a Claim is Allowed under the Plan, the Debtors, the Reorganized Debtors, or any other party in interest shall be entitled to object to Claims. Any objections to Claims shall be served and filed (1) on or before the 180th day following the later of (a) the Effective Date and (b) the date that a Proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a holder of such Claim, or (2) such later date as ordered by the Bankruptcy Court upon motion filed by the Debtors or Reorganized Debtors. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.O of the Plan.

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D.           No Distribution Pending Allowance

If an objection to a Claim is deemed, as set forth in Article VII.A, or filed, as set forth in Article VII.B, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

E.           Distribution After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of the such Claim unless required under applicable bankruptcy law.

F.           Adjustment to Claims Register Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

G.           Disallowance of Claims

All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

H.           Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed Claim plus applicable interest, if any.

VIII.	EFFECT OF CONFIRMATION OF THE PLAN

A.           General Settlement of Claims and Interests

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness. Subject to Article VI of the Plan, all distributions made to holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

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B.           Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

C.           Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, on and after the Effective Date, the Released Parties shall be deemed released and discharged by the Debtors, their estates, and the Reorganized Debtors from any and all claims, obligations, debts, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of the Debtors or Reorganized Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, their respective estates or the Reorganized Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the restructuring, the Restructuring Transactions, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security or loans of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the RSA, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Exit Facilities Documents, or any other Restructuring Documents, any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, willful misconduct or gross negligence; provided that the foregoing shall not operate to waive and release any claims, obligations, debts, rights, suits, damages, causes of action, or remedies of the Debtors or Reorganized Debtors (1) expressly preserved by the Plan or (2) arising after the Effective Date under or related to any agreements or documents executed to implement the Plan and the restructuring or assumed pursuant to the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and all holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

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D.           Releases by Holders of Claims and Interests

As of the Effective Date, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Debtors, the Reorganized Debtors and the Released Parties from any and all claims, obligations, debts, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of a Debtor or Reorganized Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the restructuring, the Restructuring Transactions, the Chapter 11 Cases, the RSA, the purchase, sale, or rescission of the purchase or sale of any security or loans of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Exit Facilities Documents or any other Restructuring Documents, any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, willful misconduct or gross negligence; provided that the foregoing shall not operate to waive and release any claims, obligations, debts, rights, suits, damages, causes of action, or remedies of the Debtors or Reorganized Debtors (x) expressly preserved by the Plan or (y) arising after the Effective Date under or related to any agreements or documents executed to implement the Plan and the Restructuring or assumed pursuant to the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (1) consensual; (2) essential to the confirmation of the Plan; (3) given in exchange for the good and valuable consideration provided by the Released Parties; (4) a good-faith settlement and compromise of the Claims released by the Third-Party Release; (5) in the best interests of the Debtors and their Estates; (6) fair, equitable, and reasonable; (7) given and made after due notice and opportunity for hearing; and (8) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

E.            Exculpation

Upon and effective as of the Effective Date, the Debtors and their directors, officers, employees, attorneys, investment bankers, financial advisors, restructuring consultants, and other professional advisors and agents will be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(e) of the Bankruptcy Code.

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated Claim; provided that the foregoing “Exculpation” shall have no effect on the liability of any entity that results from any such act or omission that is determined by a Final Order to have constituted actual fraud, gross negligence, or willful misconduct. The Exculpated Parties have participated in any and all activities potentially underlying any Exculpated Claim in good faith and in compliance with the applicable laws.

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F.            Injunction

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released pursuant to Article VIII.C or Article VIII.D of the Plan, discharged pursuant to Article VIII.B of the Plan, or are subject to exculpation pursuant to Article VIII.E of the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan or under any document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement) executed to implement the Plan from bringing an action to enforce the terms of the Plan or such document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement) executed to implement the Plan.

G.           Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.           Release of Liens

Except as otherwise specifically provided in the Plan, the Exit Facilities Documents (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the Exit Facilities Documents), or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors, the RBL Agent, or any other holder of a Secured Claim. In addition, at the sole expense of the Debtors or the Reorganized Debtors, the RBL Agent shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Debtors or administrative agent(s) for the Exit Facilities to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.

I.             Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever Disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent, or (2) the relevant holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

J.            Recoupment

In no event shall any holder of a Claim be entitled to recoup such Claim against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

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K.           Subordination Rights

Any distributions under the Plan to holders of Claims or Interests shall be received and retained free from any obligations to hold or transfer the same to any other holder and shall not be subject to levy, garnishment, attachment, or other legal process by any holder by reason of claimed contractual subordination rights. On the Effective Date, any such subordination rights shall be deemed waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan; provided that any such subordination rights shall be preserved in the event the Confirmation Order is vacated, the Effective Date does not occur in accordance with the terms hereunder, or the Plan is revoked or withdrawn.

IX.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.           Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B of the Plan:

(1)	the Amended RBL Credit Agreement, all documentation related thereto, shall be in form and substance consistent with the Amended RBL Credit Agreement Term Sheet and otherwise in form and substance acceptable to the Debtors, the Required Consenting RBL Lenders, the Amended RBL Credit Facility Agent and the Required Consenting Noteholders, and all conditions precedent to the effectiveness of the Amended RBL Credit Agreement shall have been satisfied or waived in accordance with their terms (other than the occurrence of the Effective Date, which condition shall be satisfied contemporaneously with the closing of the Amended RBL Credit Agreement);

(2)	the New Omnibus Agreement shall be in form and substance acceptable to the Debtors, the Required Consenting Noteholders and the EnerVest Parties, and shall also be subject to the consent of the RBL Agent (which consent shall not be unreasonably withheld);

(3)	the joint operating agreements and other operating agreements to which the Debtors are currently a party shall be modified in a manner in form and substance acceptable to the Debtors and the Required Consenting Noteholders, and which modifications, if any, shall also be subject to the consent of the RBL Agent (which consent shall not be unreasonably withheld);

(4)	the New Warrants and the New Warrants Agreement shall be in form and substance acceptable to the Debtors, the Required Consenting Noteholders and the EnerVest Parties;

(5)	the New Organizational Documents and any other organizational documents for the Reorganized Debtors, including the Registration Rights Agreement, shall be in form and substance acceptable to the Required Consenting Noteholders in their sole discretion; provided that the documents referred to in this clause (5) shall also be subject to the consent of the Debtors (which consent shall not be unreasonably withheld);

(6)	the Bankruptcy Court shall have entered the Disclosure Statement Order, in form and substance acceptable to the Debtors, the Required Consenting Noteholders, and the Required Consenting RBL Lenders;

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(7)	the Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Debtors, the Required Consenting Noteholders, and the Required Consenting RBL Lenders, which order shall have become a Final Order that is not stayed;

(8)	the Debtors shall have paid the Restructuring Expenses including estimated fees and expenses incurred through the Effective Date, in full, in Cash; and

(9)	the Debtors shall have received all governmental or other approvals required to effectuate the terms of the Plan.

B.           Waiver of Conditions Precedent

The Debtors, with the prior consent of the Required Consenting Noteholders, the Required Consenting RBL Lenders (solely with respect to the conditions to the Effective Date set forth in Articles IX.A.1, 6, 7, and 9), the RBL Agent (solely with respect to the conditions to the Effective Date set forth in Articles IX.A.1, 2, 3, and 8) and the EnerVest Parties (solely with respect to the conditions to the Effective Date set forth in Articles IX.A.2 and 4) may waive any of the conditions to the Effective Date set forth in Article IX.A at any time without any notice to other parties in interest and without further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceedings to confirm or consummate the Plan, subject to the terms of the Bankruptcy Code and the Bankruptcy Rules.

C.           Effect of Non-Occurrence of Conditions to Consummation

If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then, except as provided in such Final Order, the Plan will be null and void in all respects, and nothing contained in the Plan, the Disclosure Statement, or the RSA shall: (1) constitute a waiver or release of any Claims, Interests, or Causes of Action by an Entity; (2) prejudice in any manner the rights of any Debtor or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

D.           Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

X.	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.           Modification of Plan

Subject to the limitations contained in the Plan, and subject to the terms of the RSA and with the consent of the Required Consenting Noteholders and the Required Consenting RBL Lenders, and the RBL Agent (to the extent such modification directly and adversely affects its rights hereunder), the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and the Bankruptcy Rules and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, and the consent of the Required Consenting Noteholders and the Required Consenting RBL Lenders, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan with respect to the Debtors, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

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B.           Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation of votes thereon pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.           Revocation or Withdrawal of Plan

The Debtors reserve the right (subject to the terms of the RSA) to revoke or withdraw the Plan with respect to any or all Debtors before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then: (1) the Plan will be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

XI.	RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(A)           allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests; provided that, for the avoidance of doubt, the Bankruptcy Court’s retention of jurisdiction with respect to such matters shall not preclude the Debtors or the Reorganized Debtors, as applicable, from seeking relief from any other court, tribunal, or other legal forum of competent jurisdiction with respect to such matters;

(B)           decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

(C)           resolve any matters related to (1) the assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, Cure Claims pursuant to section 365 of the Bankruptcy Code, or any other matter related to such Executory Contract or Unexpired Lease; (2) the Reorganized Debtors amending, modifying, or supplementing, after the Confirmation Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed and assigned or rejected or otherwise; and (3) any dispute regarding whether a contract or lease is or was executory or expired;

(D)           ensure that distributions to holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

(E)           adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

(F)           adjudicate, decide, or resolve any and all matters related to Causes of Action;

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(G)           adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(H)          enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (1) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (2) the Plan, the Disclosure Statement, or the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

(I)           enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

(J)           resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

(K)          grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

(L)           issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

(M)         resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

(N)          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(O)          determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement;

(P)           adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

(Q)          consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(R)           determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

(S)           hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(T)           hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(U)          enforce all orders previously entered by the Bankruptcy Court; and

(V)          hear any other matter not inconsistent with the Bankruptcy Code;

(W)         enter an order or Final Decree concluding or closing the Chapter 11 Cases; and

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(X)          enforce the injunction, release, and exculpation provisions set forth in Article VIII hereof;

provided, that, on and after the Effective Date and after the consummation of the following agreements or documents, the Bankruptcy Court shall not retain jurisdiction over matters arising out of or related to each of the New Warrant Agreement, the Exit Facilities Documents, the New Omnibus Agreement, the Registration Rights Agreement, and the New Organizational Documents, and the New Warrant Agreement, the Exit Facilities Documents, the New Omnibus Agreement, the Registration Rights Agreement, and the New Organizational Documents shall be governed by the respective jurisdictional provisions therein.

XII.	MISCELLANEOUS PROVISIONS

A.           Immediate Binding Effect

Subject to Article IX.A hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.           Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents in form and substance acceptable to the Required Consenting Noteholders as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.           Payment of Restructuring Expenses

On the Effective Date, all Restructuring Expenses incurred, or estimated to be incurred, through the Effective Date shall be paid in full in Cash, without the requirement to file a fee application with the Bankruptcy Court and without the requirement for Bankruptcy Court review.

D.           Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a Final Decree is issued, whichever occurs first.

E.           Reservation of Rights

The Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

F.           Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

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G.           Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Reorganized Debtors	EV Energy Partners, L.P. 1001 Fannin, Suite 800 Houston, Texas 77022 Attn: Nicholas Bobrowski

Proposed Counsel to Debtors

Kirkland & Ellis LLP

Kirkland & Ellis International LLP

601 Lexington Avenue

New York, New York 10022

Attn:       Joshua A. Sussberg

Jeremy David Evans

Kirkland & Ellis LLP

Kirkland & Ellis International LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attn:       Brad Weiland

Travis M. Bayer

Pachulski Stang Ziehl & Jones LLP

919 North Market Street, 17th Floor

Wilmington, DE 19801

Attn:       Laura Davis Jones (Del. Bar No. 2436)

United States Trustee	Office of the United States Trustee for the District of Delaware 844 King Street, Suite 2207, Lockbox 35 Wilmington, Delaware 19810

Counsel to the Consenting Noteholders	Akin, Gump, Strauss, Hauer & Feld LLP One Bryant Park New York, New York 10036 Attn: Philip Dublin Jason Rubin

Counsel to the Consenting RBL Lenders	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attn: Elisha Graff Nicholas Baker

The EnerVest Parties	EnerVest, Ltd. 1001 Fannin, Suite 800 Houston, Texas 77002 Attn: J. Andrew West

H.           Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

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I.            Entire Agreement

On the Effective Date, except as otherwise indicated, the Plan, the Confirmation Order, and the documents comprising the Plan Supplement, will supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.           Plan Supplement

After any of such documents included in the Plan Supplement are filed, copies of such documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Solicitation Agent’s website at https://cases.primeclerk.com/evep/ or the Bankruptcy Court’s website at https://www.pacer.gov/.

K.           Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power, at the request of the Debtors, with the consent of the Required Consenting Noteholders and the Required Consenting RBL Lenders to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors, the Required Consenting Noteholders, and the Required Consenting RBL Lenders, consistent with the terms set forth herein; and (3) nonseverable and mutually dependent.

L.           Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of the RSA Parties and each of their respective Affiliates, agents, representatives, members, principals, equity holders (regardless of whether such interests are held directly or indirectly), officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan.

M.           Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

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N.           Waiver or Estoppel

Each holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the RSA, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

[Remainder of page intentionally left blank]

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Dated: March 14, 2018	EV Energy Partners, L.P. on behalf of itself and each of its Debtor affiliates

/s/ Nicholas P. Bobrowski
Name: Nicholas P. Bobrowski Title: Vice President and Chief Financial Officer

EXHIBIT B TO THE DISCLOSURE STATEMENT

RSA

EXHIBIT C TO THE DISCLOSURE STATEMENT

LIQUIDATION ANALYSIS

I.	Introduction

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code1 requires that the Bankruptcy Court find, as a condition to confirmation of the Plan, that each holder of a Claim or Interest in each Impaired Class: (a) has accepted the Plan; or (b) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Person would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. To make these findings, the Bankruptcy Court must examine: the estimate of cash proceeds (the “Liquidation Proceeds”) that a chapter 7 trustee (the “Trustee”) would generate if each Debtor’s chapter 11 case were converted to a chapter 7 case on the Effective Date and the assets of such Debtor’s estate were liquidated; the distribution (the “Liquidation Distribution”) that each holder of a Claim or Interest would receive from the Liquidation Proceeds under the priority scheme dictated in chapter 7; and the comparison each holder’s Liquidation Distribution to the distribution under the Plan (“Plan Distribution”) that such holders would receive if the Plan were confirmed and consummated. Accordingly, asset values discussed herein may be different than amounts referred to in the Plan. The analysis (the “Liquidation Analysis”) is based upon certain assumptions discussed herein and in the Disclosure Statement.

NEITHER THE DEBTORS NOR THEIR ADVISORS MAKE ANY REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OF THE ESTIMATES AND ASSUMPTIONS CONTAINED HEREIN, OR A TRUSTEE’S ABILITY TO ACHIEVE FORECASTED RESULTS. IN THE EVENT THAT THESE CHAPTER 11 CASES ARE CONVERTED TO A CHAPTER 7 LIQUIDATION, ACTUAL RESULTS COULD VARY MATERIALLY FROM THE ESTIMATES AND PROJECTIONS SET FORTH IN THIS LIQUIDATION ANALYSIS.

II.	Basis of Presentation

The Liquidation Analysis has been prepared assuming that the Debtors’ chapter 7 conversion would occur on or about May 14, 2018 (the “Conversion Date”). The pro forma values referenced herein are based on book values as of December 31, 2017, or more recent values where available. The Liquidation Analysis was prepared on a legal entity basis, and summarized into a consolidated report.

The Liquidation Analysis represents an estimate of recovery values and percentages based upon a hypothetical liquidation if a Trustee were appointed by the Bankruptcy Court to convert assets into cash. The determination of the hypothetical proceeds from the liquidation of assets is a highly uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by management and their advisors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors and their management team. The Liquidation Analysis should be read in conjunction with the assumptions, qualifications, and explanations set forth in the Disclosure Statement and the Plan in their entirety as well as the notes and assumptions set forth below.

[1]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of EV Energy Partners, L.P. and its Debtor Affiliates, to which this exhibit is attached as Exhibit C.

The Liquidation Analysis assumes operations continue for six months following a conversion to chapter 7 and that certain Debtor assets would be sold as a going concern where possible. The six-month assumption is made because of the Debtors’ management’s assessment that each of the Company’s operating assets would likely require an individual marketing and sale process that would last several months; and that the Company’s ability to pursue all such processes simultaneously is limited by its headcount. Further, this assumption considers that the Debtors’ businesses are managed and run by business units across legal entities and localities, and certain business functions, such as finance, accounting, and legal functions are shared across business units. These factors increase the complexity of selling business units as going concern; however, the Liquidation Analysis employs the going concern approach to be conservative.

The cessation of business in a liquidation is likely to trigger certain claims that otherwise would not exist under a Plan absent a liquidation. Examples of these kinds of claims include various potential employee claims (for such items as severance), unpaid chapter 11 administrative claims, and unexpired lease rejection damages. Some of these claims could be significant and will be entitled to priority in payment over general unsecured claims. Those priority claims would be paid before the balance would be made available to pay general unsecured claims.

The Liquidation Analysis also does not include estimates for the tax consequences, both federal and state, that may be triggered upon the liquidation and sale events of assets in the manner described above. Such tax consequences may be material.

The Liquidation Analysis does not include recoveries resulting from any potential preference, fraudulent transfer, or other litigation or avoidance actions.

neither the debtors nor their employees, representatives, officers, directors, managers, and/or advisors make any representation or warranty that the actual results would or would not approximate the estimates and assumptions represented in the liquidation analysis. actual results could vary materially.

nothing contained in the liquidation analysis is intended to be or constitutes a concession or admission of the debtors.

the estimated amount of allowed claims set forth in the liquidation analysis should not be relied upon for any other purpose, including, without limitation, and determination of the value of any distribution to be made on account of allowed claims or allowed interests under the plan. the actual amount of allowed claims in the chapter 11 cases could materially and significantly differ from the amount of claims estimated in the liquidation analysis. nothing contained in this hypothetical liquidation analysis is intended to be or constitutes a concession or admission to the debtors.

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events and circumstances occurring subsequent to the date on which this liquidation analysis was prepared may be different from those assumed, or alternatively, may have been unanticipated, and thus the occurrence of these events may affect these analyses in a materially adverse or materially beneficial manner. the debtors and reorganized debtors do not intend and do not undertake any obligation to update or otherwise revise the liquidation analysis (or any other part of the disclosure statement) to reflect the occurrence of unanticipated events. therefore, the liquidation analysis may not BE relied upon as a guarantee or other assurance of the actual results that will occur. in deciding whether to vote to accept or reject the plan, holders of allowed claims and allowed interests must make their own determinations as to the reasonableness of such assumptions and the reliability of the liquidation analysis.

the liquidation analysis was developed solely for purposes of the formulation and negotiation of the plan and to enable the holders of claims entitled to vote under the plan to make an informed judgment about the plan and should not be used or relied upon for any other purpose, including the purchase or sale of securities of, or claims against, the debtors or any of their affiliates.

III.	General Methodology

A.       Liquidation Process

The Debtors’ liquidation would be conducted in a chapter 7 environment with the Trustee managing the bankruptcy estate (the “Estate”) to maximize recovery in an expedited process. The Trustee’s initial step would be to develop a liquidation plan to generate proceeds from the sale of entity specific assets for distribution to creditors. The three major components of the liquidation are as follows:

•	generation of cash proceeds from asset sales, largely sold on a going concern basis;

•	costs related to the liquidation process, such as post-conversion operating cash flow through asset dispositions, personnel retention costs, estate wind-down costs and Trustee, professional, and other administrative fees; and

•	distribution of net proceeds generated from asset sales to claimants in accordance with the priority scheme under Chapter 7 of the Bankruptcy Code. [2]

[2]	The liquidation process includes a reconciliation of Claims to determine the Allowed Clam amount per Class.

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B.       Distribution of Net Proceeds to Claimants

Any available net proceeds would be allocated to the applicable holders of Claims and Interests in accordance with the priorities set forth in section 726 of the Bankruptcy Code.

•	RBL Facility Claims: includes claims against the Debtors arising under the Debtors’ RBL Credit Agreement.

•	Other Secured Claims: includes other claims against the Debtors’ estates that are secured by validly perfected security interests in the Debtors’ assets.

•	Administrative & Priority Claims: includes claims for postpetition accounts payable, postpetition accrued expenses, certain accrued and unpaid professional fees, claims arising under section 503(b)(9) of the Bankruptcy Code, and certain unsecured claims entitled to priority under section 507 of the Bankruptcy Code.

•	Senior Notes Clams: includes all claims against the Debtors arising on account of the Indenture and the Senior Notes.

•	General Unsecured Claims: includes non-secured, non-priority debt, including trade payables, and various other unsecured liabilities.

•	Existing EVEP Equity Interests: includes all equity interests in EVEP.

IV.	Summary Results

Class
under		Estimated Recovery	Estimated Recovery in Liquidation
Plan	Description	Under the Plan	High	Low
N/A	Administrative Claims	100%	100%	100%
N/A	Priority Tax Claims	100%	100%	100%
1	Other Secured Claims	100%	100%	100%
2	Other Priority Claims	100%	100%	100%
3	RBL Facility Claims	100%	100%	100%
4	Senior Notes Claims	57.8%	34.3	23,3%
5	General Unsecured Claims	100%	34.3	23,3%
6	Existing EVEP Equity Interests	0%[3]	0%	0%
7	Intercompany Claims	0%	0%	0%
8	Intercompany Interests	0%	0%	0%
9	Section 510(b) Claims	0%	0%	0%

V.	Notes to the Liquidation Analysis

Results of the Liquidation Analysis for the Debtors are attached hereto as Schedule 1. The Liquidation Analysis reflects the Liquidation Proceeds that would be available to a Trustee for distribution. The Trustee would use the Liquidation Proceeds to satisfy first the costs and expenses of the liquidation, including wind-down costs and Trustee fees (such costs, the “Liquidation Costs”), and Secured Claims, RBL Facility Claims, Administrative Claims, Priority Claims, including additional claims that are estimated to be triggered by a chapter 7 liquidation. Any remaining net Liquidation Proceeds would then be allocated to holders of Unsecured Claims (including holders of the Senior Notes Claims) and Equity Interests in accordance with the priorities set forth in section 726 of the Bankruptcy Code.

[3]	Holders of Existing EVEP Equity Interests are receiving a distribution with the consent of the holders of Class 4 Seniors Notes Claims and pursuant to the agreements embodied in the Plan.

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The Liquidation Analysis provides for higher and lower recovery percentages for Claims and Interests upon the Trustee’s application of the Liquidation Proceeds. The higher and lower recovery ranges reflect higher and lower ranges of estimated Liquidation Proceeds from the Trustee’s sale of the Debtors’ assets and the costs of conducting the liquidation and administering the chapter 7 case.

The following notes (the “Notes”) correspond to the Notes column in Schedule 1:

1)	Except as noted herein, the Liquidation Analysis was developed using the unaudited balance sheets for the Company as of December 31, 2017. Historical balance sheet amounts, unless otherwise noted herein, are intended to be proxies for actual balances on the date of a hypothetical liquidation.

2)	Cash and cash equivalents consists of the Company’s unrestricted cash balances estimated at the Conversion Date. Cash is estimated to be fully recoverable.

3)	Accounts receivable includes estimated amounts related to the sale of oil and gas, amounts due from related parties, and other receivables. Accounts receivable are substantially all due from EVOC, and are shown on a net basis, after giving effect to payables due to EVOC, because of EVOC’s contractual ability to settle payables and receivables with EVEP on a net basis.

4)	Other current assets include prepaid retainers, oil inventory and prepaid expenses. Other current assets are assumed to be 30% -35% recoverable.

5)	Oil and Gas Properties. Given the daily production and depletion of the oil and gas assets, the Debtors expect the Trustee will pursue a prudent, prompt, and broad marketing of the assets over a six month period of time, with the divestiture directed by a qualified investment bank or firm that specializes in managing oil and gas acquisitions and divestitures. It is also assumed that the Trustee will not incur additional risk or have access to capital necessary to continue development, drilling, or completion of the oil and gas assets other than to the extent necessary to preserve value. The net cash flows (revenue derived from production less production taxes, operating costs, and capital costs) projected by management were discounted by various rates in order to estimate the present value of the future net cash flows of the total proved developed reserves as of December 31, 2017. Proved Developed Producing (“PDP”) reserves and certain Proved Undeveloped (“PUD”) reserves in the Company’s Eagle Ford acreage are viewed as having realizable values, whereas Proved Developed Non Producing (“PDNP”) and other PUD reserves were viewed as not having realizable value because the latter two categories of proved reserves require capital in order to convert them to PDPs and do not have an actual production history that can be evaluated, and / or are not perceived by the A&D market to be as marketable as the Eagle Ford assets. Properties are assumed to be sold with an effective date of the Conversion Date. The resulting recovery estimates for net PP&E indicate a range in the value of approximately $397.8 million to $438.3 million.

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6)	Other assets consist of key employee life insurance, deposits, third-party P&A escrow funds and ownership interest in EVRP/HOP pipeline. These assets are assumed to be 90% recoverable.

7)	It is assumed that the RBL Lenders agree to the stated liquidation adjustment fees or would assume similar costs in a foreclosure.

8)	The Liquidation Analysis assumes the chapter 7 liquidation process will take six months to complete. Corporate payroll and operating costs during the liquidation are based on the assumption that certain limited functions would be required during the liquidation process for an orderly wind-down of the business and sale and transfer of oil and gas assets. Examples of such costs incurred during a chapter 7 liquidation would include, but are not limited to, expenses associated with: (i) safe and regulatory compliant production; (ii) shutting down operations; (iii) salary or hourly compensation and retention or bonus program to maintain key production management, HSE, regulatory, payables, receivables, cash management, and accounting employees to assist in the wind-down; (iv) occupancy expenses; and (v) insurance costs. These expenses are estimated to be $13.8 million in aggregate over the six-month liquidation period.

9)	Chapter 7 costs are estimated to be the sum of (a) 1% of the value received for oil and gas properties for investment banking services, (b) $3.0 million of legal fees related to the sale of oil and gas properties, and (c) 2% of all recoveries from sources other than cash and oil and gas properties.

10)	Compensation for the Trustee would be limited to fee guidelines in section 326(a) of the Bankruptcy Code. The Debtors have assumed trustee fees of 3% of the gross proceeds (excluding cash) from the liquidation.

11)	Other Secured Claims of approximately $0.5 million of third party P&A escrow funds. The Liquidation Analysis projects that the liquidation proceeds shall cause the Class 1 Claims to receive a full recovery

12)	Other Priority Claims assumed to be $0.05 million of tax related claims.

13)	RBL Facility Claims are estimated to include $297.6 million of utilization on the First Lien Facility and 6 months of default rate interest of $10.4 million following the Petition Date, and assume that none of the $0.2 million letters of credit are drawn in liquidation. The Liquidation Analysis projects that the liquidation proceeds shall cause the RBL Facility Claims to receive a full recovery.

14)	Other Administrative Expense and Priority Claims are estimated to be $1.8 million on the Conversion Date and represent estimated claims of the Company’s advisors from petition to the Conversion Date.

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15)	Senior Notes Claims consist of approximately $356.1 million of Senior Notes Claims, including $12.7 million of accrued and unpaid pre-petition interest through April 2, 2018. The Liquidation Analysis projects that the liquidation proceeds shall cause the Senior Notes Claims to receive 23.3% to 34.3% recovery.

16)	General Unsecured Claims of approximately $0.6 million. Includes $0.6 million of EVOC payables that are netted and set off by accounts receivable due from EVOC, given EVOC’s contractual ability to settle payables and receivables with EVEP on a net basis. Additionally, $0.6 million of long term liabilities of insurance are netted against other assets, resulting in zero claims.

17)	Existing EVEP Equity Interests are projected to receive zero recovery.

18)	Intercompany Claims are projected to receive zero recovery.

19)	Intercompany Interests are projected to receive zero recovery.

20)	Section 510(b) Claims are projected to receive zero recovery.

VI.	Conclusion

The Debtors have determined, as summarized in the following analysis, upon the Effective Date, the Plan will provide all holders of Claims and Interests with a recovery (if any) that is not less than what such holders would otherwise receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code, and as such believe that the Plan satisfies the requirement of section 1129(a)(7) of the Bankruptcy Code.

[Remainder of Page Left Intentionally Blank]

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Schedule 1

Results of Liquidation Analysis

			Potential Recovery
		Est. [1]	Recovery Estimate (%)		Recovery Estimate ($)
Gross Liquidation Proceeds:	Notes	Book Value	Low	High	Low	High
Assets
Cash & Cash Equivalents	[2]	$24.9	100.0%	100.0%	$24.9	$24.9
Accounts Receivable	[3]	0.0	NA	NA	0.0	0.0
Other Current Assets	[4]	5.7	30.0%	35.0%	1.7	2.0
PP&E, Net	[5]	1,376.5	28.9%	31.8%	397.8	438.3
Other Assets, Net	[6]	2.2	90.4%	90.4%	2.0	2.0
Total Assets		$1,409.3	30.3%	33.1%	$426.4	$467.1

Gross Liquidation Proceeds					$426.4	$467.1

Less: Liquidation Adjustments - Assumed 6 Mo. Process	[7]
Estate Wind-Down Costs	[8]				(13.8)	(13.8)
Wind-Down Professional Fees	[9]				(7.1)	(7.5)
Chapter 7 Trustee Fees	[10]				(12.0)	(13.3)
Total Liquidation Adjustments					$(32.9)	$(34.5)

Potential Recovery					$393.5	$432.6

Midpoint Recovery Assumed for Claims Analysis						$413.0

		Claims	Recovery Estimate ($)		Recovery Estimate (%)
Estimated Claims Recovery:	Notes	Estimate	Low	High	Low	High

Class 1 - Other Secured Claims	[11]	0.5	0.5	0.5	100.0%	100.0%
Class 2 - Other Priority Claims	[12]	0.0	0.0	0.0	100.0%	100.0%
Class 3 - RBL Facility Claims	[13]	308.0	308.0	308.0	100.0%	100.0%
Other Administrative Expense and Priority Claims	[14]	1.8	1.8	1.8	100.0%	100.0%
Class 4 - Senior Notes Claims	[15]	356.1	83.0	122.0	23.3%	34.3%
Class 5 - General Unsecured Claims	[16]	0.6	0.2	0.2	23.3%	34.3%
Class 6 - Existing Equity Interests	[17]	NA	0.0	0.0	NA	NA
Class 7 - Intercompany Claims	[18]	NA	0.0	0.0	NA	NA
Class 8 - Intercompany Interests	[19]	NA	0.0	0.0	NA	NA
Class 9 - Section 510(b) Claims	[20]	NA	0.0	0.0	NA	NA
Total Estimated Claims and Recoveries		$667.1	$393.5	$432.6

EXHIBIT D TO THE DISCLOSURE STATEMENT

VALUATION ANALYSIS

Estimated Enterprise Valuation of the Reorganized Debtors

Solely for the purposes of the Plan and the Disclosure Statement, Perella Weinberg Partners LP (“PWP”), as investment banker to the Debtors, has estimated a range of total enterprise value (the “Enterprise Value”) and implied equity value (the “Equity Value”) of the Reorganized Debtors on a going concern basis and pro forma for the transactions contemplated by the Plan.

For purposes of the Plan, the estimated range of the Enterprise Value of the Reorganized Debtors was determined to be approximately $450 million to $550 million, with a midpoint estimate of approximately $500 million, as of an assumed Effective Date of May 14, 2018. The estimated range of the Enterprise Value represents a valuation of the Reorganized Debtors based on the application of standard valuation techniques, including (a) risked net asset value (“Risked NAV”) analysis, (b) comparable company (“Comparable Company”) analysis, and (iii) precedent transactions (“Precedent Transaction”) analysis. For purposes of this valuation, PWP has assumed that no material changes that would affect estimated value occur between the date of the Disclosure Statement and the assumed Effective Date. PWP’s estimated range of the Enterprise Value does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan. This valuation analysis is based on information as of March 11, 2018 and is based on reserve information, development schedules and financial information provided by the Debtors’ management, as well as the Financial Projections discussed in the Disclosure Statement. This valuation analysis is based on a number of assumptions, including but not limited to a successful reorganization of the Debtors’ business in a timely manner, the achievement of the Financial Projections, access to adequate exit financing, continuity of a qualified management team, and capital market conditions consistent with those that exist as of March 11, 2018.

The following is a brief summary of certain financial analyses performed by PWP to arrive at its estimated range of the Enterprise Value. PWP has assigned a weighting to each valuation methodology to arrive at its estimated range of the Enterprise Value to reflect PWP’s view of appropriateness of each methodology for the Debtors’ circumstances.

A.	Risked NAV Analysis

The value of the Debtors’ proved oil and gas reserves and unproved reserves and unproved acreage were estimated using a Risked NAV analysis. The Risked NAV analysis estimates the value of the business by calculating the sum of the present value of future cash flows generated by the Reorganized Debtors’ reserves. Under this methodology, various risk adjustment factors are applied to the present value (using a 10% discount rate) of future cash flows from the Reorganized Debtors’ reserve report, determined by reserve category. Additionally, various risk-adjusted discount rates are applied to future cash flows from the Reorganized Debtors’ reserve report, determined by reserve category. The risk adjustment factors and risk-adjusted discount rates utilized are based on oil and gas exploration and production (“E&P”) industry standard guidance from The Society of Petroleum Evaluation Engineers, 36th Annual Survey of Parameters Used in Property Evaluation dated June 2017. The Enterprise Value of the Reorganized Debtors is then calculated by adjusting the aggregate risk-adjusted cash flows for (i) the present value of future corporate costs and other expenditures, including general and administrative costs and (ii) the present value of the estimated asset retirement obligations.

B.	Comparable Company Analysis

The Comparable Company analysis estimates the value of a company based on a relative comparison with other publicly traded companies with similar geographic location, scale, reserve composition, operating and financial characteristics and other characteristics deemed relevant. Under this methodology, the enterprise value for each selected public company is determined by examining the trading prices for the equity securities of such company in the public markets and adding the outstanding net debt for such company. Such enterprise values are commonly expressed as multiples of various measures of operating and asset metrics such as EBITDA, production, and proved reserves. The Enterprise Value of the Reorganized Debtors is calculated by applying these multiples to the Reorganized Debtors’ actual and projected financial metrics.

C.	Precedent Transactions Analysis

The Precedent Transactions analysis estimates the value of a company by examining public and private mergers and acquisitions transactions on an enterprise and asset-level basis. Under this approach, transaction values are commonly expressed as multiples of various measures of operating and asset metrics such as EBITDA, production and proved reserves. The selection of transactions for this purpose was based on the geographic location, scale and other characteristics deemed relevant to the Reorganized Debtors, and included both enterprise and asset-level transactions. The Enterprise Value of the Reorganized Debtors is calculated by applying these transaction value multiples to the Reorganized Debtors’ actual and projected financial metrics.

The summary set forth above does not purport to be a complete description of the analysis performed by PWP. The preparation of an Enterprise Value estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects for such a business. As a result, the estimate of Enterprise Value and Equity Value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set herein.

THE ASSUMED RANGE OF THE ENTERPRISE VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF MAY 14, 2018 REFLECTS WORK PERFORMED BY PWP ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF THE DEBTORS AVAILABLE TO PWP AS OF MARCH 11, 2018. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT PWP’S CONCLUSIONS, PWP DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE.

Based upon the estimated range of the Enterprise Value of the Reorganized Debtors of between $450 million and $550 million and estimated net debt of $280 million as of the Effective Date, the imputed range of Equity Value for the Reorganized Debtors is between approximately $170 million and $270 million, with a midpoint estimate of $220 million.

2

PWP DID NOT INDEPENDENTLY VERIFY THE PROJECTIONS IN CONNECTION WITH PWP’S ESTIMATES OF THE ENTERPRISE VALUE AND EQUITY VALUE, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF ESTIMATES OF THE DEBTORS WERE SOUGHT OR OBTAINED IN CONNECTION HEREWITH. ESTIMATES OF THE ENTERPRISE VALUE AND EQUITY VALUE DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE VALUES THAT MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING CONCERN, IN LIQUIDATION, OR OTHERWISE. IN THE CASE OF THE REORGANIZED DEBTORS, THE ESTIMATES OF THE ENTERPRISE VALUE PREPARED BY PWP REPRESENT THE HYPOTHETICAL ENTERPRISE VALUE OF THE REORGANIZED DEBTORS. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION OF THE PLAN AND THE ANALYSIS OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED ENTERPRISE VALUE OF THE REORGANIZED DEBTORS THROUGH THE APPLICATION OF VARIOUS VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES, OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF THE ENTERPRISE VALUE OF THE REORGANIZED DEBTORS SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE DEBTORS, PWP, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL AND COMMODITY MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF SECURITIES.

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PWP assumed that the Financial Projections were reasonably prepared in good faith and on a basis reflecting the Debtors’ most accurate currently available estimates and judgments as to the future operating and financial performance of the Reorganized Debtors. The estimated Enterprise Value and Equity Value ranges assume the actual performance of the Reorganized Debtors will correspond to the Financial Projections in all material respects. If the business performs at levels below or above those set forth in the Financial Projections, such performance may have a materially negative or positive impact, respectively, on Enterprise Value and Equity Value. In estimating the Enterprise Value, PWP: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Debtors, including the Financial Projections; (c) discussed the Debtors’ operations and future prospects with the Debtors’ senior management team; (d) reviewed certain publicly available financial data for, and considered the market value of, public companies that PWP deemed generally relevant in analyzing the value of the Reorganized Debtors; (e) considered certain economic and industry information relevant to the operating businesses; and (f) conducted such other studies, analyses, inquiries and investigations as it deemed appropriate. PWP assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors’ management as well as publicly available information. The estimated ranges of Enterprise Value and Equity Value do not constitute a recommendation to any holder of Allowed Claims or Interests as to how such person should vote or otherwise act with respect to the Plan. PWP has not been asked to and does not express any view as to what the trading value of the Reorganized Debtors’ securities would be on issuance or at any time.

THE ESTIMATES OF THE ENTERPRISE VALUE AND EQUITY VALUE DETERMINED BY PWP REPRESENT ESTIMATED ENTERPRISE VALUES AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF THE REORGANIZATION EQUITY VALUE OF THE REORGANIZED DEBTORS ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE REORGANIZATION EQUITY VALUE RANGE FOR THE REORGANIZED DEBTORS ASSOCIATED WITH PWP’S VALUATION ANALYSIS. PWP IS ACTING AS INVESTMENT BANKER TO THE COMPANY, AND WILL NOT BE RESPONSIBLE FOR AND WILL NOT PROVIDE ANY TAX, ACCOUNTING, ACTUARIAL, LEGAL OR OTHER SPECIALIST ADVICE.

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EXHIBIT E TO THE DISCLOSURE STATEMENT

FINANCIAL PROJECTIONS

FINANCIAL PROJECTIONS1

The Debtors believe that the Plan is feasible as required by section 1129(a)(11) of the Bankruptcy Code because Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors. In connection with the planning and development of a plan of reorganization and for purposes of determining whether the Plan will satisfy this feasibility standard, the Debtors have analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources.

In connection with the Disclosure Statement, the Debtors' senior management team ("Management") prepared financial projections (the "Projections") for the fiscal years 2018 and 2019 (the "Projection Period"). The Projections are based on a number of assumptions made by Management with respect to the future performance of the Reorganized Debtors' operations.

THESE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR PREPARATION AND PRESENTATION OF PROSPECTIVE FINANCIAL INFORMATION.

ALTHOUGH MANAGEMENT HAS PREPARED THE PROJECTIONS IN GOOD FAITH AND BELIEVES THE ASSUMPTIONS TO BE REASONABLE, THE DEBTORS AND THE REORGANIZED DEBTORS CAN PROVIDE NO ASSURANCE THAT SUCH ASSUMPTIONS WILL BE REALIZED. AS DESCRIBED IN DETAIL IN THE DISCLOSURE STATEMENT, A VARIETY OF RISK FACTORS COULD AFFECT THE REORGANIZED DEBTORS' FINANCIAL RESULTS AND MUST BE CONSIDERED. ACCORDINGLY, ANY REVIEW OF THE PROJECTIONS SHOULD TAKE INTO ACCOUNT THE RISK FACTORS SET FORTH IN THE DISCLOSURE STATEMENT AND THE ASSUMPTIONS DESCRIBED HEREIN, INCLUDING ALL RELEVANT QUALIFICATIONS AND FOOTNOTES.

1)	General Assumptions

a.	Overview

EVEP, along with its Debtor affiliates, is an oil and gas exploration and production company with a principal focus on exploration and production oil and natural gas properties located in the Barnett Shale, the San Juan Basin, the Appalachian Basin (which includes the Utica Shale), Michigan, Central Texas (which includes the Austin Chalk area), the Monroe Field in Northern Louisiana, the Mid–Continent areas in Oklahoma, Texas, Arkansas, Kansas and Louisiana, the Permian Basin and Karnes County, Texas.

[1]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates to which these Financial Projections are attached.

b.	Accounting Policies

The Projections have been prepared using accounting policies that are materially consistent with those applied in the Debtors’ historical financial statements and projections. The Projections may not reflect all of the adjustments necessary to implement fresh-start accounting pursuant to ASC 852-10, as issued by the American Institute of Public Accountants.

c.	Methodology

Management developed a business plan for the Projection Period based on forecasted production estimates of the Debtors’ oil and gas reserves, estimated commodity pricing, estimated future incurred operating, capital expenditure and overhead costs.

d.	Plan Consummation

The operating assumptions assume that the Plan will be confirmed and consummated by May 14, 2018.

2)	Assumptions With Respect to the Financial Projections

a.	Operations

These Projections incorporate the Debtors' production estimates and planned revenue reflected in their forecasted capital plan for the Projection Period. The production estimates are based on Management's best efforts to forecast the decline curves for their existing proved developed producing wells, as well as new wells brought online during the Projection Period. The actual production from new and existing wells could vary considerably from the assumptions used to prepare the production forecast contained herein.

b.	Production

Oil and gas production volumes are estimates based on decline curves for existing producing wells and wells scheduled to be drilled and completed during the Projection Period. Material changes in the Debtors’ drilling capital expenditures during the Projection Period would have a material impact on the number of wells drilled and estimated production attributable to such wells.

c.	Other Revenues

Other revenues primarily consist of net transportation revenue associated with the Debtors’ Monroe properties

2

d.	Commodity Pricing

Commodity pricing is based on February 23, 2018 New York Mercantile Exchange (“NYMEX”) strip pricing for crude oil and natural gas, which has not varied materially as of the date of this Disclosure Statement. Assumptions regarding realized pricing (i.e., “differentials”) from NYMEX, are based on both input from Management and existing contracts.

	2018E					2019E
	Q1	Q2	Q3	Q4	FY	FY
Index Pricing
Oil ($/Bbl)	$60.95	$63.35	$62.15	$60.58	$61.76	$57.69
Gas ($/MMBtu)	$3.00	$2.69	$2.76	$2.85	$2.82	$2.78

e.	Total Operating Costs

Total Operating Costs primarily include lease operating expenses and production and ad valorem taxes. Lease operating expenses are the costs incurred to maintain production of the Company’s natural gas, NGLs and oil. Such costs include utilities, direct labor, water injection and disposal, materials and supplies, compression, repairs and workover expenses. Cost levels for these expenses can vary based on supply and demand for oilfield services. Production taxes are paid on produced natural gas, NGLs and oil based on a percentage of market prices and at fixed per unit rates established by federal, state or local taxing authorities. Ad valorem taxes are generally tied to the valuation of the oil and natural properties; however, these valuations are reasonably correlated to revenues, excluding the effects of any commodity derivative contracts.

f.	Gathering, Processing and Transportation

Gathering, processing and transportation costs are incurred to deliver production of natural gas, NGLs and oil to the market. Estimates of these costs are based on historical realized costs and on projected volume of gas, NGLs and oil production.

g.	Cash General and Administrative

Cash general & administrative include overhead, including payroll and benefits for employees, costs of maintaining headquarters, costs of managing production and development operations, franchise taxes, audit and other professional fees, and legal compliance expenses.

h.	Capital Expenditures

Projections for capital expenditures were prepared with consideration of the Debtors’ current drilling program and future estimates. Capital expenditures for 2018 and 2019 are assumed to be approximately $57.0 million.

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Summary Financial Projections

	2018E					2019E
	Q1	Q2	Q3	Q4	FY	FY
Net Total Production
Oil (Mbbl)	398	377	359	356	1,489	1,536
Gas (MMcf)	10,041	10,457	10,625	10,539	41,663	42,928
NGL (Mbbl)	546	580	588	604	2,318	2,388
Total Net Production (MMcfe)	15,703	16,200	16,307	16,297	64,506	66,469

Net Daily Production
Oil (bbl/d)	4.4	4.1	3.9	3.9	4.1	4.2
Gas (mcf/d)	111.6	114.9	115.5	114.6	114.1	117.6
NGL (bbl/d)	6.1	6.4	6.4	6.6	6.4	6.5
Total Net Production (MMcfe/d)	174.5	178.0	177.3	177.1	176.7	182.1

Index Pricing
Oil ($/Bbl)	$60.95	$63.35	$62.15	$60.58	$61.76	$57.69
Gas ($/MMBtu)	$3.00	$2.69	$2.76	$2.85	$2.82	$2.78

Realized Pricing
Oil ($/Bbl)	$57.45	$59.85	$58.65	$57.08	$58.26	$54.19
Gas ($/MMBtu)	$2.61	$2.30	$2.37	$2.46	$2.43	$2.39
NGL (% of Oil)	38%	38%	38%	38%	38%	38%

Revenues
Oil	$22.8	$22.6	$21.1	$20.3	$86.8	$83.2
Gas	26.2	24.0	25.2	25.9	101.3	102.7
NGL	12.6	14.0	13.9	13.9	54.4	52.3
Hedge Gain / (Loss)	2.0	-	-	-	2.0	-
Other Revenue Gain / (Loss)	0.2	0.2	0.2	0.2	0.8	0.8
Total Revenue	$63.9	$60.7	$60.4	$60.3	$245.3	$239.0

Cash Expenses
LOE	25.4	25.5	25.6	26.0	102.4	106.0
Production Taxes	2.9	2.8	2.8	2.8	11.4	11.2
Cash G&A	7.1	6.7	6.7	6.7	27.2	27.2
Total Cash Expenses	$35.4	$35.0	$35.1	$35.5	$141.0	$144.4

Adjusted EBITDA	$28.5	$25.8	$25.2	$24.8	$104.3	$94.6

Capex	18.2	9.2	14.4	15.3	57.0	57.0

Unlevered Free Cash Flow	$10.3	$16.6	$10.8	$9.5	$47.2	$37.5

'Note: Does not include costs associated with the proposed restructuring; the Company does not project 2019E in the normal course of business, 2019E projections include simplified assumptions of 3.0% annual production growth from $57M of capex, LOE held flat at 4Q'18 rate of $1.59/Mcfe and cash G&A held flat.

4

EXHIBIT F TO THE DISCLOSURE STATEMENT

NEW WARRANT TERM SHEET

Execution Version

EV NEWCO PARENT

WARRANT TERM SHEET

March 14, 2018

The following term sheet (the “Term Sheet”) describes the material terms of Warrants (as defined below) to purchase New Common Stock to be issued under the Plan (as defined below). This Term Sheet is a summary of the material terms of the Warrants and does not purport to be complete. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Joint Prepacked Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates (the “Plan”).

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT ANY SUCH OFFER OR SOLICITATION, IF ANY, WILL BE MADE ONLY IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY AND/OR OTHER APPLICABLE LAWS. THIS TERM SHEET IS BEING PROVIDED AS A POSSIBLE COMPROMISE AND IS THUS SUBJECT TO FEDERAL RULE OF EVIDENCE 408. THE TERMS SET FORTH HEREIN ARE SUBJECT IN ALL RESPECTS TO THE NEGOTIATION, EXECUTION AND DELIVERY BY ALL RELEVANT PARTIES OF LEGALLY BINDING DEFINITIVE DOCUMENTATION. THIS TERM SHEET DOES NOT INCLUDE ALL THE TERMS TO BE INCLUDED IN SUCH DEFINITIVE DOCUMENTATION, AND SHALL NOT BE BINDING ON ANY PARTY.

Issuer	EV NewCo Parent, the issuer of the New Common Stock
Warrants

The warrants to be issued by EV NewCo Parent pursuant to the Plan on the Effective Date (the “Warrants”) will entitle the holders thereof (collectively, the “Holders”) to receive, upon the exercise of all the Warrants, shares of New Common Stock equal to in the aggregate 8% of New Common Stock issued and outstanding on the Effective Date (not including the Warrant Shares (as defined below), and subject to dilution on account of, (i) MIP Shares and (ii) any other issuances of shares of New Common Stock on or following the Effective Date (other than pursuant to the Plan)). For the avoidance of doubt, the Warrants shall be issued Pro Rata to the holders of Existing EVEP Equity Interests.

No fractional Warrants will be issued and rounding of Warrants will be pursuant to the procedures set forth in the Plan.

Exercise Price

Each Warrant will give the Holder thereof the right to purchase one Warrant Share, for cash (or on a cashless basis, as set forth below), at an exercise price set at an equity value at which the Noteholders would receive a recovery equal to par plus accrued and unpaid interest as of the Petition Date in respect of the Senior Notes (after taking into account value dilution on account of the three percent of the New Common Stock to be allocated to the existing senior management of the Debtors on the Effective Date).[1] Such exercise price is referred to herein as the “Exercise Price”, and is subject to adjustment from time to time as provided under “Adjustments” below.

1  Actual equity value to be determined.

Expiration Date

The Warrants will expire on the date that is five (5) years after the Effective Date (the “Expiration Date”).

For the avoidance of doubt, Warrants that have not been exercised on or prior to the Expiration Date shall automatically expire and terminate, with no further action by any party, including the Holder, the warrant agent or EV NewCo Parent.

Exercisability

The Warrants may be exercised at the option of the Holder, in whole or in part, (i) in cash at any time by wire transfer of immediately available funds to EV NewCo Parent, in an amount equal to the aggregate Exercise Price for such Warrant Shares, or (ii) on a “cashless exercise” basis. No third party appraisal will be permitted or required.

Conditions to Exercise

Delivery of an exercise form to the warrant agent, compliance with the rules and procedures of The Depositary Trust Company (“DTC”) that apply to the exercise of the Warrants and, unless such exercise is on a cashless basis as set forth above, payment in cash of the aggregate Exercise Price.

Redemption	The Warrants will not be subject to redemption by EV NewCo Parent or any other person.
Adjustments

The Warrants will provide for proportional anti-dilution adjustments that will appropriately adjust the Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants in the event of any stock split, reverse stock split or stock dividend, or combination or subdivision in respect of New Common Stock, or for any special dividends or spin-off transactions.

Except as provided for above, the Warrants shall not be entitled to economic anti-dilution provisions.

Securities Registration

The Warrants and the shares of New Common Stock issuable upon exercise of the Warrants (collectively, the “Warrant Shares”) will be exempt from registration under the Securities Act of 1933, as amended, pursuant to section 1145 of the Bankruptcy Code.

Transfers

All Warrants and Warrants Shares will be freely tradable, and will not be subject to any restrictions on transfer that are not also applicable to the shares of New Common Stock distributed pursuant to the Plan.

Sales of EV NewCo Parent

If a Sale of EV NewCo Parent (as defined below) is consummated prior to the Expiration Date in which all of the consideration paid to non-employee stockholders consists of cash or property (including securities) or part cash and part property (including securities) then the Warrants will be deemed to have expired worthless and will be cancelled for no further consideration. For purposes of clarification, the Holders may exercise the Warrants at any time prior to any Sale of EV NewCo Parent.

For all purposes of this Term Sheet, “Sale of EV NewCo Parent” means any consolidation, merger, sale of all or substantially all assets of EV NewCo Parent, or any successor, and its subsidiaries (taken as a whole) or similar transaction in which the holders of New Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, securities or other property with respect to or in exchange for shares of New Common Stock; provided, that any redomestication or similar transaction where the holders of New Common Stock prior to such transaction are the holders of the equity of the surviving entity after such transaction shall not be a “Sale of EV NewCo Parent”.

2

No Voting / Consent / Participation Rights

A Holder shall have no voting or consent rights other than as set forth in the section titled “Amendments” below.

None of the Holders shall have any right to participate in (or to have the Exercise Price of, or number of Warrant Shares purchasable under, Warrants adjusted as the result of) any dividend or distribution of cash, property or securities on shares of New Common Stock (other than a stock dividend of any other New Common Stock) or rights as stockholders of EV NewCo Parent on account of the Warrants.

Amendments	The terms and conditions of the Warrants may be amended by EV NewCo Parent with the affirmative vote or written consent of the Holders of a majority of the outstanding Warrants.
Non-Circumvention	The Warrants shall not contain any provision related to non-circumvention by EV NewCo Parent.
Administration	The Warrants will be issued in book-entry form through DTC and administered by a warrant agent acceptable to the Company and the Required Consenting Noteholders.
Notice

EV NewCo Parent shall promptly provide the Holders with notice (to the extent not filed with EDGAR) of (i) any event that would result in an adjustment to the Exercise Price and/or the number of Warrant Shares issuable upon exercise of a Warrant and (ii) a Sale of EV NewCo Parent.

Governing Law and Jurisdiction	New York.

3

EXHIBIT G TO THE DISCLOSURE STATEMENT

GOVERNANCE TERM SHEET

Execution Version

EV NEWCO PARENT

CORPORATE GOVERNANCE TERM SHEET

March 14, 2018

The following term sheet (this “Term Sheet”) presents certain preliminary material terms in respect of the corporate governance of EV NewCo Parent, that would be reflected in the certificate of incorporation, bylaws and registration rights agreement (the “Parent Organizational Documents”) of EV NewCo Parent to be adopted upon the consummation of the Restructuring. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Joint Prepacked Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates (the “Plan”).

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT ANY SUCH OFFER OR SOLICITATION, IF ANY, WILL BE MADE ONLY IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY AND/OR OTHER APPLICABLE LAWS. THIS TERM SHEET IS BEING PROVIDED AS A POSSIBLE COMPROMISE AND IS THUS SUBJECT TO FEDERAL RULE OF EVIDENCE 408. THE TERMS SET FORTH HEREIN ARE SUBJECT IN ALL RESPECTS TO THE NEGOTIATION, EXECUTION AND DELIVERY BY ALL RELEVANT PARTIES OF LEGALLY BINDING DEFINITIVE DOCUMENTATION. THIS TERM SHEET DOES NOT INCLUDE ALL THE TERMS TO BE INCLUDED IN SUCH DEFINITIVE DOCUMENTATION, AND SHALL NOT BE BINDING ON ANY PARTY.

General:	EV NewCo Parent will be a Delaware corporation managed by a board of directors (the “New Board”), which will be responsible for overseeing the operation of EV NewCo Parent’s business. EV NewCo Parent will be managed on a day-to-day basis by its Chief Executive Officer and other senior executive officers with oversight from the New Board.

Common Shares:

The Parent Organizational Documents will provide that the equity interests of EV NewCo Parent be evidenced by one class of common stock, par value $0.01 per share (each such share, a “Common Share” and each holder thereof, a “Holder”) and one class of preferred stock (the “Preferred Stock”), as described in the Plan.

The Parent Organizational Documents will authorize the issuance and distribution of the Common Shares and the New Warrants on the Effective Date.

Securities Registration:	Issuance of the New Warrants, the New Common Stock issued upon exercise of the New Warrants and the New Common Stock issued under the Plan will be exempt from registration under the Securities Act of 1933, as amended, pursuant to section 1145 of the Bankruptcy Code.

SEC Reporting:	EV NewCo Parent, as successor to EVEP, will continue as a reporting company under applicable U.S. securities laws.

Stock Exchange Listing:

EV NewCo Parent will use its reasonable best efforts to obtain a listing of its Common Shares on the OTC Pink Market on the Effective Date; if such listing is not obtained, EV NewCo Parent will use its best efforts to obtain a listing of its Common Shares on the OTC Pink Market as soon as possible thereafter. After the Effective Date, the New Board may determine in its discretion to obtain a listing on any of the Nasdaq, NYSE or other OTC markets.

The New Warrants and Preferred Stock will not be listed for trading on any securities exchange.

Board of Directors:

The New Board will be comprised of between 5 and 7 directors and shall serve for an initial term of 12 months (the “Initial Term”). One (1) director shall be the Chief Executive Officer of EV NewCo Parent.

The remaining initial directors shall be initially selected by the Required Consenting Noteholders.

Following expiration of the Initial Term, the entire New Board will be nominated/elected in accordance with customary public company board procedures (e.g., no ongoing right to serve). There shall be no cumulative voting for directors. The New Board shall not be staggered or classified.

Board Vacancies:	Upon the resignation, removal for cause, death or incapacity of a director, the vacancy resulting from such resignation, removal for cause, death or incapacity shall be filled by the New Board, in each case, until the next annual meeting of the Holders.

Chairman of the Board:	The Chairman of the Board will be determined by a majority vote of the New Board; provided, that such Chairman will not also serve as the Chief Executive Officer.

Board Committees:	The committees of the New Board will be appointed by a majority of the New Board.

Board Observers:	There shall be no board observers.

Management of Subsidiaries and other Reorganized Debtors:

The boards of directors or managers, as applicable of the subsidiaries of EV NewCo Parent shall be comprised of director(s) or manager(s), as applicable, designated by the New Board and in accordance with the organizational documents of such subsidiary. Officers of such subsidiaries shall be appointed in accordance with their respective organizational documents.

The organizational documents of the new entities formed in connection with the Restructuring Transactions will be short form and appropriate for intermediate holding companies. The organizational documents of the other subsidiaries of EV NewCo Parent will be analyzed to determine if any changes are required within the restructured company.

Transfer Restrictions on Common Shares:	The Common Shares shall be freely tradable/transferable following emergence and not subject to any ROFR/ROFO, tag-along rights, drag-along rights or any similar provisions.

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Registration Rights Agreement:	The Consenting Noteholders shall be granted customary demand, piggyback and shelf registration rights with respect to the Common Stock held by them, and the Company and the Consenting Noteholders to be parties thereto shall enter into a registration rights agreement on or as soon as reasonably practicable after the Effective Date setting forth the terms and conditions of such registration rights, which registration rights agreement shall be in form and substance acceptable to the Required Consenting Noteholders and the Company; provided, that the Company shall not be required to file a registration statement until after the date that is 10 business days after EV NewCo Parent files it first periodic report on Form 10-Q or Form 10-K related to the period in which EV NewCo Parent emerged from bankruptcy.

Corporate Opportunities:	The Parent Organizational Documents will provide, to the fullest extent permitted by applicable law, for the renunciation of EV NewCo Parent’s interest in business opportunities that are presented to directors or Holders, in each case, other than such directors or Holders that are employees, consultants or officers of EV NewCo Parent (and the renunciation shall apply to any Chairman of the New Board that is not otherwise an employee, consultant or officer of EV NewCo Parent).

Affiliate Transactions:	Affiliate transactions shall be subject to Delaware corporate law and fiduciary duties.

Amendments:	The charter of EV NewCo Parent will not be amended without the approval of a majority of the New Board and a majority of the outstanding Common Shares. The bylaws of EV NewCo Parent may only be amended by the New Board in accordance with Delaware law.

Holder Approvals:	Other Holder approvals only as required by Delaware law (e.g., mergers/sale of substantially all assets).

Other Terms:	The Parent Organizational Documents will also provide for other customary terms, including, without limitation, the time, place and manner of calling of regular and special meetings (by either the directors or the Holders) of Holders and directors, actions that may be taken by the New Board or the Holders without a meeting, the titles and duties of officers of EV NewCo Parent and the manner of appointment, removal and replacement thereof, and indemnification and exculpation of directors, officers and other appropriate persons.

Defined Terms:

“Affiliate” means any person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

“control” means the possession, directly or indirectly, of the power to direct, or to cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

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